Exhibit 10.21
Second Amended and Restated Partnership Agreement
For
Texas-New Mexico Newspapers Partnership
A Delaware General Partnership
By and Between
Gannett Texas L.P.
And
Northwest New Mexico Publishing Company
August 2, 2006

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2

ARTICLE II THE PARTNERSHIP		8
2.1	Formation	8
2.2	Name	9
2.3	Business Purpose	9
2.4	Registered Office and Agent	9
2.5	Term	9
2.6	Principal Place of Business	9
2.7	The Partners	9
2.8	Fiscal Year	10
2.9	Representations and Warranties of the Parties	10

ARTICLE III CAPITAL STRUCTURE AND CONTRIBUTIONS		10
3.1	Capital Contributions	10
3.2	No Other Mandatory Capital Contributions	12
3.3	No Right of Withdrawal	12
3.4	Loans by Third Parties	13

ARTICLE IV CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES		13
4.1	Capital Accounts	13
4.2	Book Allocation	13
4.3	Tax Allocations	14

ARTICLE V DISTRIBUTIONS		15
5.1	Distributions	15

ARTICLE VI ACCOUNTING AND REPORTS		16
6.1	Books and Records	16
6.2	Reports to Partners	16
6.3	Annual Tax Returns	17
6.4	Actions in Event of Audit	18
6.5	Tax Elections	18

ARTICLE VII ACTIONS BY PARTNERS		18
7.1	Meetings	18
7.2	Actions by the Partners	18

ARTICLE VIII MANAGEMENT		19
8.1	The Management Committee	19
8.2	Removal of Members; Vacancies	19
8.3	Meetings of the Management Committee; Notice	20
8.4	Quorum	20
8.5	Voting	20
8.6	Certain Matters Requiring a Unanimous Vote of the Management Committee	20
8.7	Action by Consent	22
8.8	Executive Officers	22

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8.9	Provision of Services to Partnership by MediaNews	23
8.10	Partnership Change in Control	25
8.11	MediaNews Change in Control	25

ARTICLE IX TRANSFER OF PARTNERSHIP INTERESTS; ADDITIONAL AND SUBSTITUTE PARTNERS		28
9.1	Prohibited Transfers	28
9.2	Permitted Transfers by Partners	28
9.3	Substitute Partner	29
9.4	Involuntary Withdrawal by a Partner	29
9.5	Right of First Refusal for Sale of Partnership Interests	29
9.6	Tag-Along Rights Regarding Sales of Partnership Interests	31
9.7	MediaNews Drag-Along Rights	32
9.8	Admission of Additional Partners	33
9.9	Acknowledgment of Pledge of Interests	33
9.10	Rights of First Refusal with Respect to Certain Assets Offered to the Partners	34

ARTICLE X DISSOLUTION AND LIQUIDATION		34
10.1	Dissolution	34
10.2	Election to Continue the Business	36
10.3	Closing of Affairs	36

ARTICLE XI AMENDMENT TO AGREEMENT		37

ARTICLE XII INDEMNIFICATION		37
12.1	General	37
12.2	Indemnification Obligations	37
12.3	Exclusive Remedy	40
12.4	Third Party Claims	40
12.5	Other Indemnification Claims	41

ARTICLE XIII GENERAL PROVISIONS		42
13.1	Mediation	42
13.2	Notices	42
13.3	Confidentiality	43
13.4	Entire Agreement, Etc	43
13.5	Construction Principles	43
13.6	Counterparts	43
13.7	Severability	44
13.8	Expenses	44
13.9	Governing Law and Venue	44
13.10	Binding Effect	44
13.11	Additional Documents and Acts	44
13.12	No Third Party Beneficiary	45
13.13	Waiver of Jury Trial	45
Exhibit A — Form of Third Amended and Restated Partnership Agreement Pursuant to Section 8.11

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SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT
FOR
TEXAS-NEW MEXICO NEWSPAPERS PARTNERSHIP
A DELAWARE GENERAL PARTNERSHIP
     THIS SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT of Texas-New Mexico Newspapers Partnership, a Delaware general partnership (the “Partnership”) is effective as of the 2nd day of August, 2006 by and among Gannett Texas L.P., a Delaware limited partnership (“Gannett”) and Northwest New Mexico Publishing Company, a Delaware corporation, the successor-in-interest to New Mexico-Texas MediaNews LLC, a Delaware limited liability company (“MediaNews”), and each other individual or business entity who may hereafter be admitted from time to time as a Partner hereunder. Gannett and MediaNews and any other individual and/or business entity subsequently admitted shall be known as and referred to as “Partners” and individually as a “Partner”.
RECITALS
     WHEREAS, the Partnership was formed as a general partnership under the laws of the State of Delaware on March 17, 2003;
     WHEREAS, a Partnership Agreement was entered into by and among Gannett Texas L.P. and New Mexico-Texas MediaNews LLC dated as of March 17, 2003 and was amended and restated by the parties as of March 21, 2003;
     WHEREAS, the Partnership Agreement was further amended and restated pursuant to an Amended and Restated Partnership Agreement dated as of December 25, 2005 (as so amended, the “Amended and Restated Partnership Agreement”);
     WHEREAS, the Partners desire to further amend and restate the Amended and Restated Partnership Agreement as of the date hereof;
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter expressed, the Partners agree as follows:

ARTICLE I
DEFINITIONS
     “Act” means the Delaware Revised Uniform Partnership Act, as amended.
     “Additional Capital Contributions” means any additional Capital Contributions made pursuant to Section 3.1(b) of this Agreement.
     “Additional Contribution Terms” shall have the meaning ascribed to it in Section 3.1(b) of this Agreement.
     “Additional Partner” means any additional person admitted to the Partnership, pursuant to Section 9.8 of this Agreement, but does not include a Substitute Partner.
     “Affiliate” means any person controlled by, controlling, or under common control with the entity in question.
     “Book Value” means, with respect to any asset of the Partnership, the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:
          (i) the initial Book Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset;
          (ii) the Book Values of all Partnership assets (including intangible assets such as goodwill) shall be adjusted to equal their respective fair market values as of the following times:
               (A) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;
               (B) the distribution by the Partnership to a Partner of more than a de minimis amount of money or Partnership property as consideration for an Interest in the Partnership; and
               (C) the liquidation of the Partnership within the meaning of Regulation section 1.704-1(b)(2) (iv)(f)(5)(ii);
          (iii) the Book Value of the Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation section 1.704-1(b)(2)(iv)(m); and
          (iv) if the Book Value of an asset has been determined or adjusted pursuant to subsection (i), (ii) or (iii) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Section 4.2.

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     The foregoing definition of Book Value is intended to comply with the provisions of Regulation section 1.704—1(b)(2)(iv) and shall be interpreted and applied consistently therewith.
     “Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday for the United States government).
     “Business Plan” is defined in Section 8.1.
     “Capital Account” means, for each Partner, the capital account maintained by the Partnership for such Partner as described in Section 4.1.
     “Capital Contribution” means the amount of money and the other property (net of any liabilities that the Partnership is considered to assume, or take subject to, pursuant to Code Section 752, except to the extent such liabilities are in fact discharged by the Partners contributing such property) which is contributed by a Partner to the Partnership pursuant to Article III hereof, including Additional Capital Contributions.
     “Capital Expenditure” means all expenditures of a capital nature, including those in relation to the construction of enlargements or additions to any of the assets or facilities owned by the Partnership or York Limited Partnership or for any other acquisitions or improvements thereto of a capital nature, including, without limitation, expenditures for materials, labor, equipment permits, consulting fees, accounting and legal fees, insurance costs, contractors’ fees, and land and easement costs.
     “Chairman” is defined in Section 8.1(a).
     “Chief Executive Officer” is defined in Section 8.8(a).
     “Chief Financial Officer” is defined in Section 8.8(b).
     “CNP” means California Newspapers Partnership, a Delaware general partnership, its successors and assigns.
     “CNP Contribution Date” means the date of the Gannett CNP Contribution.
     “CNP EBITDA” means EBITDA of CNP.
     “CNP Partnership Agreement” means the Partnership Agreement for California Newspapers Partnership, a Delaware general partnership, dated August 2, 2006, by and among West Coast MediaNews LLC, Stephens California Media LLC, The Sun Company of San Bernardino, California, California Newspapers, Inc., Media West SBC, Inc., and Media West-CNI, Inc.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Contribution Agreement” means those contribution agreements described in Section 3.1 of the Agreement.

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     “Depreciation” means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Fiscal Year shall be determined under a method reasonably selected by the Tax Matters Partner.
     “Dissolution Committee” means the committee established pursuant to Section 8.11(c) hereof to serve as the liquidator of the Partnership and to manage the dissolution of the Partnership.
     “EBITDA” means, with respect to any entity, the sum of (i) net income after taxes, plus (ii) interest expense that has been deducted in the determination of such net income, plus (iii) federal, state and local income taxes that have been deducted in determining such net income, plus (iv) depreciation and amortization expenses that have been deducted in determining such net income, in each case for the 12-month period ended immediately prior to the date of such determination, and determined on a basis consistent with GAAP, consistently applied.
     “Election Period” means either (i) the Transition Period plus 30 days thereafter, if a MNG Notice is received by Gannett during the Transition Period (and such MNG Notice has not been revoked by MNG), provided that Gannett shall have the right, exercisable in its sole discretion upon notice to the other Partners, to extend the Election Period until a date specified by Gannett occurring at any time during the fiscal year of Gannett Co., Inc. in which the Transition Period expires or the next succeeding fiscal year of Gannett Co., Inc.; or (ii) 30 days following receipt by Gannett of the MNG Notice, if a MNG Notice (which has not been revoked by MNG) is received by Gannett after the expiration of the Transition Period, provided that Gannett shall have the right, exercisable in its sole discretion upon notice to the other Partners, to extend the Election Period until a date specified by Gannett occurring at any time (A) during the fiscal year of Gannett Co., Inc. in which the MNG Notice is received by Gannett, or (B) during the next succeeding fiscal year of Gannett Co., Inc. In the case of either clause (i) or (ii) above, the Election Period shall automatically be extended by one day for each day which elapses during the period commencing on the date of the applicable MNG Notice and continuing until the date of consummation of the transaction referenced in the applicable MNG Notice.
     “Executive Officers” means the following officers of the Partnership: its president, Chief Executive Officer, Chief Financial Officer and any other individual who would be an “executive officer” of the Partnership as determined in accordance with Rule 3b-7 promulgated under the Securities Exchange Act of 1934.

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     “Fair Market Value of the Offered Interest” is defined in Section 9.5(f)(ii).
     “Fiscal Year” means the fiscal year of the Partnership as defined in Section 2.8 hereof.
     “Formation Date” is defined in Section 2.5 of this Agreement.
     “GAAP” means United States generally accepted accounting principles, as in effect from time to time.
     “Gannett” means Gannett Texas L.P., a Delaware limited partnership, its successors and assigns.
     “Gannett Claim Notice” is defined in Section 12.2 of this Agreement.
     “Gannett CNP Contribution” means the contribution of the Gannett CNP Interest to the Partnership pursuant to Section 3.1(e).
     “Gannett CNP EBITDA” means the product of CNP EBITDA multiplied by the percentage interest in CNP represented by the Gannett CNP Interest.
     “Gannett CNP Interest” means the entire beneficial ownership interest of Gannett Co., Inc. and its Affiliates in CNP and its property on the CNP Contribution Date.
     “Gannett Election Notice” means written notice from Gannett to MediaNews of its intention to contribute (or cause to be contributed) the Gannett CNP Interest to the Partnership pursuant to Section 3.1(e), which notice shall specify the date upon which such contribution shall become effective for all purposes of this Agreement.
     “Gannett TNP EBITDA” means the Percentage Interest of Gannett and its Affiliates in the Partnership at the date of determination, multiplied by TNP EBITDA.
     “GANSAT” means Gannett Satellite Information Network, Inc., a Delaware corporation, its successors and assigns.
     “Indebtedness” means those obligations for borrowed money which were assumed by the Partnership as a consequence of, or to which property of the Partnership was subject immediately following the Partner’s initial Capital Contributions (within the meaning of Section 3.1(a) hereof), with the exception of any of the foregoing such obligations which are included in the Working Capital Statements (as defined in the Contribution Agreement).
     “Interest” means, with respect to any Partner at any time, such Partner’s entire beneficial ownership interest in the Partnership and its property at such time, including such Partner’s Capital Account, voting rights (if any), and right to share in Profits and Losses, all items of income, gain, loss, deduction and credit, distributions and all other benefits of the Partnership as specified in this Agreement, together with such Partner’s obligations to comply with all of the terms of this Agreement.

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     “Involuntary Transfer” shall have the meaning ascribed thereto in Section 9.4.
     “Majority” means the Partners having a majority of the Percentage Interests.
     “MediaNews” means Northwest New Mexico Publishing Company, a Delaware corporation, its successors and assigns.
     “MediaNews Change in Control” means the occurrence of any transaction or series of transactions as a result of which (i) MNG and Permitted Holders no longer directly or indirectly hold in the aggregate more than 50% of the voting interests of each of TNP Publishing, LLC, Northwest New Mexico Publishing Company and MediaNews Group Interactive, Inc., their successors and assigns, including any Affiliate which on or after the date hereof holds any Interest in the Partnership, or (ii) the sale or other disposition of all or substantially all of the assets of MNG or any of its Affiliates listed in clause (i) except for sales or other dispositions to MNG or any of its Affiliates and/or Permitted Holders, or (iii) a majority of the voting interests of MNG are acquired by a person or entity (or group of persons and entities acting in concert), whether structured as a merger, consolidation, reorganization, sale of stock or otherwise, other than Permitted Holders, in each case of clauses (i) or (ii), without the prior written consent of Gannett, not to be unreasonably withheld. No such approval shall be deemed to have been withheld unreasonably if the proposed transferee (or those controlling the proposed transferee) does not have experience in and a good reputation within the newspaper publishing industry.
     “MNG” means MediaNews Group, Inc., a Delaware corporation, its successors and assigns.
     “MNG Notice” means notice from MNG of a proposed MediaNews Change in Control pursuant to Section 8.11.
     “Partnership Change in Control” means (i) any occurrence whereby the Percentage Interests directly or indirectly owned by MNG and its Affiliates and Permitted Holders become less than fifty percent (50%) of the total Percentage Interest of all Partners, after giving effect to any reduction in MediaNews’ Percentage Interest occasioned by Gannett’s availing itself of the remedy set forth in Section 12.2 of this Agreement and any additional capital contribution of newspaper assets by MediaNews pursuant to Section 12.2, or (ii) any pledgee, collateral assignee or Transferee (other than MNG and its Affiliates) of all or any portion of the Interest of MNG and its Affiliates, without the prior written consent of Gannett, seeks to be admitted as a Substitute Partner or to exercise any voting rights or other powers granted to MediaNews (including with respect to members of the Management Committee appointed by MediaNews) in this Agreement, or (iii) the occurrence of the Gannett CNP Contribution.
     “Percentage Interest” means, for each Partner, such Partner’s percentage interest as set forth in Section 3.1 hereof as such may be adjusted from time to time in accordance with this Agreement.

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     “Permitted Holders” means (i) each of William Dean Singleton, Richard B. Scudder, Joseph J. Lodovic, IV and their respective spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of their siblings; (ii) in the event of the incompetence or death of any of the persons described in clause (i), such person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, capital stock of MNG; (iii) any trust created for the benefit of the persons described in clause (i) or (ii) or any trust for the benefit of any such trust; or (iv) any person controlled by any of the persons described in clause (i), (ii) or (iii). For purposes of this definition, “control,” as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or by contract or otherwise.
     “Profits” and “Losses” means, for each Fiscal Year or part thereof, the taxable income or loss of the Partnership for such Fiscal Year determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
          (i) any income of the Partnership that is exempt from federal income tax shall be added to such taxable income or loss;
          (ii) any expenditures of the Partnership described in Code section 705(a)(2)(B) or treated as such pursuant to Regulation section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;
          (iii) any Depreciation for such Fiscal Year or part thereof shall be taken into account in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss;
          (iv) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Book Value of the property disposed of, rather than the adjusted tax basis of such property;
          (v) in the event the Book Value of any Partnership asset is adjusted pursuant to section (ii) or (iii) of the definition of Book Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such assets for purposes of computing Profits and Losses; and
          (vi) such taxable income or loss shall be deemed not to include any income, gain, loss, deduction or other item thereof allocated pursuant to Section 4.3.
     “Regulations” means the income tax regulations promulgated under the Code by the Department of the Treasury, as such regulations may be amended from time to time.
     “Substitute Partner” means a person who has become a substitute Partner pursuant to Section 9.3 hereof, but does not include an Additional Partner.

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     “Third Amended and Restated Partnership Agreement” means the form of Third Amended and Restated Partnership Agreement of the Partnership referenced in Section 8.11 of this Agreement and attached hereto as Exhibit A.
     “TNP EBITDA” means EBITDA of the Partnership.
     “Transfer” means any sale, assignment, gift, alienation, or other disposition, whether voluntary or by operation of law (other than a transfer which may arise by reason of death or incapacity), of an interest or any portion thereof, but shall not include any pledge, hypothecation or granting of a security interest in such Interest.
     “Transferee” means a purchaser, transferee, assignee (other than any secured party, pledgee or collateral assignee) or any other person who takes, in accordance with the terms of this Agreement, an Interest in the Partnership.
     “Transition Period” means the period commencing on the date of this Agreement and ending on June 30, 2010.
     “York Indemnity Claim” is defined in Section 12.2 of this Agreement.
     “York Joint Operating Agreement” means the Amended and Restated Joint Operating Agreement, dated as of April 30, 2004, by and among York Newspapers, Inc., York Newspapers Holdings, Inc., York Limited Partnership and York Dispatch Publishing Company, LLC.
     “York Limited Partnership Agreement” means the Limited Partnership Agreement, dated as of April 30, 2004, by and among York Newspapers, Inc., York Newspapers Holdings, Inc. and York Dispatch Publishing Company, LLC.
     “York Limited Partnership” means York Newspapers Holdings, L.P., a Delaware limited partnership, its successors and assigns, and its subsidiaries, The York Newspaper Company, a Pennsylvania general partnership, York Newspapers Holdings, LLC, York Dispatch LLC and York Daily Record — York Sunday News LLC, their successors and assigns.
     “York LLC” means York Partnership Holdings LLC, a Delaware limited liability company, its successors and assigns. As of the date hereof, York LLC is a wholly-owned subsidiary of the Partnership and the sole general partner of York Limited Partnership. Northwest New Mexico Publishing Company, successor to Pennsylvania Newspapers Publishing, Inc., is the sole manager of York LLC.
     “York Partnership Interest” has the same meaning as defined in Section 2.5(a) of the Contribution Agreement.
ARTICLE II
THE PARTNERSHIP
     2.1 Formation. The parties hereto have formed a partnership in accordance with the further terms and provisions hereof. Each of the Partners shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to

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comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a partnership in the State of Delaware and all other jurisdictions where the Partnership shall desire to conduct its business.
     2.2 Name. The name of the Partnership shall be “Texas-New Mexico Newspapers Partnership” and its business shall be carried on in this name with such variations and changes as the Management Committee, in its sole judgment, deems necessary or appropriate to comply with the requirements of the jurisdictions in which the Partnership’s operations are conducted.
     2.3 Business Purpose. The purpose of the Partnership is to carry on any lawful business and to engage in any lawful act or activity for which a partnership may be formed under the laws of the State of Delaware; provided, however, that the business of the Partnership shall, without the unanimous consent of the Management Committee, be limited to activities involving the ownership, operation, and publication (in printed and electronic form) of newspapers and related publications and business activities directly related or incidental to such ownership, operation and publication including, without limitation, commercial printing, alternate distribution services and direct mail activities.
     2.4 Registered Office and Agent. The registered office of the Partnership in the State of Delaware and its registered agent for service of process on the Partnership in the State of Delaware shall be as determined by the Management Committee.
     2.5 Term. The term of the Partnership commenced on March 17, 2003 (the “Formation Date”) and shall continue until December 31, 2053 unless earlier dissolved and liquidated in accordance with Article X hereof.
     2.6 Principal Place of Business. The Partnership shall maintain its principal place of business at 1560 Broadway, Suite 2100, Denver, Colorado 80202, or such other location or locations as the Management Committee may from time to time select.
     2.7 The Partners. The name and place of residence of each Partner is as follows:

NAME	RESIDENCE

Gannett Texas L.P.	c/o Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107

Northwest New Mexico Publishing Company	c/o MediaNews Group, Inc,
1560 Broadway, Suite 2100
Denver, CO 80202

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     2.8 Fiscal Year. Unless the Tax Matters Partner shall otherwise determine in accordance with Section 706 of the Code, the fiscal year of the Partnership shall end on June 30th of each calendar year.
     2.9 Representations and Warranties of the Parties. Each of the parties represents and warrants that:
          (a) It is a limited partnership, limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
          (b) It has all requisite power and authority to enter into this Agreement; the execution and delivery by such party of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary partnership or corporate action on the part of such party; and this Agreement has been duly and validly executed and delivered by such party and constitutes (assuming the due and valid execution and delivery of this Agreement by the other parties), the legal, valid and binding obligation of each party, enforceable against each party in accordance with its terms;
          (d) The execution, delivery and performance by such party of this Agreement will not, as of and after the date of this Agreement, result in a breach of any of the terms, provisions or conditions of any agreement to which such party is a party which has a reasonable likelihood of materially and adversely affecting the operations, properties or business of the Partnership or such party’s obligations under this Agreement; and
          (e) The execution and delivery by such party of this Agreement and the formation of the Partnership does not require any filing by it with, or approval or consent of, any governmental authority which has not already been made.
ARTICLE III
CAPITAL STRUCTURE AND CONTRIBUTIONS
     3.1 Capital Contributions.
          (a) Initial Contributions. Each of Gannett and MediaNews has made (or caused to be made) a Capital Contribution to the Partnership as set forth in a contribution agreement among Gannett, Las Cruces Publishing Company, Northwest New Mexico Publishing Company, Carlsbad Publishing Company, and New Mexico — Texas MediaNews Group Interactive, Inc. and dated as of March 14, 2003 (the “Contribution Agreement”). Each of Gannett and MediaNews has made (or will cause to be made) a Capital Contribution to the Partnership as set forth in a contribution agreement among Gannett, MediaNews, Pennsylvania Newspapers Publishing Inc., MediaNews Group Interactive, Inc., MediaNews Group, Inc., TNP Publishing, LLC and the Partnership and dated as of November 30, 2005 (also, for purposes of this Agreement, the “Contribution Agreement”). As a result of such Capital Contributions, effective as of December 25, 2005, Gannett has (or will have) a Percentage Interest in the Partnership of 40.64%, and MediaNews has (or will have) a Percentage Interest in

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the Partnership of 59.36%. Except as specified in Section 3.1(e), Percentage Interests shall not be adjusted on account of the payment of any sums, or the contribution of any property, treated as a Capital Contribution without the unanimous consent of the Partners.
          (b) Additional Capital Contributions; Interest; and Offset. At any time, and from time to time after the Formation Date (i) the Management Committee, in its sole and absolute discretion, by unanimous vote, or (ii) either the Chief Executive Officer or the Chief Financial Officer, each in his sole and absolute discretion, may determine that the Partnership requires additional capital contributions (the “Additional Capital Contributions”) and the amount, terms and conditions thereof. Such Additional Capital Contributions will be used by the Partnership for such activities as are designated by the Management Committee in its approval resolution, or as are determined by the Chief Executive Officer or the Chief Financial Officer, as the case may be, provided that the Additional Capital Contributions made pursuant to a determination by the Chief Executive Officer or the Chief Financial Officer may only be used by the Partnership to fund Capital Expenditures in accordance with the Business Plan which has been approved by the Management Committee pursuant to Section 8.1. All Additional Capital Contributions will be made by the Partners in proportion to their then-current Percentage Interests in the Partnership. In addition, with the unanimous consent of the Management Committee, Additional Capital Contributions may be obtained by the admittance of Additional Partners in accordance with Section 9.8. In the event Additional Partners are admitted, the Percentage Interests of the existing and Additional Partners shall be adjusted as determined by the Management Committee, voting unanimously. From the date of the Management Committee’s, the Chief Executive Officer’s or the Chief Financial Officers’ determination, as the case may be, that an Additional Capital Contribution is required until it has been paid, a Partner’s obligation to make that contribution shall accrue interest at a rate of 9% per annum until the obligation to make the Additional Capital Contribution (and to pay all accrued but unpaid interest, if any, with respect thereto) has been paid in full. All cash distributions to which such Partner shall otherwise be entitled to receive pursuant to Section 5.1(a) hereof, shall instead be retained by the Partnership and credited to the discharge of the obligation to make such Additional Capital Contribution (and to pay all accrued but unpaid interest, if any, with respect thereto). Any amounts so retained shall be treated as distributed to such Partner and, first paid to the Partnership in the amount of the accrued interest and, second, with respect to the remainder thereof, contributed to the Partnership as an Additional Capital Contribution on behalf of the Partner owing such obligation.
          (c) Capital Contributions Required Under Section 12.2; Interest; and Offset. As provided in Section 12.2 of this Agreement, any Partner owing an indemnification obligation to the Partnership arising under Article XII of this Agreement shall make a capital contribution in cash or other immediately available funds in the amount of such obligation promptly upon the determination of such obligation. Furthermore, from the date of the determination of such obligation until the date such capital contribution is made in cash or other immediately available funds, the amount of such obligation shall accrue interest owing to the Partnership at a rate of 9 per cent per annum, and until such obligation (and all accrued interest, if any, with respect thereto)

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has been paid in full in cash or other immediately available funds, all cash distributions to which a Partner shall otherwise be entitled to receive pursuant to Section 5.1(a) hereof, shall instead be retained by the Partnership and credited to the discharge of the obligation to make such capital contribution and to pay accrued but unpaid interest. Any amounts so retained shall be treated as distributed to such Partner and, first paid to the Partnership in the amount of the accrued interest and, second, with respect to the remainder thereof, contributed to the Partnership as an additional capital contribution on behalf of the Partner owing such obligation.
          (d) Other Contributions. At any time during the term of this Agreement, any Partner may offer to contribute to the Partnership as an additional capital contribution any newspapers, mastheads or related assets owned by it that are located in the State of Texas, the State of New Mexico or the Commonwealth of Pennsylvania. Should the Management Committee, by a unanimous vote, agree to accept such contribution, the Capital Account and, if determined by unanimous vote of the Management Committee, as provided in Section 8.6 hereof, the Percentage Interest, of the contributing Partner will be adjusted upward to reflect the fair market value of such contribution (determined in accordance with the procedures set forth in Section 9.5(f)) and, if determined by unanimous vote of the Management Committee, as provided in Section 8.6 hereof, the Percentage Interest of the other Partners will be adjusted downward proportionately to reflect the increase in the contributing Partner’s Percentage Interest.
          (e) Contribution of Gannett CNP Interest; Increase of Percentage Interest. Following receipt of any MNG Notice by Gannett, and during the Election Period, Gannett shall have the right (but not the obligation) to elect to contribute (or cause to be contributed) all of the Gannett CNP Interest to the Partnership, without obtaining the consent of the Partnership or any other Partner, by sending the Gannett Election Notice in accordance with Section 13.2. Any such contribution to the Partnership shall become effective upon the closing date during the Election Period specified by Gannett in the Gannett Election Notice, and the Partnership shall be admitted as a substitute partner of CNP on such closing date; provided, however, that such contribution shall not become effective unless and until the consummation of the proposed MediaNews Change in Control referenced in the MNG Notice. Effective as of the CNP Contribution Date, Gannett and its Affiliates’ Percentage Interest will be increased to the quotient (expressed as a percentage) of (i) the sum of Gannett CNP EBITDA, plus Gannett TNP EBITDA, divided by (ii) the sum of TNP EBITDA plus Gannett CNP EBITDA.
     3.2 No Other Mandatory Capital Contributions. Except as specified in Section 3.1(b), Section 3.1(c) or Section 12.2, no Partner shall be obligated to make any Additional Capital Contribution to the Partnership’s capital.
     3.3 No Right of Withdrawal. No Partner shall have the right to withdraw any portion of such Partner’s Capital Contributions to, or to receive any distributions from, the Partnership, except as provided in Articles V, IX and X hereof.

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     3.4 Loans by Third Parties. Subject to the provisions of Section 8.6 hereof, the Partnership may borrow funds or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose from any Partner or from any person upon such terms as the Management Committee determines, in its sole and absolute discretion, are appropriate.
ARTICLE IV
CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES
     4.1 Capital Accounts. Each Partner shall have a capital account (a “Capital Account”) which account shall be (1) increased by the amount of (a) the Capital Contributions of such Partner, (b) the allocations to such Partner of Profits and items of income or gain pursuant to Section 4.2, and (c) any positive adjustment to such Capital Account by reason of an adjustment to the Book Value of Partnership assets, and (2) decreased by the amount of (x) any cash and the Book Value of any property (net of liabilities secured by such property that such Partner is considered to assume or take subject to under Code section 752) distributed to such Partner, (y) the allocation to such Partner of Losses and items of loss pursuant to Section 4.2, and (z) any negative adjustment to such Capital Account by reason of an adjustment to the Book Value of Partnership assets. In the event of a revaluation of the Book Value of Partnership assets, the Partners’ Capital Accounts shall be adjusted in the same manner as if gain or loss had been recognized on a sale of the assets at their new Book Value. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation.
     4.2 Book Allocation.
          (a) In General. This Section 4.2 sets forth the general rules for book allocations of Profits, Losses and similar items to the Partners as reflected in their Capital Accounts.
          (b) Profits and Losses. Profits shall be allocated to the Partners in proportion to their Percentage Interests. Losses shall be allocated to the Partners in proportion to their Percentage Interests except that any interest expense or other deduction attributable to any Indebtedness (other than any depreciation or amortization deductions attributable to property which is contributed to the Partnership subject to such Indebtedness) and any deductions attributable to any indemnity payments described in Section 12.2 shall be allocated to the Partner that contributed property subject to such Indebtedness or such indemnity payment.
          (c) Special Rules.
               (i) Notwithstanding the general allocation rules set forth in Section 4.2(b), in the case of any deduction allocable to a “nonrecourse liability” (as that term is defined in Regulations Section 1.704-2(b)(3)) and any deduction allocable to a “partner nonrecourse liability” (as that term is defined in Regulations Section 1.704-2(b)(4)), and any minimum gain or partner minimum gain chargeback with respect

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thereto, shall be subject to the rules applicable thereto and described in Regulations Section 1.704-2.
               (ii) If in the opinion of independent tax counsel for the Partnership, it is necessary to provide special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article IV would not be respected for federal income tax purposes, the Partners shall negotiate in good faith any amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Partners as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Partner pursuant to this Agreement.
               (iii) If there is a change made, by unanimous vote of the Management Committee in accordance with the provisions of Section 8.6 hereof, in any Partner’s share of the Profits, Losses or other items of the Partnership during any Fiscal Year, allocations among the Partners shall be made in accordance with their interests in the Partnership from time to time during such Fiscal Year in accordance with Code section 706, using the closing-of-the-books method, except that Depreciation with respect to assets not contributed by a Partner shall be deemed to accrue ratably on a daily basis over the entire Fiscal Year during which the corresponding asset is owned by the Partnership.
               (iv) Except as otherwise provided in Sections 4.2(b) and 4.3(b)(i), each item of income, gain, loss, and deduction and all items governed by Code section 702(a) shall be allocated among the Partners in proportion to the allocation of Profits, Losses and other items to the Partners hereunder, provided that to the extent any gain recognized from any disposition of a Partnership asset is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization, such ordinary income shall be allocated among the Partners in the same ratio as the prior allocations of Profits, Losses or other items that included such depreciation or amortization; in no event, however, shall any Partner be allocated ordinary income hereunder in excess of the gain otherwise allocable to each Partner.
     4.3 Tax Allocations.
          (a) In General. Except as set forth in Section 4.3(b), allocations for tax purposes of items of Profit, Loss and other items of income, gain, loss, deduction, credit and distribution therefor, shall be made in the same manner as allocations for book purposes set forth in Section 4.2. All such allocations pursuant to Section 4.3(b) shall be considered made solely for purposes of federal, state and local income taxes, and shall not affect or in any way be taken into account in computing any Partner’s Capital Account or share of Profits, Losses, other items or gain, deduction and distribution pursuant to any provision of this Agreement.
          (b) Special Rules.
               (i) Elimination of Book/Tax Disparities. In determining a Partner’s allocable share of Partnership taxable income, the Partner’s allocable share of each item of Profits and Losses shall be properly adjusted to reflect the difference

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between such Partner’s share of the adjusted tax basis and the Book Value of Partnership assets used in determining such item under any method adopted by the Tax Matters Partner and allowable under Code Section 704(c), provided, however, that any deductions for depreciation or amortization attributable to property contributed to the Partnership by a Partner shall be allocated to the Partner contributing such property (and, from and after the CNP Contribution Date, any similar allocations made by CNP to the Partnership pursuant to the parenthetical in Section 4.3(b)(i) of the CNP Partnership Agreement shall be allocated to Gannett and its Affiliates). In the event that the method for the allocation of depreciation or amortization deductions attributable to contributed property described in the previous sentence is disallowed, then the Tax Matters Partner shall make such compensating allocations of items including (notwithstanding the second sentence of Section 4.3(a)) such book allocations as are intended to accomplish the same economic result.
               (ii) Tax Credits. Any tax credits shall be allocated among the Partners in accordance with Regulation section 1.704-1(b)(4)(ii), unless the applicable Code provision shall otherwise require.
          (c) Conformity of Reporting. The Partners are aware of the income tax consequences of the allocations made or to be made pursuant to this Article 4 and Section 6.5 and hereby agree to be bound by the provisions of this Article 4 and Section 6.5 in reporting their shares of Partnership profits, gains, income, losses, deductions, credits and other items for income tax purposes.
ARTICLE V
DISTRIBUTIONS
     5.1 Distributions.
          (a) The Management Committee (or, at the Management Committee’s direction, the Executive Officers of the Partnership), on or before the last day of each accounting period shall, in its or their sole discretion, determine the amount of earnings (before depreciation and amortization) or other Partnership funds available for distribution to Partners (whether as a distribution of earnings or as loans or advances) and shall cause that amount to be distributed to the Partners (subject to the provisions of Sections 3.1(b) and 3.1(c) hereof relating to the Partnership’s retention of sums otherwise distributable to a Partner to discharge the obligation to make certain capital contributions and pay certain accrued but unpaid interest). Except as otherwise provided herein, all distributions shall be made in proportion to the Partners’ Percentage Interests. For the purposes of this Section 5.1(a), any payment of principal or interest by the Partnership with respect to Indebtedness shall be treated as distributed by the Partnership to the Partner that transferred the property to the Partnership to which such Indebtedness relates, and then as contributed to the Partnership by such Partner as an Additional Capital Contribution.
          (b) If a distribution of cash is deemed made pursuant to Section 3.1(b), Section 3.1(c) or the last sentence of Section 5.1(a) and, the distribution is not in proportion to the Partner’s Percentage Interest, then the Management Committee shall

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adjust subsequent distributions so that the cumulative distributions deemed made pursuant to Section 3.1(b), Section 3.1(c), the last sentence of Section 5.1(a) and this Section 5.1(b) are, in the aggregate, in proportion to the Partners’ Percentage Interests.
ARTICLE VI
ACCOUNTING AND REPORTS
     6.1 Books and Records.
          (a) The Partnership shall maintain or cause to be maintained at an office of the Partnership this Agreement and all amendments thereto and full and accurate books of the Partnership showing all receipts and expenditures, assets and liabilities, Profits and Losses, and all other books, records and information required by the Act as necessary for recording the Partnership’s business and affairs. The Partnership’s books and records shall be maintained in accordance with GAAP except to the extent otherwise provided hereunder for purposes of maintaining Capital Accounts in accordance with Article IV hereof and calculating the Profits or Losses charged or credited thereto. Such documents, books and records shall be maintained at such office or such designated successor office until the expiration of any applicable statutes of limitations for bringing a claim in relation to such documents, books and records.
          (b) Each Partner shall have the right at reasonable times during usual business hours to inspect the facilities of the Partnership, to observe the Partnership’s operations and to examine, audit and make copies of the books of account and other books and records of the Partnership and other books and records relating to the reserves, assets, liabilities and expenses of the Partnership and expenditures by the Management Committee on behalf of the Partnership; provided, however, that none of the foregoing activities shall be conducted in a manner that unreasonably interferes with the Partnership’s operations or business or the Management Committee’ management thereof. Such right may be exercised through any agent or employee of a Partner designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. The Partner making the request shall bear all expenses incurred in any inspection, audit or examination made at such Partner’s behest. Should any inspection, audit or examination disclose any errors or improper charges, the Management Committee shall make, or cause to be made, appropriate adjustments therefor.
     6.2 Reports to Partners.
          (a) As soon as practicable and in any event within thirty (30) days after the end of each accounting period, the Tax Matters Partner shall cause to be prepared and sent to each Partner unaudited statements of income, cash flow and changes in retained earnings and Partners’ equity, for the accounting period in question and from the beginning of such Fiscal Year to the end of such accounting period and an unaudited balance sheet as of the close of such accounting period, all of which shall (i) be prepared in accordance with GAAP (except that certain footnotes may be omitted)

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and (ii) set forth in each case in comparative form the figures for the same accounting period for the previous Fiscal Year.
          (b) As requested, the Tax Matters Partner shall provide to each Partner such information as may be necessary for them to comply with applicable financial reporting requirements of any competent governmental authorities or agencies or stock exchange on which the securities of any such Partner are listed including, without limitation, the U.S. Securities and Exchange Commission and such information regarding the financial position, business, properties or affairs of the Partnership as a Partner may reasonably request.
          (c) At the end of each accounting period and at the end of each Fiscal Year, the Tax Matters Partner shall prepare or cause to be prepared and sent to each Partner reports of advertising lineage, preprint distribution, circulation, cost and other statistical data in relation to the Partnership’s business during the relevant period.
     6.3 Annual Tax Returns.
          (a) Subject to Section 8.10 hereof, effective as of December 25, 2005, MediaNews was designated the “Tax Matters Partner” for income tax purposes pursuant to Section 6231 of the Code (or any corresponding provision of state or local law) with respect to all taxable years of the Partnership and is authorized to do whatever is necessary to qualify as such. Subject to Section 8.10 hereof, if MediaNews is no longer a Partner or has resigned as the Tax Matters Partner, the Tax Matters Partner shall be any Partner designated as such by a unanimous vote of the Partners, and in the absence of a unanimous vote, as shall be determined under applicable provisions of the Code and/or Regulations. The Tax Matters Partner shall, as soon as practicable under the circumstances, inform each Partner of all tax-related matters that are, or have the reasonable potential to become, material to the Partnership that come to its attention in its capacity as Tax Matters Partner.
          (b) The Tax Matters Partner shall prepare or cause to be prepared all tax returns required of the Partnership. As soon as practicable after the end of each Fiscal Year, the Tax Matters Partner shall furnish to each Partner such information in the possession of the Tax Matters Partner requested by such Partner as necessary to timely fulfill such Partner’s federal, state, local and foreign tax obligations, including Form K-1, or any similar form as may be required by the Code or the Internal Revenue Service (the “IRS”) or, to the extent any such information is not in the Tax Matters Partner’s possession, the Tax Matters Partner shall take all reasonable steps necessary to have such information provided to the requesting Partner. No later than forty-five (45) business days prior to filing with the IRS, the Tax Matters Partner shall deliver to each Partner for its review a complete copy of the federal income tax return proposed to be filed by the Partnership. The Tax Matters Partner shall consider in good faith, consistent with Section 6.3(c) hereof, any comments of the Partners with respect to such return made within thirty (30) business days of sending the copy of such return. The Partners shall file their individual or corporate returns in a manner consistent with the Partnership tax and information returns.

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          (c) The Tax Matters Partner shall, consistent with the Business Plan, use its best efforts to do all acts and take whatever steps are required to maximize, in the aggregate, the federal, state and local income tax advantages available to the Partnership and shall defend all tax audits and litigation with respect thereto. The Tax Matters Partner shall maintain the books, records and tax returns of the Partnership in a manner consistent with the acts, elections and steps taken by the Partnership.
     6.4 Actions in Event of Audit. If an audit of any of the Partnership’s tax returns shall occur, each Partner shall, at the expense of the Partnership, participate in the audit. No Partner may contest, settle or otherwise compromise assertions of the auditing agent which may be adverse to the Partnership or any Partner without the approval of a unanimous Management Committee. The Management Committee may, if it determines that the retention of accountants or other professionals would be in the best interests of the Partnership, retain such accountants or other professionals, to assist in any such audits. The Partnership shall indemnify and reimburse the Management Committee for all expenses, including legal and accounting fees, claims, liabilities, losses, and damages to the extent borne by the Management Committee, incurred in connection with any administrative or judicial proceeding with respect to any audit of the Partnership’s tax returns. The payment of all such expenses to which this indemnification applies shall be made before any distributions are made to the Partners under Article V hereof. Neither the Tax Matters Partner, nor any other person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Management Committee in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Management Committee.
     6.5 Tax Elections. The Tax Matters Partner shall, in its reasonable discretion, determine (x) whether or not to cause the Partnership to file an election under Code section 754 and the Regulations thereunder and a corresponding election under the applicable section of state and local law, (y) which method to apply to any asset of the Partnership under Section 704(c) of the Code consistent with Section 4.3(b) hereof and whether or not to make any other elections provided for under related state and local laws, and (z) any other tax elections.
ARTICLE VII
ACTIONS BY PARTNERS
     7.1 Meetings. Meetings of the Partners shall be held at the place and time designated from time to time unanimously by the Partners. The Partners may take action by the vote of Partners at a meeting in person or by proxy, or without a meeting by written consent. In no instance where action is authorized by written consent need a meeting of Partners be called or noticed.
     7.2 Actions by the Partners. All actions required or permitted to be taken by the Partners with respect to the Partnership require the vote or consent of all of the Partners.

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ARTICLE VIII
MANAGEMENT
     8.1 The Management Committee. The business and affairs of the Partnership shall be managed under the direction and authority of a Management Committee. On or before July 31, 2003, the Management Committee adopted an initial business plan for the Partnership, and thereafter the Management Committee shall annually adopt a business plan (such initial or subsequent business plan, the “Business Plan”).
          (a) Number, Appointment and Term of Managers. The Management Committee shall be comprised of five (5) members. Subject to Section 8.10 hereof, three (3) members shall be appointed by MediaNews and two (2) members shall be appointed by Gannett. The managers shall act solely as the agents of the Partners appointing them. Each manager shall serve at the pleasure of the Partner appointing him and until his successor has been duly appointed, or until his resignation or removal. In addition, the Chief Executive Officer shall be entitled to attend all meetings and participate in all discussions of the Management Committee except as to matters regarding the Chief Executive Officer or as otherwise determined by the Management Committee. Each Partner shall also be entitled to designate two non-voting observers to attend and participate in all meetings of the Management Committee. So long as William Dean Singleton is CEO of MediaNews Group, Inc., MediaNews shall elect a chairman of the Management Committee (“Chairman”) who shall have the responsibility for convening and chairing the meetings of the Management Committee. The Chairman may, but need not be, one of the members appointed by MediaNews to the Management Committee, provided however that when acting in his capacity as Chairman he shall not be counted for the purposes of constituting a quorum, nor shall he have any voting rights on matters brought before the Management Committee. If a Chairman has not been elected by MediaNews or in the absence or unavailability of the Chairman, the member who requested the meeting shall convene and chair the meeting. If Mr. Singleton is no longer serving as CEO of MediaNews Group, Inc., a Chairman may be appointed by at least three (3) members of the Management Committee.
          (b) Duties and Powers. The Management Committee may exercise all such powers of the Partnership and do all such lawful acts and things as are not directed or required to be exercised or done by the Partners. Each member of the Management Committee may delegate to a representative by written proxy the right to act on behalf of the member in any respect, including without limitation the right to attend meetings or telephone conferences, to represent that Partner’s appointed member for the purposes of constituting a quorum at a meeting, and to vote upon resolutions with or without a meeting.
     8.2 Removal of Members; Vacancies. A member of the Management Committee may be removed at any time, with or without cause, by the Partner (or Partners) who appointed such member. Any vacancy on the Management Committee resulting from removal, resignation, death or incapacity shall be filled by the Partner (or Partners) who is entitled to appoint such member.

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     8.3 Meetings of the Management Committee; Notice. The Management Committee shall meet in regular meetings held at least quarterly at such time and place as may from time to time be determined by the Management Committee either in person or by telephone. Special meetings of the Management Committee may be called by any member. Written notice of regular and special meetings of the Management Committee, stating the place, date and hour of the meeting shall be delivered to each member together with a reasonably detailed agenda for such meeting not less than five Business Days before the date of the meeting, provided, that the foregoing notice requirement may be waived by the Management Committee with respect to any meeting at which at least three (3) members of the Management Committee (including at least one (1) member appointed by Gannett and at least one (1) member appointed by MediaNews) vote for waiver of notice. Notice may be delivered to members in person, by telephone, facsimile, electronic mail or other means of telecommunication.
     8.4 Quorum. Three (3) members of the Management Committee shall constitute a quorum for the transaction of all such business as shall have been set forth with reasonable specificity in the agenda accompanying the notice for such meeting, either in person or by telephone provided that such three (3) (or more) members who are in attendance at such meeting include at least one (1) member appointed by Gannett and at least one (1) member appointed by MediaNews. For the transaction of all other business at a regular or special meeting of the Management Committee, three (3) members of the Management Committee, whether present in person or by telephone, shall again constitute a quorum, provided that such three (3) or more members who are in attendance include at least one (1) member appointed by Gannett and at least one (1) member appointed by MediaNews.
     8.5 Voting. Any matter brought before the Management Committee shall be decided by a majority of members present, except for matters that require a unanimous vote of the Management Committee as provided in this Agreement or as otherwise provided under the laws of the State of Delaware.
     8.6 Certain Matters Requiring a Unanimous Vote of the Management Committee. The Partnership shall not, and Northwest New Mexico Publishing Company (successor to Pennsylvania Newspapers Publishing Inc.) shall cause York Limited Partnership not to, without a unanimous vote of all five (5) members of the Management Committee:
          (a) admit any new Partners to the Partnership or admit any new partners to York Limited Partnership;
          (b) sell, lease, transfer or otherwise dispose of (other than pro rata to the Partners), other than in the ordinary course of business, any assets, property and goodwill of any newspaper or related publication owned by the Partnership or by York Limited Partnership;
          (c) except for distributions to Partners pursuant to Section 5.1 which may be deemed to be advances, commit or cause the Partnership or York Limited Partnership to invest in or purchase the securities of, or any interests of, any person

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except short-term investments in U.S. Government securities, federally-insured certificates of deposit, repurchase agreements for such securities, or commercial paper rated A-1 or better by Standard and Poor’s or P-1 or better by Moody’s or its equivalent by a nationally recognized statistical rating organization;
          (d) commit or cause the Partnership or York Limited Partnership to acquire all or substantially all of the capital stock or all or substantially all of the assets of any person or business deemed to be material or outside of the ordinary course of business;
          (e) except as provided in Section 3.1(b) or Section 12.2 hereof, obligate the Partners to make any Additional Capital Contribution or, except as provided in Section 3.1(e), adjust any Partner’s Percentage Interest;
          (f) cause the Partnership or York Limited Partnership to create, or enter into, any corporation, partnership, limited liability company, joint venture, association, trust or other business entity or to merge or consolidate with any person;
          (g) except as provided in Section 8.9 hereof, commit or cause the Partnership or York Limited Partnership to enter into any contract, agreement, understanding or transaction (i) with any person, that is other than in the ordinary course of the Partnership’s business, (ii) with a Partner or an affiliate of any Partner, which would have the result of imposing terms or conditions on the Partnership or York Limited Partnership that are more onerous or less advantageous to the Partnership or York Limited Partnership than those customarily provided by such Affiliate to its affiliates or (iii) with a Partner or an Affiliate of any Partner that either involves goods, services or properties of a value of more than $350,000 in the aggregate over the entire term of such contract, agreement, understanding or transaction, or does not reflect standard and customary commercial terms;
          (h) accept the contribution of any additional newspapers or related assets from any Partner as an Additional Capital Contribution under the provisions of Section 3.1(c) hereof;
          (i) commit or cause the Partnership or York Limited Partnership (i) to borrow any funds outside of the ordinary course of business; (ii) to enter into any capitalized lease agreements, which are material or outside of the ordinary course of business, except for refinancings or extensions of any existing indebtedness of the Partnership or York Limited Partnership (including, without limitation, the Indebtedness), (iii) to enter into any hedge agreement, or (iv) to guarantee the indebtedness of any other person or entity;
          (j) make any Capital Expenditures materially in excess of the amounts provided in the Business Plan for such expenditures or which are not in the ordinary course of business;
          (k) except as permitted pursuant to Section 8.11 or Article X hereof, dissolve or liquidate the Partnership or York Limited Partnership;
          (l) make any material change to the nature of the Partnership’s business as described in Section 2.3 or make any material change to the nature of the business of York Limited Partnership as conducted as of December 25, 2005;

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          (m) adopt any portion of the Business Plan which would, of itself, require a unanimous vote of the Management Committee;
          (n) amend, terminate or change in any material respect the Partnership’s existing business relationships at its Texas and New Mexico newspapers with Career Builder or Classified Ventures;
          (o) pledge, assign, hypothecate or grant any security interest in, or with respect to, all or any portion of the York Partnership Interest or any material assets of the York Partnership’s Newspapers or the Partnership; or
          (p) amend or waive any provision of this Agreement, the York Joint Operating Agreement or the York Limited Partnership Agreement (the parties understand and agree, however, that the grant of any such consent or approval with respect to any proposed amendment shall in no way waive or modify any rights of the Partnership or Gannett under the Contribution Agreement).
     Notwithstanding any provision of this Agreement to the contrary, from and after the CNP Contribution Date, Gannett shall have exclusive voting, consent and approval rights, which rights may be exercised by Gannett in its sole discretion, with respect to the Gannett CNP Interest contributed to the Partnership.
     8.7 Action by Consent. Any action required or permitted to be taken on behalf of the Partnership at any meeting of the Management Committee may be taken without a meeting by written consent signed by the number of members of the Management Committee required to approve such action, provided that such members include at least one member appointed by each of the Partners.
     8.8 Executive Officers.
          (a) The Management Committee shall elect a chief executive officer of the Partnership (the “Chief Executive Officer”) who shall have the responsibility for managing the day-to-day business operations and affairs of the Partnership and supervising its other officers, subject to the direction, supervision and control of the Management Committee and the Partners. In general, the Chief Executive Officer shall have such other powers and perform such other duties as usually pertain to the office of a chief executive officer, and as from time to time may be assigned to him by the Management Committee, including, without limitation, the authority to retain and terminate employees of the Partnership. The powers and duties of the Chief Executive Officer shall at all times be subject to the provisions of this Agreement.
          (b) The Management Committee shall also elect a chief financial officer of the Partnership (the “Chief Financial Officer”) who shall have the responsibility for managing the Partnership’s financial affairs and books of account, subject to the direction of the Management Committee, the Chief Executive Officer, and the Partners. In general, the Chief Financial Officer shall have such other powers and perform such other duties as usually pertain to the office of a chief financial officer, and as from time to time may be assigned to him by the Management Committee. The powers and duties of the Chief Financial Officer shall at all times be subject to the provisions of this Agreement.

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          (c) The Management Committee may in its discretion also elect from time to time such other Executive Officers as it may determine, each of whom shall have such powers and perform such duties as usually pertain to such offices and as from time to time may be assigned to such persons by the Management Committee. The powers and duties of each Executive Officer shall be subject to the provisions of this Agreement.
          (d) Subject to Section 8.10 hereof, both the Partnership’s Chief Executive Officer and the Chief Financial Officer shall be employees of MediaNews.
          (e) Subject to the provisions of this Agreement and to the directives and policies of the Management Committee, the Chief Executive Officer, the Chief Financial Officer and the other officers of the Partnership shall have the power, acting individually or jointly, to represent and bind the Partnership in all matters, in accordance with the scope of their respective duties subject to Section 8.6 hereof and any other limitations imposed by the Management Committee.
     8.9 Provision of Services to Partnership by MediaNews.
          (a) The Partners hereby agree that the Partnership shall obtain management services, operating, administrative, accounting, electronic media and/or other support services, newsprint purchase services, financial reporting services, human resource services, employee benefit plans and services, risk management services, tax reporting and tax return preparation services and other similar services which MediaNews Group, Inc., a Delaware corporation (“MNG”) provides to its own operating affiliates (collectively, the “MediaNews Support Services”) from MNG. However, Gannett Satellite Information Network, Inc., a Delaware corporation and the general partner of Gannett (“GANSAT”) shall, unless the Partnership requests otherwise, continue to provide newsprint purchase services to the Partnership’s newspapers located in Texas and New Mexico. Newsprint purchased for the Partnership by GANSAT shall be provided at GANSAT’s cost, including all vendor discounts related to newsprint purchased by the Partnership. Newsprint purchased for the Partnership by MNG shall be provided at MNG’s cost, including all vendor discounts related to newsprint purchased by the Partnership.
          (b) In exchange for these MediaNews Support Services, the Partnership shall pay MNG a management fee of $75,000 per annum, payable each year in advance commencing as of January 1, 2006, with an automatic 3% increase for each successive year that MNG provides the MediaNews Support Services. MNG shall begin providing the MediaNews Support Services after the closing of the transactions contemplated by the Contribution Agreement (as defined therein); provided that GANSAT will continue to provide equivalent support services to the Partnership’s newspapers located in Texas, New Mexico and Chambersburg, Pennsylvania for a limited period of time pursuant to a transitional services agreement in such form as shall be reasonably acceptable to Gannett and MediaNews (the “Transitional Services Agreement”). For periods on and after December 25, 2005, Partnership employees shall participate in defined contribution retirement, welfare and other employee benefit plans made available by MNG (the “New Plans”), and, as of December 25, 2005, Partnership employees shall cease active participation in employee benefit plans made

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available through Gannett (the “Gannett Plans”) (except as otherwise provided in the Transitional Services Agreement). Gannett shall be entitled to charge the Partnership for its allocated cost for the coverage provided under the Gannett Plans through December 25, 2005, which costs shall be reflected on the Final Partnership Working Capital Statement, or, for periods after December 25, 2005, as set forth in the Transitional Services Agreement, in accordance with past practice. Additionally, on an ongoing basis for periods after December 25, 2005, Gannett shall be entitled to charge the Partnership, in accordance with past practice, for the Partnership’s portion of the cost for retiree medical or life insurance for those former Partnership employees receiving retiree medical or life insurance benefits as of December 25, 2005 under Gannett’s retiree medical or life insurance plans (no individual who is employed by the Partnership on or after December 25, 2005 shall be entitled to receive benefits under Gannett’s retiree medical or life insurance plans). From and after December 25, 2005 (or such later date set forth in the Transitional Services Agreement), Gannett shall be solely responsible for, and without charge to the Partnership, continuing to provide long-term disability benefits and workers’ compensation benefits to Partnership employees who are entitled to such benefits under Gannett’s plans as of December 25, 2005. As of December 25, 2005 (or such later date set forth in the Transitional Services Agreement), the New Plans shall provide short-term disability benefits to Partnership employees receiving such benefits as of such date and shall provide the coverage required by Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA to individuals who are entitled to or receiving such coverage as of such date by virtue of being, or their connection with, a current or former Partnership employee. Except as set forth in this Section, Gannett shall be solely responsible and liable for providing all benefits accrued under the Gannett Plans. For purposes of the New Plans, (A) each Partnership employee shall be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent coverage under such New Plan is comparable to a Gannett Plan or compensation arrangements or agreements in which such Partnership employee participated immediately before December 25, 2005; and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Partnership employee, MNG shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and MNG shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Gannett Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Additionally, MNG shall credit Partnership employees with their service with Gannett or its affiliates for purposes of eligibility to participate, vesting and determining such employees’ entitlement to a level of benefits (but not for purposes of benefit accrual) under all employee plans, programs or arrangements made available by MNG to Partnership employees after December 25, 2005. All services and supplies, including employee benefits, shall be provided to the Partnership at cost without any

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administrative charge, allocation of internal expenses or adjustment for overhead or any other direct or indirect payment to MNG or GANSAT, or their affiliates.
          (c) MNG, by agreeing to provide management services, agrees to perform those services with the degree of care that a reasonably prudent person would exercise and shall not enter into any transaction in which it may have a conflict of interest without the unanimous consent of the members of the Management Committee. If MNG should at anytime, due to bankruptcy, insolvency or similar incapacity, become unable to continue to provide such services on behalf of the Partnership, the Partners shall, by mutual agreement, make appropriate arrangements for the provision of such services by one or more of the other Partners or their Affiliates, or by one or more third parties.
     8.10 Partnership Change in Control. In the event of a Partnership Change in Control, Gannett shall have the right, exercisable in its sole discretion from time to time by giving not less than two (2) Business Days prior written notice to MediaNews at any time following a Partnership Change in Control, to cause some or all of the following changes to occur, which change(s) shall be effective from and after the effective date (the “Effective Date”) of the change specified in any such notice: (i) Gannett shall have the right to appoint three (3) of the five (5) members of the Management Committee and MediaNews shall have the right to appoint two (2) members of the Management Committee and, if Gannett exercises such right, the members serving on the Management Committee immediately prior to the Effective Date shall be deemed to have been removed by the Partners who appointed them as of the Effective Date; (ii) Gannett shall have the right to appoint a replacement Chief Executive Officer and/or Chief Financial Officer of the Partnership who shall be an employee of Gannett and terminate the then-current Chief Executive Officer and/or Chief Financial Officer on behalf of the Partnership; (iii) Gannett shall have the right to be designated the Tax Matters Partner of the Partnership and, if Gannett exercises such right, MediaNews shall no longer serve as the Tax Matters Partner; and (iv) Gannett (and not MediaNews) shall be entitled to exercise the drag-along rights set forth in Section 9.7 of this Agreement and, if Gannett exercises such right, every reference to “MediaNews” in Section 9.7 shall be changed to “Gannett” and Section 9.7 shall be deemed to be amended in accordance with the foregoing. From and after the Effective Date, MediaNews will, at its expense, (x) execute and deliver, or cause to be executed and delivered, such documents to Gannett and the Partnership (including, but not limited to, any amendments to this Agreement) and take such actions as Gannett may reasonably request in order to effect the foregoing changes; and (y) use all reasonable efforts to obtain any third party consents or approvals which may be necessary in connection with any of the foregoing changes.
     8.11 MediaNews Change in Control.
     (a) In General. MNG shall give prior written notice to Gannett of any proposed MediaNews Change in Control that either the stockholders or board of directors of MNG intend to accept (the “MNG Notice”), which notice shall specify the

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identity of the potential acquirer(s) and the structure of the proposed transaction. MNG shall promptly revoke any MNG Notice, upon written notice to Gannett, if the proposed transaction to which such MNG Notice relates is terminated for any reason. Gannett shall have the option, exercisable in its sole discretion, by giving written notice to MediaNews (the “Gannett Notice”) within thirty (30) days following receipt of a MNG Notice, to elect to assume sole responsibility for the operation and management of the Gannett Designated Newspapers (as defined below) (which Gannett Designated Newspapers shall be specified by Gannett in such Gannett Notice), and in which case MediaNews shall assume sole responsibility for the operation and management of the remaining newspapers of the Partnership, in each case as provided in the Third Amended and Restated Partnership Agreement. If Gannett provides the Gannett Notice to MediaNews within such 30-day period, (x) the Partners shall enter into and deliver the Third Amended and Restated Partnership Agreement within fifteen (15) days of the delivery of the Gannett Notice to MediaNews and (y) the proposed MediaNews Change in Control shall not be consummated, and the representatives of MediaNews then serving on the Management Committee shall not be replaced by MediaNews without consent of Gannett, until at least forty-five (45) days after the date of delivery of the MNG Notice to Gannett; provided, however, that if MediaNews has not executed and delivered to Gannett the Third Amended and Restated Partnership Agreement prior to the end of such 45-day period, such 45-day period shall be extended and the proposed MediaNews Change in Control shall not be consummated until after the Third Amended and Restated Partnership Agreement has been executed by MediaNews and delivered to Gannett; provided, further, that the Third Amended and Restated Partnership Agreement shall not become effective unless and until the consummation of the proposed MediaNews Change in Control referenced in the MNG Notice (the “Effective Date of the MNG Change in Control”).
     (b) Gannett Designated Newspapers. As used in this Agreement, “Gannett Designated Newspapers” shall mean all of the assets used, held for use in, located at the premises of, or shown on the financial statements of one or more newspapers selected by Gannett, in its sole discretion, which are owned directly or indirectly by the Partnership and are located in the same geographic regions, so long as the then total fair market value of the Gannett Designated Newspapers reasonably approximates the then fair market value of Gannett’s Interest in the Partnership. The assets eligible for selection by Gannett as Gannett Designated Newspapers shall include, but not be limited to, (i) all of the types of Gannett Assets and/or MediaNews Assets (in each case, as defined in the Contribution Agreement), as the case may be, and the related current liabilities, associated with any of such newspapers; and/or (ii) if Gannett has made or committed to make the Gannett CNP Contribution, the Gannett CNP Interest (and, for the purpose of this Agreement, all of the newspapers which at any time are owned by CNP shall be deemed to be located in the same geographic region). If Gannett provides the Gannett Notice in accordance with clause (a) of this Section 8.11, following the Effective Date of the MNG Change in Control, Gannett and MediaNews shall each have the option, exercisable in its sole discretion at any time after December 25, 2012 (or, if Gannett has made the CNP Contribution, seven years and one day after the CNP Contribution Date) by giving written notice to the other Partners (the “Dissolution Notice”), to cause the Partnership to dissolve in accordance with Section 8.11(c).

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Notwithstanding any provision of this Section 8.11 to the contrary, if the MNG Notice is received by Gannett after December 25, 2012 and Gannett has made the CNP Contribution, the proposed MediaNews Change in Control may be consummated after thirty (30) days following the date of receipt by Gannett of the MNG Notice and (x) no change to the operation or management of any of the Partnership’s newspapers and no amendment to this Agreement shall be required pursuant to this Section 8.11, (y) following the Effective Date of the MNG Change in Control, Gannett shall have the option, exercisable in its sole discretion at any time thereafter, to cause the immediate dissolution of the Partnership in accordance with Section 8.11(c), by giving the Dissolution Notice to the other Partners, and (z) Gannett shall specify the Gannett Designated Newspapers in such Dissolution Notice.
     (c) Dissolution of the Partnership. If Gannett or MediaNews exercises its option to dissolve the Partnership in accordance with Section 8.11, a committee of six (6) persons, three (3) of which are to be appointed by Gannett and three (3) of which are to be appointed by MediaNews, pursuant to the procedures in Section 8.1, which committee shall act only by unanimous consent (collectively, the “Dissolution Committee”), shall serve as the liquidator of the Partnership (instead of the Management Committee as otherwise set forth in Section 10.3) to wind up the affairs of the Partnership pursuant to this Section 8.11. In performing its duties as liquidator, the Dissolution Committee shall, unless otherwise agreed to by the Partners, make an in kind distribution of the assets of the Gannett Designated Newspapers to Gannett and an in kind distribution of assets of the other newspapers owned directly or indirectly by the Partnership to MediaNews. In liquidating the Partnership, the Dissolution Committee, in its reasonable discretion, shall apply the assets of the Partnership as provided in Sections 10.3(b) and (c), except that the Dissolution Committee may require liabilities of the Partnership associated with a newspaper of the Partnership that is distributed in kind to not be paid and instead to be assumed by the Partner that is to receive the in kind distribution of such newspaper assets. Any Partner receiving an in kind distribution of newspaper assets shall enter into a reasonable and customary cross-indemnification agreement in favor of the Partnership and the other Partner(s) with respect to the liabilities of the newspaper that is distributed in kind, in form and substance reasonably acceptable to the Dissolution Committee. The Dissolution Committee, in its capacity as liquidator, (x) shall have the right to compel each Partner to contribute an appropriate amount of cash to the Partnership to the extent necessary to equalize the relative values of the newspaper assets to be distributed in kind to the Partners, and /or (y) shall distribute an appropriate amount of cash to address any differences in the relative values of assets (taking into account any assumed liabilities) and cash distributed to the Partners. Prior to making any liquidating distributions, the Dissolution Committee shall furnish each of the Partners with a statement that shall set forth the values of the assets and liabilities of the Partnership as of the date of dissolution and as of the date of the planned liquidation, the share of each Partner thereof and a description of the newspaper assets and/or cash that each Partner is to receive as its liquidating distribution, the amount of cash (if any) that is to be contributed by any Partner, and a reasonably detailed report of the manner of disposition of the assets of the Partnership, and such statement and report shall be final and binding on the Partners and the Partnership. If, however, the Dissolution Committee is unable to agree upon the terms

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of such statement and report within thirty (30) days after the date of the Dissolution Notice, the fair market values of the assets of the Partnership shall be determined consistent with the approach set forth in Section 9.5(f), and the Dissolution Committee shall distribute the property and/or cash of the Partnership in accordance with such determination of values. The unanimous determination of the Dissolution Committee as to the value of each of the Partnership’s assets, or the determination of the appraisers appointed pursuant to Section 9.5(f), as applicable, shall conclusively establish the value of the Partnership’s properties and shall be final and binding upon the Partners and the Partnership. From and after the date of the Dissolution Notice, each of the Partners and their Affiliates will, at their expense, (1) execute and deliver to the other Partners and the Partnership such documents and take such actions as the Dissolution Committee may reasonably request in order to effect such dissolution and winding up of the affairs of the Partnership; and (2) use all reasonable efforts to obtain any third party consents or approvals (including, but not limited to, approvals of governmental authorities) which may be necessary in connection with the dissolution and winding up of the affairs of the Partnership.
ARTICLE IX
TRANSFER OF PARTNERSHIP INTERESTS;
ADDITIONAL AND SUBSTITUTE PARTNERS
     9.1 Prohibited Transfers. No Partner may Transfer its Interest or any part thereof in any way whatsoever, and any such Transfer in violation of this Article IX shall be null and void as against the Partnership, except as otherwise permitted herein or provided by law, and the Transferring or withdrawing Partners shall be liable to the Partnership and the other Partners for all damages that they may sustain as a result of such attempted Transfer or withdrawal.
     9.2 Permitted Transfers by Partners. No Partner may Transfer all or a portion of its Interest unless all of the conditions set forth in Section 9.5 have been satisfied, in addition to each of the following conditions:
          (a) the Partner desiring to consummate such Transfer (the “Assigning Partner”), and the prospective Transferee each execute, acknowledge and deliver to all the other Partners such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably satisfactory in form and substance to all the Partners;
          (b) the Transfer will not violate any federal or state laws;
          (c) the Transfer will not cause any violation of or an event of default under, or result in acceleration of any indebtedness under, any note, mortgage, loan, or similar instrument or document to which the Partnership is a party;
          (d) the Transfer will not cause a material adverse tax consequence to the Partnership or any of the Partners including but not limited to any material adverse tax consequence resulting, directly or indirectly, from the termination of the Partnership under section 708 of the Code;

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          (e) the Transfer will not cause the Partnership to be classified as an entity other than a partnership for purposes of the Code; and
          (f) except for transfers of a Partner’s Interest to an Affiliate of such Partner, any amendments to this Agreement required by or made a condition by any Partner to its consent to the transfer, have been made.
     9.3 Substitute Partner. A Transferee of the whole or any part of an Interest who satisfies all of the conditions referenced in Section 9.2 hereof shall have the right to become a Partner in place of the Assigning Partner only if all of the following conditions are satisfied:
          (a) the fully executed and acknowledged written instrument of assignment that has been filed with the Partnership sets forth a statement of the intention of the Assigning Partner that the Transferee become a Substitute Partner in its place;
          (b) the Transferee executes, adopts and acknowledges this Agreement (as it may be amended) and agrees to assume all the obligations of the Assigning Partner; and
          (c) any costs of the Transfer incurred by the Partnership shall have been reimbursed by the Assigning Partner or the Transferee to the Partnership.
     9.4 Involuntary Withdrawal by a Partner. With respect to the Transfer of a Partner’s Interest due to bankruptcy, or other insolvency, involuntary dissolution or liquidation, and any foreclosure (or other exercise of remedies by a party holding a security interest in such Interest) (each, an “Involuntary Transfer”), the Partner with respect to whom such event occurred shall forthwith cease to be a Partner and shall have no rights or powers as a Partner except for such rights as are specified pursuant to Articles III, IV and V and Section 10.3(b) hereof.
     9.5 Right of First Refusal for Sale of Partnership Interests.
          (a) No Partner may voluntarily Transfer all or any part of its Interest in the Partnership to any party (i) in any case prior to December 31, 2008 or (ii) after that date unless it has complied with the procedures of Section 9.2 and first offers to sell such Interest to the other Partner(s) pursuant to the terms of this Section 9.5; provided that this Section 9.5 shall not be applicable with respect to a Transfer to an Affiliate of the transferring Partner.
          (b) A Partner (the “Offering Partner”) who has received a firm, written, bona fide offer from a third-party for its Interest (a “Third Party Offer”) or who has otherwise determined to offer its Interest for sale shall, before offering such Interest or agreeing to accept such offer for such Interest (in either case, the “Offered Interest”), give written notice to the other Partners that are not Affiliates of the Offering Partner (each an “Option Partner”) of such offer or intent including, in the case of a Third Party Offer, a copy of such Third Party Offer and a complete description thereof including, by way of example but not of limitation, the nature and extent of such Third Party Offer, the purchase price therein, the terms of payment and the time for performance.

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          (c) Upon receiving the Offering Partner’s written notice pursuant to Section 9.5(b), the Option Partner(s) shall have a period of thirty (30) days following the date of receipt by the Option Partner of the Offering Partner’s notice to elect to purchase the Offered Interest at the price determined in accordance with Section 9.5(f). If an Option Partner desires to purchase the Offered Interest it shall give written notice to the Offering Partner in the manner set forth in Section 13.2 hereof within such 30-day period. To be effective, this notice must be received by the Offering Partner within such 30-day period. In no event may the Option Partner(s) elect to acquire less than all of the Offered Interest. To the extent there is more than one Option Partner, the Option Partners accepting such offer shall be jointly and severally liable to the Offering Partner to purchase all of the Offered Interest.
          (d) The closing of the sale and purchase of the Offered Interest shall be promptly completed, but in any event, to the extent practicable, within ninety (90) days after the receipt of the Option Partner(s)’ notice of acceptance (or such later date as necessary to obtain any necessary regulatory approvals). The Management Committee shall assist in coordinating the closing. At the closing, the Offering Partner shall sell the Offered Interest, free and clear of all liens and encumbrances, and execute and deliver such assignment(s) and all other documents or other instruments of assignment or conveyance necessary to effect and evidence the assignment. At the closing, the Option Partner(s) shall deliver to the Offering Partner cash, a certified or official bank check or shall pay by wire transfer of immediately available funds for the applicable purchase price.
          (e) If the Option Partner(s) do not elect to purchase all of the Offered Interest pursuant to this Section 9.5, then the Offering Partner shall be free to sell, assign, transfer, pledge, encumber or otherwise dispose of the Offered Interest pursuant to the Third Party Offer or, in the case of a non-Third Party Offer, to any third party for an amount equal to Fair Market Value of the Offered Interest, as hereunder determined, in either case, within six month’s after the date of the Option Partner(s)’ notice of refusal or after the expiration of the 30-day response period, whichever occurs first. For purposes of this Section 9.5(e), a sale shall be deemed made when there is executed a legally binding agreement between the Offering Partner and the prospective purchaser, subject to no condition or contingency which permits the prospective purchaser to terminate or cancel the agreement, except for the default of the Offering Partner, and routine approvals or conditions. If a sale within the meaning of this Section 9.5(e) is not made within such 6-month period, then the Offered Interest shall remain subject to the restrictions of this Agreement and must again be first offered to the Option Partner(s) if the Offering Partner thereafter wishes to sell its Interest to a third party.
          (f) (i) In the case of a Third Party Offer, if the consideration offered by the prospective purchaser is offered in cash and/or a promissory note or other similar instrument to be issued by the prospective purchaser, the price shall be the price offered by such prospective purchaser. If (A) the consideration offered by the prospective purchaser is offered in a form other than cash and/or a promissory note or other similar instrument or (B) the Offering Partner has not received a Third Party Offer, then in either case, the price shall be the Fair Market Value of the Offered Interest, as defined below.

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               (ii) For the purposes of this Agreement, “Fair Market Value of the Offered Interest” shall be the amount that would be paid for the Offered Interest in the Partnership as a going concern, on a consolidated basis, by a willing buyer to a willing seller. The Offering Partner and the Option Partner(s) may mutually agree as to the Fair Market Value of the Offered Interest in question. If the Offering Partner and the Option Partner(s) are unable to agree on the Fair Market Value of the Offered Interest within fifteen (15) days after the Offering Partner’s written notice of the proposed sale, then in such event Fair Market Value of the Offered Interest shall be determined pursuant to Section 9.5(f)(iii) by two independent qualified appraisers, one to be appointed by the Offering Partner and the other to be appointed by the Option Partner(s).
               (iii) The two independent appraisers shall be appointed within fifteen (15) days after receipt by the Option Partner(s) of the notice of proposed sale. If either side fails to appoint an appraiser within such period, then its right to do so shall lapse and the appraisal made by the one independent appraiser who is timely appointed shall be the Fair Market Value of the Offered Interest. If two appraisals are made, and if the two appraised values differ by less than 15 percent, Fair Market Value of the Offered Interest shall be the average of the two appraisals, and if the two appraised values differ by more than 15 percent, the two appraisers shall jointly select a third appraiser and, the Fair Market Value of the Offered Interest shall be the average of the two of the three appraisals that are closest together in amount. All appraisals shall be made within thirty (30) days of appointment of an appraiser, and written notice of the results of such appraisals shall be given to all parties within such 30-day period. The Fair Market Value of the Offered Interest shall be determined based upon the value of the Partnership in its entirety as a going concern, with the Offering Partner receiving a proportionate part of such total value based upon its Percentage Interest. In making any appraisal hereunder, all debts and liabilities shall be taken into account. Each side shall pay the fees of the appraiser selected by them.
     9.6 Tag-Along Rights Regarding Sales of Partnership Interests.
          (a) Except for Transfers of a Partner’s Interest to an Affiliate of such Partner and except following an Involuntary Transfer of a Partner’s Interest, in any case where a Partner has declined to exercise its rights of first refusal under Section 9.5, no Partner (the “Tag-Along Offeror”) shall, individually or collectively, in any one transaction or series of transactions, directly or indirectly, sell or otherwise dispose of its Interest, to any person (a “Third Party”) unless the terms and conditions of such sale or other disposition to such Third Party shall include an offer to each other Partner (each, a “Tag-Along Offeree”) to include, at the option of each Tag-Along Offeree, in the sale or other disposition to the Third Party, such Tag-Along Offeree’s Interest (the “Tag-Along Right”). Each Partner proposing to effect such a sale or other disposition shall send a written notice (the “Tag-Along Notice”) to each of the Tag-Along Offerees setting forth the terms of the offer. At any time within 15 days after its receipt of the Tag-Along Notice, each Tag-Along Offeree may exercise its Tag-Along Option by furnishing written notice of such exercise (the “Tag-Along Exercise Notice”) to the Tag-Along Offeror.

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          (b) If the proposed sale or other disposition to the Third Party by the Partner providing the Tag-Along Notice is consummated, each Tag-Along Offeree shall have the right to sell such Third Party all of its Interest.
          (c) Each Partner participating in the sale or other disposition to the Third Party shall have the right, in their sole discretion, at all times prior to consummation of the proposed sale or other disposition giving rise to the Tag-Along Right granted by this Section to abandon, rescind, annul, withdraw or otherwise terminate such sale or other disposition as it relates to such Partner’s Interest whereupon that Partner’s Tag-Along Rights in respect of such sale or other disposition pursuant to this Section shall become null and void, and neither the Tag-Along Offeror nor the Third Party shall have any liability or obligations to the withdrawing Tag-Along Offeree with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.
          (d) The purchase of each Tag-Along Offeree’s Interest pursuant to this Section shall be on the same terms and conditions, including but not limited to the purchase price (as adjusted for any difference in size of the respective Interest’s), as are applicable to the Partner giving the Tag-Along Notice, which shall be stated in such Tag-Along Notice. In determining the purchase price of any Interest under this Section, the aggregate purchase price of all Interests being acquired by the Third Party shall be increased to the extent any of the selling Partners shall receive additional compensation (A) for covenants not to compete or (B) for services (such as pursuant to consulting agreements or management agreements) which are in excess of the amounts which would be payable for comparable services as a result of an arm’s-length transaction.
          (e) If, within 15 days after receipt of a Tag-Along Notice, any Tag-Along Offeree has not delivered a Tag-Along Exercise Notice, such Tag-Along Offeree will be deemed to have waived any and all of its rights with respect to the sale or other disposition of Interests described in such Tag-Along Notice and the other Partners shall have 135 days following the expiration of such 15-day period in which to consummate such sale or other disposition on terms not more favorable to such other Partners than those described in the Tag-Along Notice. If, at the end of 150 days following receipt of such Tag-Along Notice, the sale or other disposition described therein has not been completed, then all restrictions on sale or other disposition contained in this Agreement shall again be in effect.
     9.7 MediaNews Drag-Along Rights.
          (a) Subject to Section 8.10 hereof, if at any time after December 31, 2008, MediaNews receives a bona fide written offer to purchase all of the Interests in the Partnership from an independent third party, in one transaction or a series of transactions, and MediaNews determines to accept such offer, then, notwithstanding any other provisions of this Agreement, at MediaNews’ election, all other Partners shall, subject to (b) below, be required to sell their respective Interests on the same terms and conditions (except for adjustments based upon the relative size of Percentage Interests) as have been offered to MediaNews (the “MediaNews Drag-Along Rights”); provided that the aggregate purchase price of all Interests being acquired by the Third Party shall

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be increased to the extent any of the selling Partners shall receive additional compensation (A) for covenants not to compete or (B) for services (such as pursuant to consulting agreements or management agreements) which are in excess of the amounts which would be payable for comparable services as a result of an arm’s-length transaction; and further provided that all other Partners receive fair market value (as determined in accordance with Section 9.5(f)) for their Interest.
          (b) Subject to Section 8.10 hereof, if MediaNews elects to exercise its Drag-Along Rights, it shall provide written notice (the “Drag-Along Notice”) to each other Partner of such election at least 60 days in advance of the proposed closing date for such transaction, which notice shall describe the terms and conditions of such offer and the proposed closing date. Such Drag-Along Notice shall be deemed a Third Party Offer (as defined in Section 9.5(b) hereof) with respect to the Interest of MediaNews and shall be subject to the right of first refusal of the other Partners that are not Affiliates of MediaNews (each, an “Option Partner”) pursuant to Section 9.5 hereof. If the Option Partner provides written notice to MediaNews of its election to purchase the Offered Interest within thirty (30) days following the date of receipt by the Option Partner of the Drag-Along Notice, the sale to the Option Partner shall be completed in accordance with Section 9.5 hereof. If the Option Partner fails to provide such notice within such 30-day period, then the Option Partner shall be obligated to sell its entire Interest to the Third Party making such offer on the terms set forth in the Drag-Along Notice. However, if the transaction is not completed within 90 days after the giving of the Drag-Along Notice, then any sale thereafter by MediaNews of its Interest with respect to which it wishes to exercise its Drag-Along Rights shall require a new notice under this Section 9.7(b).
     9.8 Admission of Additional Partners. A person shall become an Additional Partner only if and when each of the following conditions is satisfied:
          (a) the Management Committee, unanimously and in its sole and absolute discretion, determine the Additional Contribution Terms;
          (b) the Partnership has complied with the terms of Section 3.1(b);
          (c) all of the Partners consent in writing to such admission, which consent may be withheld by any such Partner in its sole and absolute discretion;
          (d) the Management Committee receives written instruments (including, without limitation, such person’s consent to be bound by this Agreement (as it may be amended) as an Additional Partner) that are in a form satisfactory to the Management Committee (as determined in its sole and absolute discretion);
          (e) the Partnership has received such person’s Capital Contribution; and,
          (f) any amendments to this Agreement required by or made a condition by any Partner to its consent to the transfer, have been made.
     9.9 Acknowledgment of Pledge of Interests. Gannett hereby (i) acknowledges that MediaNews’ Interest in the Partnership has been pledged as security under an Amended and Restated Credit Agreement dated as of December 30, 2003, as currently amended, among MediaNews Group, Inc., Bank of America, N.A., and other banks, as

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amended, substituted, refinanced, renewed or replaced (without regard to the amount of credit extended thereunder or the identity of the lenders or agents with respect thereto) and (ii) without limitation of its rights under Section 8.10, agrees that any foreclosure on such pledge shall not be deemed a Transfer for purposes of Sections 9.3, 9.5, 9.6 and 9.7 (but shall be deemed an Involuntary Transfer pursuant to Section 9.4).
     9.10 Rights of First Refusal with Respect to Certain Assets Offered to the Partners. With respect to any offer or sale of substantially all of the assets, properties and goodwill of: (a) any newspapers or related publications a majority of the circulation of which occurs in the State of New Mexico, with the exception of McKinley county, Bernalillo county, and Santa Fe county; (b) any newspapers or related publications a majority of the circulation of which occurs in the counties of Adams, Berks, Cumberland, Dauphin, Franklin, Lancaster, Lebanon, Perry or York in the Commonwealth of Pennsylvania or in El Paso county, Texas; or (c) any radio or television station licensed in Dona Ana, Otero, or Eddy counties, New Mexico or the El Paso television DMA or the Harrisburg-Lancaster-Lebanon-York television DMA that is made to either Gannett or MediaNews or their respective Affiliates during the term of this Agreement (other than offers which relate to assets, properties and goodwill which the party receiving such offer is, as of the date of this Agreement, contractually obligated to offer to a third person an equity interest therein, or other investment opportunity with respect thereto), such party (the “Notifying Party”) shall give prompt written notice of such offer to the other Partner. Should the other Partner give written notice to the Notifying Party of its approval of the negotiation for the acquisition of such assets, properties and goodwill by the Partnership within 10 days of its receipt of the Notifying Party’s notice of the offering of such assets, the Notifying Party shall not negotiate to acquire such assets, properties and goodwill for its own account, and the Notifying Party shall instead permit the Partnership to negotiate for the acquisition of such assets, properties and goodwill from the seller of such assets. Should the other Partner fail to provide the Notifying Party such written notice of approval, the Notifying Party may proceed to acquire such assets, properties and goodwill for its own account and ownership.
ARTICLE X
DISSOLUTION AND LIQUIDATION
     10.1 Dissolution.
          (a) The Partnership shall be dissolved upon the first to occur (each a “Dissolution Event”):
               (i) December 31, 2053;
               (ii) At any time after December 25, 2012 (or, if Gannett has made the Gannett CNP Contribution, seven years and one day after the CNP Contribution Date), the election by written notice to the other Partners by one or more Partners (the “Electing Partner”) to terminate the Partnership prior to December 31, 2053; provided, however, that such right may be exercised at any time in connection with an Involuntary Transfer of a Partner’s Interest or to the extent required to effect compliance with the provisions of any indenture applicable to publicly held indebtedness

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of a Partner; provided, further, that MediaNews shall not be entitled to make any election to terminate the Partnership pursuant to this paragraph, or to cause or permit any election that was previously made pursuant to this paragraph to be continued, from and after the date of any MNG Notice, unless and until MNG has confirmed in writing to Gannett that such MNG Notice has been revoked by MNG and that the proposed transaction described in such MNG Notice will not be consummated;
               (iii) Upon the election by Gannett or MediaNews to dissolve the Partnership following a MediaNews Change of Control, as provided in Section 8.11 of this Agreement; or
               (iv) The occurrence of any other event specified under the Delaware Uniform Partnership Law (6 Del. C. 1953, Section 1501 et seq.) as one effecting such dissolution.
          (b) Notwithstanding the provisions of subsection (a)(ii) above, a dissolution of the Partnership (other than a dissolution described in Section 10.1(a)(iii) hereof) shall not occur if, within 10 business days of receipt of the written notice described in subsection (a)(ii) above, the Partners other than the Partner who is the Electing Partner provide written notice to the Electing Partner of their election to continue the business of the Partnership and of their undertaking to cause the Partnership to enter into a contract to redeem all of the Interest in the Partnership of the Partner electing to terminate the Partnership, in exchange for a distribution of cash equal to the then-determined fair market value of such Interest (net of any liabilities allocable to such Interest) plus the amounts described in the second to last sentence of Section 10.1 (c) within 2 years of the date the fair market value of such Interest is determined under this Section 10.1(b). Such fair market value shall be determined in accordance with the procedures set forth in Section 9.5(a) through (f) above, provided, however, that the period for negotiation between the Partners set forth in Section 9.5(f)(ii) shall be 90 days. At the time such fair market value is determined, the Interest of the Electing Partner in the Partnership shall terminate and Electing Partner shall be treated as a “retiring partner” for purposes of Code Section 736 and the payment described in this Section 10.1(a) shall be treated as described in Code Section 736(b).
          (c) Upon the date of the determination of such fair market value, the Electing Partner’s right to receive any distribution or allocation of Profits from the Partnership under Section 4.2(b) shall convert automatically into a first priority interest in the Profits of the Partnership equal to the product of (x) the determined fair market value of such Interest and (y) LIBOR plus (I) 1 percent for the first 6-month period following the date of determination of the fair market value; (II) 2 percent for the seventh through ninth months following the date of determination of the fair market value; (III) 3 percent for the tenth through twelfth months following the date of determination of the fair market value; (IV) 4 percent for the thirteenth through fifteenth months following the date of determination of the fair market value; (V) 5 percent for the sixteenth through eighteenth months following the date of determination of the fair market value; (VI) 6 percent for the nineteenth through twenty-first months following the date of determination of the fair market value; and (VII) 7 percent for the twenty-second through twenty-fourth months following the date of determination of the fair market value. The

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payments described in this Section 10.1(c) shall be treated as distributions of partnership income as described in Code Section 736(a).
     10.2 Election to Continue the Business. The Partnership shall also not be dissolved pursuant to a Dissolution Event specified in Sections 10.1(a)(i) or (iv) (except as otherwise provided in the Act), if, within 20 business days of such Dissolution Event, all the remaining Partners unanimously agree in writing to continue the business of the Partnership.
     10.3 Closing of Affairs.
          (a) In the event of the dissolution of the Partnership for any reason, and in the absence of an election pursuant to Section 10.2 hereof to continue the business of the Partnership, (i) the Management Committee or (ii) from the date of any MNG Notice and continuing thereafter unless and until such MNG Notice has been revoked in writing by MNG prior to the consummation of the proposed transaction described in such MNG the Notice, the Dissolution Committee, shall commence to close the affairs of the Partnership, to liquidate or retain for distribution to the Partners its investments and to terminate the Partnership, in each instance in such manner as the Management Committee or Dissolution Committee (as the case may be) may reasonably determine to be appropriate, provided, however, that (except as expressly provided in Section 8.11 hereof in connection with a dissolution following a MediaNews Change in Control) no distribution of any Partnership property shall be made to any of the Partners (except for pro rata distributions) except upon the prior approval of all of the Partners. Upon complete liquidation of the Partnership’s property and compliance with the distribution provisions set forth in Section 10.3(b) hereof, the Partnership shall cease to be such, and the Management Committee or Dissolution Committee (as the case may be) shall cause to be executed, acknowledged and filed all certificates necessary to terminate the Partnership.
          (b) In liquidating the Partnership, the assets of the Partnership shall be applied to the extent permitted by the Act in the following order of priority:
               (i) First, to pay the costs and expenses of the closing of the affairs and liquidation of the Partnership;
               (ii) Second, to pay the matured debts and liabilities of the Partnership;
               (iii) Third, to establish reserves adequate to meet any and all contingent or unforeseen liabilities or obligations of the Partnership, provided that at the expiration of such period of time as the Management Committee or Dissolution Committee (as the case may be) may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided;
               (iv) Fourth, to all Partners in proportion to each Partner’s Percentage Interest in the Partnership, after taking appropriate account of, and making appropriate adjustments for, (A) any Indebtedness then remaining outstanding which is attributable to any Partnership assets previously contributed by a particular partner, and

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(B) any portion of any required capital contributions or accrued but unpaid interest described in either Section 3.1(b) or 3.1(c) of this Agreement which then remains outstanding, (provided, however, that to the extent that any Partner has a finally adjudicated indemnity obligation to any other Partner, any distribution that would otherwise be distributed to the Partner subject to such obligation shall be distributed to the Partner(s) entitled to the benefit of the indemnity obligation to the extent thereof).
          (c) No Partner shall have any obligation to restore a deficit balance in its Capital Account.
ARTICLE XI
AMENDMENT TO AGREEMENT
     Amendments to this Agreement and to the Certificate of Formation of the Partnership shall be approved in writing by all of the Partners. An amendment shall become effective as of the date specified in the Partners’ approval or if none is specified as of the date of such approval or as otherwise provided in the Act.
ARTICLE XII
INDEMNIFICATION
     12.1 General. From and after the Closing, the Partners shall indemnify each other as provided in this Article XII. As used in this Agreement, the term “Damages” shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses (including, without limitation, any adverse tax consequences to other parties arising directly or indirectly from a violation of a covenant in this Agreement by a party and reduction in profits and diminution in the value of an interest in the Partnership), fines, deficiencies, interest, penalties, damages, judgments, costs and expenses, including, without limitation: reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses sustained or incurred in connection with the defense or investigation of any such claim.
     12.2 Indemnification Obligations. Notwithstanding any other provision of this Agreement, each party (an “Indemnifying Party”) shall defend, indemnify, save and keep harmless the other Partners, their Affiliates, the Partnership, York LLC and their respective successors and permitted assigns (collectively, the “Indemnified Parties”) against and from any and all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:
          (a) any breach of any representation or warranty made by the Indemnifying Party in this Agreement;
          (b) any breach by the Indemnifying Party of, or failure by the Indemnifying Party to comply with, any of its covenants or obligations under this Agreement (including, without limitation, their obligations under this Article XII); or
          (c) any indemnification obligation of such party or any Affiliate thereof arising under the provisions of Article X of the Contribution Agreement.

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     Except as provided in the succeeding two paragraphs of this Section 12.2, any indemnification obligation arising under this Article XII and/or Article X of the Contribution Agreement shall be discharged by a capital contribution by the Partner owing such obligation to the Partnership in the amount of the Damages relating thereto. Any payment by the Partnership of Damages to which an indemnification obligation relates shall be charged as a distribution to the Indemnifying Partner and taken into account for purposes of current and future distributions made by the Partnership pursuant to Section 5.1. In addition, no item of Partnership property shall be revalued to reflect such indemnification payment. From the date of determination of such obligation (which shall be the date agreed by the parties or the date of a final binding determination by a mediator or the date of a final, non-appealable determination by a court of competent jurisdiction, as applicable) and until such obligation (and all accrued interest, if any, with respect thereto) has been paid in full in cash or other immediately available funds, all cash distributions to which a Partner shall otherwise be entitled to receive pursuant to Section 5.1(a) hereof, shall instead be retained by the Partnership and credited to the discharge of the obligation to make such capital contribution and to pay accrued but unpaid interest as provided in Section 3.1(c) hereof.
     Notwithstanding any other provision of this Agreement to the contrary, in the event any indemnification obligation arises under Section 10.6 of the Contribution Agreement and Gannett reasonably determines that such claim is likely to result in Damages which would impact more than one fiscal year of the Partnership (each, a “York Indemnity Claim”), Gannett shall have the option to invoke the remedy described in this paragraph with respect to such York Indemnity Claim in lieu of the remedies described in the immediately preceding paragraph of this Section. Such option may be exercised by Gannett, in its sole discretion, by providing written notice to the Partnership and MediaNews (each, a “Gannett Claim Notice”), within thirty (30) days of any such determination, which sets forth with reasonable specificity the basis for the claim for indemnification, the nature of the claim and the basis and methodology for calculating the amount of the proposed reduction in the MediaNews Percentage Interest and the proportionate increase in the Gannett Percentage Interest as a result of such York Indemnity Claim. The parties agree that of MediaNews’ 59.36% Percentage Interest, a 29.50% Percentage Interest shall be treated by the parties as being attributable to the contribution of the York Partnership Interest to the Partnership pursuant to Section 2.5(a) of the Contribution Agreement. With respect to any York Indemnity Claim subject to a Gannett Claim Notice, the parties agree that MediaNews’ Percentage Interest shall be adjusted to the following percentage: (I) the sum of (a) the excess of 59.36 over 29.50 plus (b) the product of 29.50 times a fraction, the numerator of which is the fair market value of the York Partnership Interest on the date of the Gannett Claim Notice (taking into account all Damages resulting from or arising out of or by virtue of such York Indemnity Claim, including, but not limited to, the adverse effect, on a present value basis, of any changes which impact the subsequent business or operations of the York Limited Partnership) and the denominator of which is the fair market value of the York Partnership Interest immediately prior to the date that such indemnification obligation first arose (for purposes of clarification, this fraction cannot be greater than 1), divided by (II) 100 plus the amount described in (I)(b) above minus 29.50.

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     If MediaNews objects to the proposed reduction in the MediaNews Percentage Interest set forth in the Gannett Claim Notice, MediaNews shall notify Gannett in writing of the basis for its objection within fifteen (15) business days after receipt of the Gannett Claim Notice and, pursuant to the procedures set forth in Section 13.1 hereof (except that no further written notice of the matter in dispute shall be required), the parties shall attempt to agree upon the fair market values of the York Partnership Interests for purposes of the applicable fraction set forth above. If the parties are unable to agree on the fair market values of the York Partnership Interest pursuant to Section 13.1, then MediaNews shall select an independent qualified appraiser (with the concurrence of Gannett, which concurrence shall not be unreasonably withheld) to determine the fair market values of the York Partnership Interests for purposes of the applicable fraction set forth above, and the parties shall abide by the conclusions of such appraiser which shall be final and binding upon the parties. The Partnership shall pay the fees of any such appraiser. Any indemnification obligation with respect to a York Indemnification Claim subject to a Gannett Claim Notice shall be discharged upon a reduction in the MediaNews Percentage Interest and proportionate increase in the Gannett Percentage Interest pursuant to this paragraph, and such discharge shall be effective as of the date of the applicable Gannett Claim Notice. Notwithstanding the preceding sentence, from and after the date of any Gannett Claim Notice, unless otherwise agreed by the parties, all cash distributions to which MediaNews shall otherwise be entitled to receive pursuant to Section 5.1(a) hereof shall continue to be distributed to MediaNews until (i) MediaNews has made an additional capital contribution to the Partnership pursuant to the next paragraph of this Section or (ii) MediaNews has failed to exercise its option to make an additional capital contribution to the Partnership within the 30-day period referenced in the next paragraph of this Section, in either of which events, any future distributions to which MediaNews would otherwise be entitled to receive pursuant to Section 5.1(a) hereof shall be equitably adjusted (including accrued interest at a rate of 5% per annum), retroactive to the date of the Gannett Claim Notice, to take into account the period during which the MediaNews Percentage Interest was reduced from and after the date of the Gannett Claim Notice.
     If, as a consequence of Gannett’s invoking the remedy described in the preceding two paragraphs of this Section, the Percentage Interest of MNG and its Affiliates would be decreased to less than 51%, MediaNews shall have the option, exercisable by written notice to Gannett within 30 days of a final determination of the amount by which MediaNews’ Percentage Interest is to decrease pursuant to the preceding two paragraphs, to contribute to the Partnership additional newspapers, mastheads or related assets owned by it, provided that any such proposed additional capital contribution shall be subject to Gannett’s reasonable concurrence, which such concurrence shall not be unreasonably withheld; and provided, further, that no such proposed additional capital contribution shall cause Gannett’s Percentage Interest to be decreased to a level of less than 90% of the Gannett Percentage Interest which was in effect immediately prior to the date of the Gannett Claim Notice which gave rise to such reduction in MediaNews’ Percentage Interest, without obtaining the prior written consent of Gannett, which may be withheld in Gannett’s sole discretion. Upon receipt by the

39

Partnership of an additional capital contribution pursuant to this paragraph, the Capital Account and Percentage Interest of the contributing Partner(s) will be adjusted upward to reflect the fair market value of such contribution (determined in accordance with the procedures set forth in Section 9.5(f)) and, subject to the terms of the immediately preceding sentence, the Percentage Interest of the other Partner(s) will be adjusted downward proportionately to reflect the increase in the contributing Partner’s Percentage Interest.
     12.3 Exclusive Remedy. The sole and exclusive remedy of Indemnified Parties with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article XII and the Contribution Agreement.
     12.4 Third Party Claims. Promptly following the receipt of notice of any claim for Damages or for equitable relief which are asserted or threatened by a party other than the parties hereto, their successors or permitted assigns (a “Third Party Claim”), the party receiving the notice of the Third Party Claim shall (a) notify the other Partners in writing in accordance with Section 13.2 hereof of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice and (b) if the party giving such notice is an Indemnified Party, specifying the basis hereunder upon which the Indemnified Party’s claim for indemnification is asserted. No failure to give notice of a claim shall affect the indemnification obligations of the Indemnifying Party hereunder, except to the extent that the Indemnifying Party can demonstrate that such failure materially prejudiced such Indemnifying Party’s ability to successfully defend the matter giving rise to the claim. The Indemnified Party shall tender the defense of a Third Party Claim to the Indemnifying Party.
     The Indemnified Party shall not have the right to defend or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party; provided, however, that with respect to any claim under Section 10.6 of the Contribution Agreement, the Indemnifying Party shall be solely responsible for the fees and expenses of outside counsel retained by the Indemnified Party to represent the Indemnified Party in any such contest, defense, litigation or settlement. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to defend and settle as herein provided, the Indemnifying Party shall have the right to contest, defend and litigate the Third Party Claim and shall have the right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable; provided that in any event the Indemnifying Party shall consult with the Indemnified Party with respect to settling such matter which decision shall be made by mutual agreement of the Indemnifying Party and the Indemnified Party, not to be unreasonably withheld by either. All expenses (including without limitation attorneys’ fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by

40

an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (w) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (x) enter into any settlement that attributes by its terms liability to the Indemnified Party, (y) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice or (z) enter into any settlement which would, or could reasonably be expected to, result in or relate to either a material nonmonetary obligation or restriction of any kind whatsoever being imposed upon the Indemnified Party or Damages other than Damages which are indemnifiable under this Article XII; provided, however, that the Indemnifying Party may enter into the settlements described in (w) and (y) above if (1) such settlement is not in any way materially damaging or harmful to the Partnership’s business or the Indemnified Parties, as the case may be, and (2) the Indemnifying Party agrees to remain liable to the Indemnified Party for indemnification with respect to such claim indefinitely thereafter. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article XII shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept the defense of a Third Party Claim tendered pursuant to this Section 12.4, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim; provided that the Indemnifying Party shall be entitled to participate, at its expense, with counsel of its choice, and any settlement shall be approved by the Indemnifying Party, such approval not to be unreasonably withheld, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and subject to the preceding sentence may settle such Third Party Claim, either before or after the initiation of litigation. If, pursuant to this Section 12.4, the Indemnified Party so defends or (except as hereinafter provided) settles a Third Party Claim, for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys’ fees and other expenses of defending the Third Party Claim which is incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys’ fees and other expenses.
     12.5 Other Indemnification Claims. The Indemnified Party shall give the Indemnifying Party prompt notice of any Indemnification Claim (other than a Third Party Claim) specifying the basis hereunder upon which the Indemnified Party’s claim for indemnification is asserted. No failure to give notice of a claim shall affect the indemnification obligations of the Indemnifying Party hereunder, except to the extent that the Indemnifying Party can demonstrate that such failure materially prejudiced such Indemnifying Party’s ability to successfully defend or otherwise respond to the matter giving rise to the claim. In respect of any Indemnification Claim other than a Third Party Claim, the Partnership shall provide the Indemnifying Party with the opportunity and all appropriate access to the applicable facilities, personnel, books and records necessary to respond to such Indemnification Claim.

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ARTICLE XIII
GENERAL PROVISIONS
     13.1 Mediation. Each Partner agrees that, in the event of any dispute among such Partners regarding the interpretation or application of any provision of this Agreement other than with respect to a potential reduction in the Percentage Interest of MNG and its Affiliates pursuant to the procedures set forth in Section 12.2 of this Agreement (including any dispute regarding the operation of the Partnership that cannot be resolved by the procedures created by the provisions of this Agreement), it will follow the following procedures:
          (a) it will give each other Partner written notice of the matter in dispute;
          (b) it will negotiate reasonably and in good faith with the other Partners in order to resolve such dispute for a period of not less than fifteen (15) business days following receipt of the notice in (a);
          (c) if the dispute has not been resolved by negotiation pursuant to (b), it will cooperate with the other Partners to submit the dispute to an independent mediator (to be selected by the unanimous consent of the Partners, which shall only be withheld on the basis of good faith concerns about the independence or adequacy of expertise of the proposed mediator) who shall have ten (10) business days after the matter is fully submitted to him or her to propose a settlement of the dispute;
          (d) if any Partner refuses, in its sole and unreviewable discretion to accept the proposed resolution of the mediator, it shall give prompt written notice of such refusal to the other Partners and, at any time following receipt of any such notice, any Partner shall be free to pursue any legal, equitable or other remedies available to it regarding the matter in dispute.
     Notwithstanding the foregoing, no Partner shall be required to pursue the notice, negotiation or mediation steps set forth above if it determines, reasonably and in good faith, the delay involved in such procedure would cause irreparable, material harm to it or its interest in the Partnership.
     13.2 Notices. Unless otherwise specifically provided in this Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing, directed or addressed to the respective addresses set forth in Schedule 13.2 attached hereto, and shall be either (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service, (iii) mailed postage prepaid by registered or certified mail, or (iv) transmitted by facsimile, with receipt confirmed. Such notices shall be effective: (a) in the case of hand deliveries when received; (b) in the case of an overnight delivery service, when received in accordance with the records of such delivery service; (c) in the case of registered or certified mail, upon the date received by the addressee as determined by the U.S. Postal Service; and (d) in the case of facsimile notices, when electronic indication of receipt is received. Any party may change its address and facsimile number by written notice to the other parties given in accordance with this Section 13.2.

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     13.3 Confidentiality. Each of the Partners agrees that, except as required by law, legal process, government regulators, or as reasonably necessary for performance of its obligations or enforcement of its rights under this Agreement, without the prior written consent of the other Partners, it will treat and hold as confidential (and not disclose or provide access to any person other than such Partner’s attorneys or accountants) and it will cause its Affiliates, officers, managers, partners, employees and agents to treat and hold as confidential (and not divulge or provide access to any person) all information relating to (i) the business of the Partnership and (ii) any patents, inventions, designs, know-how, trade secrets or other intellectual property relating to the Partnership, in each case excluding (A) information in the public domain when received by such Partner or thereafter in the public domain through sources other than such Partner, (B) information lawfully received by such Partner from a third party not subject to a confidentiality obligation and (C) information developed independently by such Partner. The obligations of the Partners hereunder shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, provided, however, that prior to disclosing such confidential information to any party other than a governmental agency exercising its ordinary regulatory oversight of a Partner, a Partner shall notify the Partnership thereof, which notice shall include the basis upon which such Partner believes the information is required to be disclosed. This Section 13.3 shall survive for a period of four years with respect to any Partner that withdraws from the Partnership and, with respect to any dissolution or termination of the Partnership pursuant to Article X hereof, for a period of time agreed by the all of Partners.
     13.4 Entire Agreement, Etc. This Agreement, together with the Contribution Agreement, constitutes the entire agreement among all of the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements and understandings among all of them. No course of prior dealings among all of the parties shall be relevant to supplement or explain any term used in the Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or the acquiescing party has knowledge of the nature of the performance and an opportunity for objection. All waivers, amendments and modifications of this Agreement must be in writing, executed by a duly authorized officer of the party against whom enforcement of any waiver, modification or consent is sought. No waiver of any terms or conditions of this Agreement in one instance shall operate as a waiver of any other term or condition or as a waiver in any other instance.
     13.5 Construction Principles. As used in this Agreement words in any gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and article and section headings in this Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provisions of this Agreement.
     13.6 Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, each of which when so executed will be an original, but all of which together will constitute one and the same instrument.

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     13.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the parties’ expectations regarding this Agreement. Otherwise, the parties hereto agree to replace any invalid or unenforceable provision with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
     13.8 Expenses. The Initial Partners each agree to bear their own costs for all matters involved in the negotiation, execution and performance of this Agreement and related transactions unless otherwise specified herein.
     13.9 Governing Law and Venue. The validity and construction of this Agreement shall be governed by the internal laws (and not the principles of conflict of laws) of the State of Delaware. Subject to the provisions of this Agreement with respect to the resolution by the parties hereto of disputes hereunder pursuant to the mediation provisions herein set forth, any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Delaware and, by execution and delivery of this Agreement, each of the parties hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or (provided that process shall be served in any manner referred to in the following sentence) that service of process upon such party is ineffective. Each of the parties hereto agrees that service of process in any such action, suit or proceeding against it with respect to this Agreement may be made upon it in any manner permitted by the laws of the State of Delaware or the federal laws of the United States or as follows: (i) by personal service or by certified or registered mail to the party’s designated agent for such service in such state, or (ii) by certified or registered mail to the party at its address set forth in Schedule 13.2 herein. Service of process in any manner referred to in the preceding sentence shall be deemed, in every respect, effective service of process upon such party.
     13.10 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon, and inure to the benefit of, the Partners and their respective permitted distributees, heirs, successors and assigns.
     13.11 Additional Documents and Acts. Each Partner agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms,

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provisions, and conditions of this Agreement and of the transactions contemplated hereby.
     13.12 No Third Party Beneficiary. This Agreement is made solely for the benefit of the parties hereto and their permitted distributees, heirs, successors and assigns and no other person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.
     13.13 Waiver of Jury Trial. Each of the parties hereto hereby waives trial by jury in any action, proceeding or counterclaim brought by or against it on any matters whatsoever arising out of or in any way connected with this Agreement.
[Balance of Page Left Intentionally Blank]

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     IN WITNESS WHEREOF, each Partner has duly executed this Amended and Restated Partnership Agreement as of the date set forth above.

Gannett Texas L.P.

By:	Gannett Satellite Information Network, Inc.
Its General Partner

By:	/s/ Daniel S. Ehrman, Jr. Daniel S. Ehrman, Jr.
Authorized Representative

Northwest New Mexico Publishing Company

By:	/s/ Joseph J. Lodovic, IV Joseph J. Lodovic, IV
Its: President

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Schedule 13.2
Addresses for Notices
Gannett
Gannett Texas L.P.
c/o Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107
Attn: Daniel S. Ehrman, Jr.
Fax No.: (703) 854-2042
with a copy to:
Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107
Attn: Todd A. Mayman, Esq.
Fax No.: (703) 854-2035
MediaNews
Northwest New Mexico Publishing Company
c/o MediaNews Group, Inc.
1560 Broadway, Suite 2100
Denver, CO 80202
Attn: Joseph J. Lodovic, IV, President
Fax No.: (303) 894-9327
with a copy to:
Howell E. Begle, Jr. and James Modlin
Hughes Hubbard & Reed LLP
1775 I Street, NW, Suite 600
Washington, DC 20006
Fax No.: (202) 721-4646

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Exhibit A
Form of Third Amended and Restated Partnership Agreement
Pursuant to Section 8.11
Third Amended and Restated Partnership Agreement
For
Texas-New Mexico Newspapers Partnership
A Delaware General Partnership
By and Between
Gannett Texas L.P.
And
Northwest New Mexico Publishing Company
[                    , 20___]

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		2

ARTICLE II THE PARTNERSHIP		10
2.1	Formation	10
2.2	Name	10
2.3	Business Purpose	10
2.4	Registered Office and Agent	11
2.5	Term	11
2.6	Principal Place of Business	11
2.7	The Partners	11
2.8	Fiscal Year	11
2.9	Representations and Warranties of the Parties	11

ARTICLE III CAPITAL STRUCTURE AND CONTRIBUTIONS		12
3.1	Capital Contributions	12
3.2	No Other Mandatory Capital Contributions	14
3.3	No Right of Withdrawal	14
3.4	Loans by Third Parties	14

ARTICLE IV CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES		14
4.1	Capital Accounts	14
4.2	Book Allocation	15
4.3	Tax Allocations	16

ARTICLE V DISTRIBUTIONS		17
5.1	Distributions	17

ARTICLE VI ACCOUNTING AND REPORTS		17
6.1	Books and Records	17
6.2	Reports to Partners	18
6.3	Annual Tax Returns	18
6.4	Actions in Event of Audit	19
6.5	Tax Elections	19

ARTICLE VII ACTIONS BY PARTNERS		20
7.1	Meetings	20
7.2	Actions by the Partners	20

ARTICLE VIII MANAGEMENT		20
8.1	The Management Committee	20
8.2	Removal of Members; Vacancies	23
8.3	Meetings of the Management Committee; Notice	23
8.4	Quorum	23
8.5	Voting	24
8.6	Certain Matters Requiring a Unanimous Vote of the Management Committee	24
8.7	Action by Consent	25
8.8	Executive Officers	25

8.9	Provision of Services to Partnership by MediaNews	26
8.10	Partnership Change in Control	27

ARTICLE IX TRANSFER OF PARTNERSHIP INTERESTS; ADDITIONAL AND SUBSTITUTE PARTNERS		28
9.1	Prohibited Transfers	28
9.2	Permitted Transfers by Partners	28
9.3	Substitute Partner	28
9.4	Involuntary Withdrawal by a Partner	29
9.5	Right of First Refusal for Sale of Partnership Interests	29
9.6	Tag-Along Rights Regarding Sales of Partnership Interests	31
9.7	Admission of Additional Partners	32
9.8	Acknowledgment of Pledge of Interests	32
9.9	Rights of First Refusal with Respect to Certain Assets Offered to the Partners	33

ARTICLE X DISSOLUTION AND LIQUIDATION		33
10.1	Dissolution	33
10.2	Election to Continue the Business	34
10.3	Closing of Affairs	35
10.4	Liquidator of the Partnership; In Kind Distribution of Newspapers	36

ARTICLE XI AMENDMENT TO AGREEMENT		37

ARTICLE XII INDEMNIFICATION		37
12.1	General	37
12.2	Indemnification Obligations	37
12.3	Exclusive Remedy	40
12.4	Third Party Claims	40
12.5	Other Indemnification Claims	41

ARTICLE XIII GENERAL PROVISIONS		42
13.1	Mediation	42
13.2	Notices	42
13.3	Confidentiality	43
13.4	Entire Agreement, Etc	43
13.5	Construction Principles	43
13.6	Counterparts	44
13.7	Severability	44
13.8	Expenses	44
13.9	Governing Law and Venue	44
13.10	Binding Effect	45
13.11	Additional Documents and Acts	45
13.12	No Third Party Beneficiary	45
13.13	Waiver of Jury Trial	45

2

THIRD AMENDED AND RESTATED PARTNERSHIP AGREEMENT
FOR
TEXAS-NEW MEXICO NEWSPAPERS PARTNERSHIP
A DELAWARE GENERAL PARTNERSHIP
     THIS THIRD AMENDED AND RESTATED PARTNERSHIP AGREEMENT of Texas-New Mexico Newspapers Partnership, a Delaware general partnership (the “Partnership”), is effective as of the Effective Date (as defined below) by and among Gannett Texas L.P., a Delaware limited partnership (“Gannett”), and Northwest New Mexico Publishing Company, a Delaware Corporation (“MediaNews”), and each other individual or business entity who may hereafter be admitted from time to time as a Partner hereunder. Gannett and MediaNews and any other individual and/or business entity subsequently admitted shall be known as and referred to as “Partners” and individually as a “Partner”.
RECITALS
     WHEREAS, the Partnership was formed as a general partnership under the laws of the State of Delaware on March 17, 2003;
     WHEREAS, the Partnership Agreement entered into by and among Gannett Texas L.P. and New Mexico-Texas MediaNews LLC dated as of March 17, 2003 was amended and restated by the parties as of March 21, 2003 (the “Partnership Agreement”);
     WHEREAS, the Partnership Agreement was amended and restated by Gannett Texas L.P. and TNP Publishing, LLC, a Delaware limited liability company as successor-in-interest to New Mexico-Texas MediaNews, LLC as of December 25, 2005 (the “Amended and Restated Partnership Agreement”);
     WHEREAS the Amended and Restated Partnership Agreement was amended and restated by Gannett Texas L.P. and Northwest New Mexico Publishing Company as successor-in-interest to TNP Publishing, LLC as of July ___, 2006 (the “Second Amended and Restated Partnership Agreement”);
     WHEREAS, on [                    ,___], Gannett received written notice from MNG (as defined below) of a proposed MediaNews Change in Control (as defined below) that either the stockholders or board of directors of MNG intended to accept (the “MNG Notice”);

     WHEREAS, Gannett has exercised its option under Section 8.11(a) of the Second Amended and Restated Partnership Agreement, by giving written notice to MediaNews on [                    ,___], to assume sole authority for the operation and management of the Gannett Designated Newspapers (as defined below) and, as a result thereof, MediaNews has assumed sole authority for the operation and management of the MediaNews Newspapers (as defined below), in each case from and after the Effective Date and pursuant to the terms and conditions of this Agreement; and
     WHEREAS, pursuant to Section 8.11(a) of the Second Amended and Restated Partnership Agreement, the Partners have executed and delivered this Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter expressed, the Partners agree as follows:
ARTICLE I
DEFINITIONS
     “Act” means the Delaware Revised Uniform Partnership Act, as amended.
     “Additional Capital Contributions” means any additional Capital Contributions made pursuant to Section 3.1(b) of this Agreement.
     “Additional Contribution Terms” shall have the meaning ascribed to it in Section 3.1(b) of this Agreement.
     “Additional Partner” means any additional person admitted to the Partnership, pursuant to Section 9.7 of this Agreement, but does not include a Substitute Partner.
     “Affiliate” means any person controlled by, controlling, or under common control with the entity in question.
     “Agreement” means this Third Amended and Restated Partnership Agreement of the Partnership dated [                    ,___].
     “Available Funds” means with respect to any year or other applicable period, all cash received by the Partnership (including from Capital Contributions, proceeds of any disposition of Partnership property, loans to the Partnership, and all Partnership operating income) less all disbursements of cash, including payments of operating expenses, including payments in reduction of Partnership indebtedness and allocations to reasonable reserve accounts as were established with respect to such year or other applicable period pursuant to the Business Plan for such year or, as necessary, to provide for a material contingency which arises, or facts and circumstances which first arose, after the date of the Business Plan, all as reasonably determined by the Management Committee. Partnership expenses shall include those customarily considered expenses under cash basis accounting practices, except that the following adjustments shall be made: (i) depreciation shall not be included as an expense; (ii) the entire amount of prepaid expenses shall be included as an expense in the year paid; (iii)

funds expended for capital improvements or replacements shall be included as an expense in the year paid; and (iv) taxes collected on behalf of governmental entities and paid over to the entities shall not be included in expenses or receipts. If the Management Committee determines that the reserves of the Partnership exceed the amount it deems sufficient for the operation of the Partnership’s business, it shall reduce the reserves to such levels as are deemed appropriate in the reasonable commercial judgment of the Management Committee. Any amount released from such reserves as aforesaid shall be added to Available Funds. Within ten (10) days of the end of each month, the Management Committee shall issue a detailed report to the Partners setting forth the calculations of Available Funds for such preceding month.
     “Book Value” means, with respect to any asset of the Partnership, the adjusted basis of such asset as of the relevant date for federal income tax purposes, except as follows:
          (i) the initial Book Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset;
          (ii) the Book Values of all Partnership assets (including intangible assets such as goodwill) shall be adjusted to equal their respective fair market values as of the following times:
               (A) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;
               (B) the distribution by the Partnership to a Partner of more than a de minimis amount of money or Partnership property as consideration for an Interest in the Partnership; and
               (C) the liquidation of the Partnership within the meaning of Regulation section 1.704-1(b)(2) (iv)(f)(5)(ii);
          (iii) the Book Value of the Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation section 1.704-1(b)(2)(iv)(m); and
          (iv) if the Book Value of an asset has been determined or adjusted pursuant to subsection (i), (ii) or (iii) above, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses and other items allocated pursuant to Section 4.2.
     The foregoing definition of Book Value is intended to comply with the provisions of Regulation section 1.704–1(b)(2)(iv) and shall be interpreted and applied consistently therewith.
     “Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday for the United States government).

     “Business Plans” means an annual operating budget (including estimated capital expenditure requirements) covering the next succeeding fiscal year, or portion of the fiscal year following the Effective Date, with respect to the Gannett Designated Newspapers and the MediaNews Newspapers, prepared pursuant to Section 8.1.
     “Capital Account” means, for each Partner, the capital account maintained by the Partnership for such Partner as described in Section 4.1.
     “Capital Contribution” means the amount of money and the other property (net of any liabilities that the Partnership is considered to assume, or take subject to, pursuant to Code Section 752, except to the extent such liabilities are in fact discharged by the Partners contributing such property) which is contributed by a Partner to the Partnership pursuant to Article III hereof, including Additional Capital Contributions.
     “Capital Expenditure” means all expenditures of a capital nature, including those in relation to the construction of enlargements or additions to any of the assets or facilities owned by the Partnership or York Limited Partnership or for any other acquisitions or improvements thereto of a capital nature, including, without limitation, expenditures for materials, labor, equipment permits, consulting fees, accounting and legal fees, insurance costs, contractors’ fees, and land and easement costs.
     “Chairman” is defined in Section 8.1(a).
     “CNP” means California Newspapers Partnership, a Delaware general partnership, its successors and assigns.
     “CNP Contribution Date” means the date of the Gannett CNP Contribution.
     “CNP EBITDA” means EBITDA of CNP.
     “CNP Partnership Agreement” means the Partnership Agreement for California Newspapers Partnership, a Delaware general partnership, dated July ___, 2006, by and among West Coast MediaNews LLC, Donrey Newspapers LLC, The Sun Company of San Bernardino, California, California Newspapers, Inc., Media West SBC, Inc., and Media West-CNI, Inc.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Contribution Agreement” means those contribution agreements described in Section 3.1 of the Agreement.
     “Depreciation” means, for each Fiscal Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or part thereof, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes, the depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or part thereof bears to such adjusted tax basis. If such asset has a zero adjusted tax basis, the depreciation, amortization or other cost recovery deduction for each Fiscal Year shall be determined under a method reasonably selected by the Tax Matters Partner.
     “Dissolution Committee” means the committee established pursuant to Section 10.4 hereof to serve as the liquidator of the Partnership and to manage the dissolution of the Partnership.
     “Dissolution Notice” means the notice given by an Electing Partner pursuant to Section 10.1(a)(ii), the notice to dissolve the Partnership given by Gannett or MediaNews pursuant to Section 10.1(a)(iii) or any other written notice of a Dissolution Event received by the Partnership from a Partner pursuant to Article X of this Agreement.
     “EBITDA” means, with respect to any entity, the sum of (i) net income after taxes, plus (ii) interest expense that has been deducted in the determination of such net income, plus (iii) federal, state and local income taxes that have been deducted in determining such net income, plus (iv) depreciation and amortization expenses that have been deducted in determining such net income, in each case for the 12-month period ended immediately prior to the date of such determination, and determined on a basis consistent with GAAP, consistently applied.
     “Effective Date” means the next Business Day following the day on which the MediaNews Change in Control referenced in the MNG Notice has been consummated; provided, however, that any right of MediaNews to exercise any drag-along rights pursuant to Section 9.7 of the Second Amended and Restated Partnership Agreement shall be suspended from and after the date of the MNG Notice until either (i) such proposed transaction is consummated (in which event, such rights are automatically terminated pursuant to this Agreement) or (ii) MNG has confirmed in writing to Gannett that such proposed transaction will not be consummated and that the MNG Notice has been revoked (in which event, this Agreement shall be null and void and of no further force or effect).
     “Election Period” means either (i) the Transition Period plus 30 days thereafter, if the MNG Notice is received by Gannett during the Transition Period (and such MNG Notice has not been revoked by MNG), provided that Gannett shall have the right, exercisable in its sole discretion upon notice to the other Partners, to extend the Election Period until a date specified by Gannett occurring at any time during the fiscal year of Gannett Co., Inc. in which the Transition Period expires or the next succeeding fiscal year of Gannett Co., Inc.; or (ii) 30 days following receipt by Gannett of the MNG Notice, if the MNG Notice (which has not been revoked by MNG) is received by Gannett after the expiration of the Transition Period, provided that Gannett shall have the right, exercisable in its sole discretion upon notice to the other Partners, to extend the Election Period until a date specified by Gannett occurring at any time (A) during the fiscal year of Gannett Co., Inc. in which the MNG Notice is received by Gannett, or (B) during the next succeeding fiscal year of Gannett Co., Inc. In the case of either clause

(i) or (ii) above, the Election Period shall automatically be extended by one day for each day which elapses during the period commencing on the date of the MNG Notice and continuing until the Effective Date.
     “Fair Market Value of the Offered Interest” is defined in Section 9.5(f)(ii).
     “Fiscal Year” means the fiscal year of the Partnership as defined in Section 2.8 hereof.
     “Formation Date” is defined in Section 2.5 of this Agreement.
     “GAAP” means United States generally accepted accounting principles, as in effect from time to time.
     “Gannett” means Gannett Texas L.P., a Delaware limited partnership, its successors and assigns.
     “Gannett Claim Notice” is defined in Section 12.2 of this Agreement.
     “Gannett CNP Contribution” means the contribution of the Gannett CNP Interest to the Partnership pursuant to Section 3.1(e).
     “Gannett CNP EBITDA” means the product of CNP EBITDA multiplied by the percentage interest in CNP represented by the Gannett CNP Interest.
     “Gannett CNP Interest” means the entire beneficial ownership interest of Gannett Co., Inc. and its Affiliates in CNP and its property on the CNP Contribution Date.
     “Gannett Designated Newspapers” means all of the assets used, held for use in, located at the premises of, or shown on the financial statements of the newspapers set forth on Schedule 1.1 (a) attached hereto. The assets eligible for selection by Gannett as Gannett Designated Newspapers may include, but not be limited to, (i) all of the types of Gannett Assets and/or MediaNews Assets (in each case, as defined in the Contribution Agreement), as the case may be, and the related current liabilities, associated with such newspapers; and/or (ii) if Gannett has made or committed to make the Gannett CNP Contribution, the Gannett CNP Interest (and, for the purpose of this Agreement, all of the newspapers which at any time are owned by CNP shall be deemed to be located in the geographic region).
     “Gannett Election Notice” means written notice from Gannett to MediaNews of its intention to contribute (or cause to be contributed) the Gannett CNP Interest to the Partnership pursuant to Section 3.1(e), which notice shall specify the date upon which such contribution shall become effective for all purposes of this Agreement.
     “Gannett TNP EBITDA” means the Percentage Interest of Gannett and its Affiliates in the Partnership at the date of determination, multiplied by TNP EBITDA.

     “GANSAT” means Gannett Satellite Information Network, Inc., a Delaware corporation, its successors and assigns.
     “Indebtedness” means those obligations for borrowed money which were assumed by the Partnership as a consequence of, or to which property of the Partnership was subject immediately following the Partner’s initial Capital Contributions (within the meaning of Section 3.1(a) hereof), with the exception of any of the foregoing such obligations which are included in the Working Capital Statements (as defined in the Contribution Agreement).
     “Interest” means, with respect to any Partner at any time, such Partner’s entire beneficial ownership interest in the Partnership and its property at such time, including such Partner’s Capital Account, voting rights (if any), and right to share in Profits and Losses, all items of income, gain, loss, deduction and credit, distributions and all other benefits of the Partnership as specified in this Agreement, together with such Partner’s obligations to comply with all of the terms of this Agreement.
     “Involuntary Transfer” shall have the meaning ascribed thereto in Section 9.4.
     “Majority” means the Partners having a majority of the Percentage Interests.
     “MediaNews” means Northwest New Mexico Publishing Company, a Delaware corporation, its successors and assigns.
     “MediaNews Change in Control” means the occurrence of any transaction or series of transactions as a result of which (i) MNG and Permitted Holders no longer directly or indirectly hold in the aggregate more than 50% of the voting interests of each of TNP Publishing, LLC, Northwest New Mexico Publishing Company and MediaNews Group Interactive, Inc., their successors and assigns, including any Affiliate which on or after the date hereof holds any Interest in the Partnership, or (ii) the sale or other disposition of all or substantially all of the assets of MNG or any of its Affiliates listed in clause (i) except for sales or other dispositions to MNG or any of its Affiliates and/or Permitted Holders, or (iii) a majority of the voting interests of MNG are acquired by a person or entity (or group of persons and entities acting in concert), whether structured as a merger, consolidation, reorganization, sale of stock or otherwise, other than Permitted Holders, in each case of clauses (i) or (ii), without the prior written consent of Gannett, not to be unreasonably withheld. No such approval shall be deemed to have been withheld unreasonably if the proposed transferee (or those controlling the proposed transferee) does not have experience in and a good reputation within the newspaper publishing industry.
     “MediaNews Newspapers” means all of the assets used, held for use in, located at the premises of, or shown on the financial statements of the newspapers set forth on Schedule 1.1 (b) attached hereto. The MediaNews Newspapers may include, but not be limited to (i) all of the types of Gannett Assets and/or MediaNews Assets (in each case, as defined in the Contribution Agreement), as the case may be, and the related current liabilities, associated with such newspapers; and/or (ii) the Gannett CNP Interest, provided that Gannett has made or committed to make the Gannett CNP Contribution and the Gannett CNP Interest is not a Gannett Designated Newspaper.
     “MNG” means MediaNews Group, Inc., a Delaware corporation, its successors and assigns.
     “MNG Notice” is defined in the recitals.
     “Partnership Change in Control” means (i) any occurrence whereby the Percentage Interests directly or indirectly owned by MNG and its Affiliates and Permitted Holders become less than fifty percent (50%) of the total Percentage Interest of all Partners, after giving effect to any reduction in MediaNews’ Percentage Interest occasioned by Gannett’s availing itself of the remedy set forth in Section 12.2 of this Agreement and any additional capital contribution of newspaper assets by MediaNews pursuant to Section 12.2, or (ii) any pledgee, collateral assignee or Transferee (other than MNG and its Affiliates) of all or any portion of the Interest of MNG and its Affiliates, without the prior written consent of Gannett, seeks to be admitted as a Substitute Partner or to exercise any voting rights or other powers granted to MediaNews (including with respect to members of the Management Committee appointed by MediaNews) in this Agreement, or (iii) the occurrence of the Gannett CNP Contribution.
     “Percentage Interest” means, for each Partner, such Partner’s percentage interest as set forth in Section 3.1 hereof as such may be adjusted from time to time in accordance with this Agreement.
     “Permitted Holders” means (i) each of William Dean Singleton, Richard B. Scudder, Joseph J. Lodovic, IV and their respective spouses, ancestors, siblings, descendants (including children or grandchildren by adoption) and the descendants of any of their siblings; (ii) in the event of the incompetence or death of any of the persons described in clause (i), such person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, capital stock of MNG; (iii) any trust created for the benefit of the persons described in clause (i) or (ii) or any trust for the benefit of any such trust; or (iv) any person controlled by any of the persons described in clause (i), (ii) or (iii). For purposes of this definition, “control,” as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities or by contract or otherwise.
     “Profits” and “Losses” means, for each Fiscal Year or part thereof, the taxable income or loss of the Partnership for such Fiscal Year determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:
          (i) any income of the Partnership that is exempt from federal income tax shall be added to such taxable income or loss;

          (ii) any expenditures of the Partnership described in Code section 705(a)(2)(B) or treated as such pursuant to Regulation section 1.704-1(b)(2)(iv)(i) shall be subtracted from such taxable income or loss;
          (iii) any Depreciation for such Fiscal Year or part thereof shall be taken into account in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss;
          (iv) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Book Value of the property disposed of, rather than the adjusted tax basis of such property;
          (v) in the event the Book Value of any Partnership asset is adjusted pursuant to section (ii) or (iii) of the definition of Book Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such assets for purposes of computing Profits and Losses; and
          (vi) such taxable income or loss shall be deemed not to include any income, gain, loss, deduction or other item thereof allocated pursuant to Section 4.3.
     “Regulations” means the income tax regulations promulgated under the Code by the Department of the Treasury, as such regulations may be amended from time to time.
     “Substitute Partner” means a person who has become a substitute Partner pursuant to Section 9.3 hereof, but does not include an Additional Partner.
     “TNP EBITDA” means EBITDA of the Partnership.
     “Transfer” means any sale, assignment, gift, alienation, or other disposition, whether voluntary or by operation of law (other than a transfer which may arise by reason of death or incapacity), of an interest or any portion thereof, but shall not include any pledge, hypothecation or granting of a security interest in such Interest.
     “Transferee” means a purchaser, transferee, assignee (other than any secured party, pledgee or collateral assignee) or any other person who takes, in accordance with the terms of this Agreement, an Interest in the Partnership.
     “Transition Period” means the period commencing on the date of this Agreement and ending on June 30, 2010.
     “Transitional Services Agreement” means a certain agreement among Gannett, GANSAT, MNG and the Partnership dated as of December 25, 2005.
     “York Indemnity Claim” is defined in Section 12.2 of this Agreement.
     “York Joint Operating Agreement” means the Amended and Restated Joint Operating Agreement, dated as of April 30, 2004, by and among York Newspapers, Inc., York Newspapers Holdings, Inc., York Limited Partnership and York Dispatch Publishing Company, LLC.

     “York Limited Partnership Agreement” means the Limited Partnership Agreement, dated as of April 30, 2004, by and among York Newspapers, Inc., York Newspapers Holdings, Inc. and York Dispatch Publishing Company, LLC.
     “York Limited Partnership” means York Newspapers Holdings, L.P., a Delaware limited partnership, its successors and assigns, and its subsidiaries, The York Newspaper Company, a Pennsylvania general partnership, York Newspapers Holdings, LLC, York Dispatch LLC and York Daily Record – York Sunday News LLC, their successors and assigns.
     “York LLC” means York Partnership Holdings LLC, a Delaware limited liability company, its successors and assigns. As of the date hereof, York LLC is a wholly-owned subsidiary of the Partnership and the sole general partner of York Limited Partnership. Northwest New Mexico Publishing Company, successor to Pennsylvania Newspapers Publishing, Inc., is the sole manager of York LLC.
     “York Partnership Interest” has the same meaning as defined in Section 2.5(a) of the Contribution Agreement.
ARTICLE II
THE PARTNERSHIP
     2.1 Formation. The parties hereto have formed a partnership in accordance with the further terms and provisions hereof. Each of the Partners shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a partnership in the State of Delaware and all other jurisdictions where the Partnership shall desire to conduct its business.
     2.2 Name. The name of the Partnership shall be “Texas-New Mexico Newspapers Partnership” and its business shall be carried on in this name with such variations and changes as the Management Committee, in its sole judgment, deems necessary or appropriate to comply with the requirements of the jurisdictions in which the Partnership’s operations are conducted.
     2.3 Business Purpose. The purpose of the Partnership is to carry on any lawful business and to engage in any lawful act or activity for which a partnership may be formed under the laws of the State of Delaware; provided, however, that the business of the Partnership shall, without the unanimous consent of the Management Committee, be limited to activities involving the ownership, operation, and publication (in printed and electronic form) of newspapers and related publications and business activities directly related or incidental to such ownership, operation and publication including, without limitation, commercial printing, alternate distribution services and direct mail activities.

     2.4 Registered Office and Agent. The registered office of the Partnership in the State of Delaware and its registered agent for service of process on the Partnership in the State of Delaware shall be as determined by the Management Committee.
     2.5 Term. The term of the Partnership commenced on March 17, 2003 (the “Formation Date”) and shall continue until December 31, 2053 unless earlier dissolved and liquidated in accordance with Article X hereof.
     2.6 Principal Place of Business. The Partnership shall maintain its principal place of business at 1560 Broadway, Suite 2100, Denver, Colorado 80202, or such other location or locations as the Management Committee may from time to time select.
     2.7 The Partners. The name and place of residence of each Partner is as follows:

NAME	RESIDENCE

Gannett Texas L.P.	c/o Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107

TNP Publishing, LLC	c/o MediaNews Group, Inc,
1560 Broadway, Suite 2100
Denver, CO 80202
     2.8 Fiscal Year. Unless the Tax Matters Partner shall otherwise determine in accordance with Section 706 of the Code, the fiscal year of the Partnership shall end on June 30th of each calendar year.
     2.9 Representations and Warranties of the Parties. Each of the parties represents and warrants that:
          (a) It is a limited partnership, limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;
          (b) It has all requisite power and authority to enter into this Agreement; the execution and delivery by such party of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary partnership or corporate action on the part of such party; and this Agreement has been duly and validly executed and delivered by such party and constitutes (assuming the due and valid execution and delivery of this Agreement by the other parties), the legal, valid and binding obligation of each party, enforceable against each party in accordance with its terms;
          (d) The execution, delivery and performance by such party of this Agreement will not, as of and after the date of this Agreement, result in a breach of any of the terms, provisions or conditions of any agreement to which such party is a party which has a reasonable likelihood of materially and adversely affecting the operations, properties or business of the Partnership or such party’s obligations under this Agreement; and
          (e) The execution and delivery by such party of this Agreement and the formation of the Partnership does not require any filing by it with, or approval or consent of, any governmental authority which has not already been made.
ARTICLE III
CAPITAL STRUCTURE AND CONTRIBUTIONS
     3.1 Capital Contributions.
          (a) Initial Contributions. Each of Gannett and MediaNews has made (or caused to be made) a Capital Contribution to the Partnership as set forth in a contribution agreement among Gannett, Las Cruces Publishing Company, Northwest New Mexico Publishing Company, Carlsbad Publishing Company, and New Mexico – Texas MediaNews Group Interactive, Inc. and dated as of March 14, 2003 (the “Contribution Agreement”). Each of Gannett and MediaNews has made (or will cause to be made) a Capital Contribution to the Partnership as set forth in a contribution agreement among Gannett, MediaNews, Pennsylvania Newspapers Publishing Inc., MediaNews Group Interactive, Inc., MediaNews Group, Inc., TNP Publishing, LLC and the Partnership and dated as of November 30, 2005 (also, for purposes of this Agreement, the “Contribution Agreement”). As a result of such Capital Contributions, effective as of December 25, 2005, Gannett has (or will have) a Percentage Interest in the Partnership of 40.64%, and MediaNews has (or will have) a Percentage Interest in the Partnership of 59.36%. Except as specified in Section 3.1(e), Percentage Interests shall not be adjusted on account of the payment of any sums, or the contribution of any property, treated as a Capital Contribution without the unanimous consent of the Partners.
          (b) Additional Capital Contributions; Interest; and Offset. At any time, and from time to time after the Formation Date, the Management Committee, in its sole and absolute discretion, by unanimous vote, may determine that the Partnership requires additional capital contributions (the “Additional Capital Contributions”) and the amount, terms and conditions thereof. Such Additional Capital Contributions will be used by the Partnership for such activities as are designated by the Management Committee in its approval resolution. All Additional Capital Contributions will be made by the Partners in proportion to their then-current Percentage Interests in the Partnership. In addition, with the unanimous consent of the Management Committee, Additional Capital Contributions may be obtained by the admittance of Additional Partners in accordance with Section 9.8. In the event Additional Partners are admitted, the Percentage Interests of the existing and Additional Partners shall be adjusted as determined by the Management Committee, voting unanimously. From the date of the Management Committee’s determination that an Additional Capital Contribution is required until it has been paid, a Partner’s obligation to make that contribution shall accrue interest at a rate of 9% per annum until the obligation to make the Additional Capital Contribution (and to pay all accrued but unpaid interest, if any, with respect thereto) has been paid in full. All cash distributions to which such Partner shall otherwise be entitled to receive pursuant to Section 5.1(a) hereof, shall instead be retained by the Partnership and credited to the discharge of the obligation to make such Additional Capital Contribution (and to pay all accrued but unpaid interest, if any, with respect thereto). Any amounts so retained shall be treated as distributed to such Partner and, first paid to the Partnership in the amount of the accrued interest and, second, with respect to the remainder thereof, contributed to the Partnership as an Additional Capital Contribution on behalf of the Partner owing such obligation.
          (c) Capital Contributions Required Under Section 12.2; Interest; and Offset. As provided in Section 12.2 of this Agreement, any Partner owing an indemnification obligation to the Partnership arising under Article XII of this Agreement shall make a capital contribution in cash or other immediately available funds in the amount of such obligation promptly upon the determination of such obligation. Furthermore, from the date of the determination of such obligation until the date such capital contribution is made in cash or other immediately available funds, the amount of such obligation shall accrue interest owing to the Partnership at a rate of 9 per cent per annum, and until such obligation (and all accrued interest, if any, with respect thereto) has been paid in full in cash or other immediately available funds, all cash distributions to which a Partner shall otherwise be entitled to receive pursuant to Section 5.1(a) hereof, shall instead be retained by the Partnership and credited to the discharge of the obligation to make such capital contribution and to pay accrued but unpaid interest. Any amounts so retained shall be treated as distributed to such Partner and, first paid to the Partnership in the amount of the accrued interest and, second, with respect to the remainder thereof, contributed to the Partnership as an additional capital contribution on behalf of the Partner owing such obligation.
          (d) Other Contributions. At any time during the term of this Agreement, any Partner may offer to contribute to the Partnership as an additional capital contribution any newspapers, mastheads or related assets owned by it that are located in the State of Texas, the State of New Mexico or the Commonwealth of Pennsylvania. Should the Management Committee, by a unanimous vote, agree to accept such contribution, the Capital Account and, if determined by unanimous vote of the Management Committee, as provided in Section 8.6 hereof, the Percentage Interest, of the contributing Partner will be adjusted upward to reflect the fair market value of such contribution (determined in accordance with the procedures set forth in Section 9.5(f)) and, if determined by unanimous vote of the Management Committee, as provided in Section 8.6 hereof, the Percentage Interest of the other Partners will be adjusted downward proportionately to reflect the increase in the contributing Partner’s Percentage Interest.
          (e) Contribution of Gannett CNP Interest; Increase of Percentage Interest. Following receipt of any MNG Notice by Gannett, and during the Election Period, Gannett shall have the right (but not the obligation) to elect to contribute (or cause to be contributed) all of the Gannett CNP Interest to the Partnership, without obtaining the consent of the Partnership or any other Partner, by sending the Gannett Election Notice in accordance with Section 13.2. Any such contribution to the Partnership shall become effective upon the closing date during the Election Period specified by Gannett in the Gannett Election Notice, and the Partnership shall be admitted as a substitute partner of CNP on such closing date; provided, however, that such contribution shall not become effective unless and until the consummation of the proposed MediaNews Change in Control referenced in the MNG Notice. Effective as of the CNP Contribution Date, Gannett and its Affiliates’ Percentage Interest will be increased to the quotient (expressed as a percentage) of (i) the sum of Gannett CNP EBITDA, plus Gannett TNP EBITDA, divided by (ii) the sum of TNP EBITDA plus Gannett CNP EBITDA.
     3.2 No Other Mandatory Capital Contributions. Except as specified in Section 3.1(b), Section 3.1(c) or Section 12.2, no Partner shall be obligated to make any Additional Capital Contribution to the Partnership’s capital.
     3.3 No Right of Withdrawal. No Partner shall have the right to withdraw any portion of such Partner’s Capital Contributions to, or to receive any distributions from, the Partnership, except as provided in Articles V, IX and X hereof.
     3.4 Loans by Third Parties. Subject to the provisions of Section 8.6 hereof, the Partnership may borrow funds or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose from any Partner or from any person upon such terms as the Management Committee determines, in its sole and absolute discretion, are appropriate.
ARTICLE IV
CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES
     4.1 Capital Accounts. Each Partner shall have a capital account (a “Capital Account”) which account shall be (1) increased by the amount of (a) the Capital Contributions of such Partner, (b) the allocations to such Partner of Profits and items of income or gain pursuant to Section 4.2, and (c) any positive adjustment to such Capital Account by reason of an adjustment to the Book Value of Partnership assets, and (2) decreased by the amount of (x) any cash and the Book Value of any property (net of liabilities secured by such property that such Partner is considered to assume or take subject to under Code section 752) distributed to such Partner, (y) the allocation to such Partner of Losses and items of loss pursuant to Section 4.2, and (z) any negative adjustment to such Capital Account by reason of an adjustment to the Book Value of Partnership assets. In the event of a revaluation of the Book Value of Partnership assets, the Partners’ Capital Accounts shall be adjusted in the same manner as if gain or loss had been recognized on a sale of the assets at their new Book Value. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation.

     4.2 Book Allocation.
          (a) In General. This Section 4.2 sets forth the general rules for book allocations of Profits, Losses and similar items to the Partners as reflected in their Capital Accounts.
          (b) Profits and Losses. Profits shall be allocated to the Partners in proportion to their Percentage Interests. Losses shall be allocated to the Partners in proportion to their Percentage Interests except that any interest expense or other deduction attributable to any Indebtedness (other than any depreciation or amortization deductions attributable to property which is contributed to the Partnership subject to such Indebtedness) and any deductions attributable to any indemnity payments described in Section 12.2 shall be allocated to the Partner that contributed property subject to such Indebtedness or such indemnity payment.
          (c) Special Rules.
               (i) Notwithstanding the general allocation rules set forth in Section 4.2(b), in the case of any deduction allocable to a “nonrecourse liability” (as that term is defined in Regulations Section 1.704-2(b)(3)) and any deduction allocable to a “partner nonrecourse liability” (as that term is defined in Regulations Section 1.704-2(b)(4)), and any minimum gain or partner minimum gain chargeback with respect thereto, shall be subject to the rules applicable thereto and described in Regulations Section 1.704-2.
               (ii) If in the opinion of independent tax counsel for the Partnership, it is necessary to provide special allocation rules in order to avoid a significant risk that a material portion of any allocation set forth in this Article IV would not be respected for federal income tax purposes, the Partners shall negotiate in good faith any amendments to this Agreement as, in the opinion of such counsel, are necessary or desirable, taking into account the interests of the Partners as a whole and all other relevant factors, to avoid or reduce significantly such risk to the extent possible without materially changing the amounts allocable and distributable to any Partner pursuant to this Agreement.
               (iii) If there is a change made, by unanimous vote of the Management Committee in accordance with the provisions of Section 8.6 hereof, in any Partner’s share of the Profits, Losses or other items of the Partnership during any Fiscal Year, allocations among the Partners shall be made in accordance with their interests in the Partnership from time to time during such Fiscal Year in accordance with Code section 706, using the closing-of-the-books method, except that Depreciation with respect to assets not contributed by a Partner shall be deemed to accrue ratably on a daily basis over the entire Fiscal Year during which the corresponding asset is owned by the Partnership.
               (iv) Except as otherwise provided in Sections 4.2(b) and 4.3(b)(i), each item of income, gain, loss, and deduction and all items governed by Code section 702(a) shall be allocated among the Partners in proportion to the allocation of Profits, Losses and other items to the Partners hereunder, provided that to the extent any gain recognized from any disposition of a Partnership asset is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization, such ordinary income shall be allocated among the Partners in the same ratio as the prior allocations of Profits, Losses or other items that included such depreciation or amortization; in no event, however, shall any Partner be allocated ordinary income hereunder in excess of the gain otherwise allocable to each Partner.
     4.3 Tax Allocations.
          (a) In General. Except as set forth in Section 4.3(b), allocations for tax purposes of items of Profit, Loss and other items of income, gain, loss, deduction, credit and distribution therefor, shall be made in the same manner as allocations for book purposes set forth in Section 4.2. All such allocations pursuant to Section 4.3(b) shall be considered made solely for purposes of federal, state and local income taxes, and shall not affect or in any way be taken into account in computing any Partner’s Capital Account or share of Profits, Losses, other items or gain, deduction and distribution pursuant to any provision of this Agreement.
          (b) Special Rules.
               (i) Elimination of Book/Tax Disparities. In determining a Partner’s allocable share of Partnership taxable income, the Partner’s allocable share of each item of Profits and Losses shall be properly adjusted to reflect the difference between such Partner’s share of the adjusted tax basis and the Book Value of Partnership assets used in determining such item under any method adopted by the Tax Matters Partner and allowable under Code Section 704(c), provided, however, that any deductions for depreciation or amortization attributable to property contributed to the Partnership by a Partner shall be allocated to the Partner contributing such property (and, from and after the CNP Contribution Date, any similar allocations made by CNP to the Partnership pursuant to the parenthetical in Section 4.3(b)(i) of the CNP Partnership Agreement shall be allocated to Gannett and its Affiliates). In the event that the method for the allocation of depreciation or amortization deductions attributable to contributed property described in the previous sentence is disallowed, then the Tax Matters Partner shall make such compensating allocations of items including (notwithstanding the second sentence of Section 4.3(a)) such book allocations as are intended to accomplish the same economic result.
               (ii) Tax Credits. Any tax credits shall be allocated among the Partners in accordance with Regulation section 1.704-1(b)(4)(ii), unless the applicable Code provision shall otherwise require.
          (c) Conformity of Reporting. The Partners are aware of the income tax consequences of the allocations made or to be made pursuant to this Article 4 and Section 6.5 and hereby agree to be bound by the provisions of this Article 4 and Section 6.5 in reporting their shares of Partnership profits, gains, income, losses, deductions, credits and other items for income tax purposes.

ARTICLE V
DISTRIBUTIONS
     5.1 Distributions.
          (a) The Partnership shall distribute to the Partners, not less than on a monthly basis within ten (10) days of the end of each month, all Available Funds in proportion to the Partners’ Percentage Interests, except as otherwise provided in this Agreement, including but not limited to the provisions of Sections 3.1(b) and 3.1(c) hereof relating to the Partnership’s retention of sums otherwise distributable to a Partner to discharge the obligation to make certain capital contributions and pay certain accrued but unpaid interest. Except as otherwise provided herein, all distributions shall be made in proportion to the Partners’ Percentage Interests. For the purposes of this Section 5.1(a), any payment of principal or interest by the Partnership with respect to Indebtedness shall be treated as distributed by the Partnership to the Partner that transferred the property to the Partnership to which such Indebtedness relates, and then as contributed to the Partnership by such Partner as an Additional Capital Contribution.
          (b) If a distribution of cash is deemed made pursuant to Section 3.1(b), Section 3.1(c) or the last sentence of Section 5.1(a) and, the distribution is not in proportion to the Partner’s Percentage Interest, then the Management Committee shall adjust subsequent distributions so that the cumulative distributions deemed made pursuant to Section 3.1(b), Section 3.1(c), the last sentence of Section 5.1(a) and this Section 5.1(b) are, in the aggregate, in proportion to the Partners’ Percentage Interests.
ARTICLE VI
ACCOUNTING AND REPORTS
     6.1 Books and Records.
          (a) The Partnership shall maintain or cause to be maintained at an office of the Partnership this Agreement and all amendments thereto and full and accurate books of the Partnership showing all receipts and expenditures, assets and liabilities, Profits and Losses, and all other books, records and information required by the Act as necessary for recording the Partnership’s business and affairs. The Partnership’s books and records shall be maintained in accordance with GAAP except to the extent otherwise provided hereunder for purposes of maintaining Capital Accounts in accordance with Article IV hereof and calculating the Profits or Losses charged or credited thereto. Such documents, books and records shall be maintained at such office or such designated successor office until the expiration of any applicable statutes of limitations for bringing a claim in relation to such documents, books and records.
          (b) Each Partner shall have the right at reasonable times during usual business hours to inspect the facilities of the Partnership, to observe the Partnership’s operations and to examine, audit and make copies of the books of account and other books and records of the Partnership and other books and records relating to the reserves, assets, liabilities and expenses of the Partnership; provided, however, that none of the foregoing activities shall be conducted in a manner that unreasonably interferes with the Partnership’s operations or business or any Partner’s management thereof. Such right may be exercised through any agent or employee of a Partner designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. The Partner making the request shall bear all expenses incurred in any inspection, audit or examination made at such Partner’s behest. Should any inspection, audit or examination disclose any errors or improper charges, the Management Committee shall make, or cause to be made, appropriate adjustments therefor.
     6.2 Reports to Partners.
          (a) As soon as practicable and in any event within thirty (30) days after the end of each accounting period, the Tax Matters Partner shall cause to be prepared and sent to each Partner unaudited statements of income, cash flow and changes in retained earnings and Partners’ equity, for the accounting period in question and from the beginning of such Fiscal Year to the end of such accounting period and an unaudited balance sheet as of the close of such accounting period, all of which shall (i) be prepared in accordance with GAAP (except that certain footnotes may be omitted) and (ii) set forth in each case in comparative form the figures for the same accounting period for the previous Fiscal Year.
          (b) As requested, the Tax Matters Partner shall provide to each Partner such information as may be necessary for them to comply with applicable financial reporting requirements of any competent governmental authorities or agencies or stock exchange on which the securities of any such Partner are listed including, without limitation, the U.S. Securities and Exchange Commission and such information regarding the financial position, business, properties or affairs of the Partnership as a Partner may reasonably request.
          (c) At the end of each accounting period and at the end of each Fiscal Year, the Tax Matters Partner shall prepare or cause to be prepared and sent to each Partner reports of advertising lineage, preprint distribution, circulation, cost and other statistical data in relation to the Partnership’s business during the relevant period.
     6.3 Annual Tax Returns.
          (a) Subject to Section 8.10 hereof, as of December 25, 2005, MediaNews was designated the “Tax Matters Partner” for income tax purposes pursuant to Section 6231 of the Code (or any corresponding provision of state or local law) with respect to all taxable years of the Partnership and is authorized to do whatever is necessary to qualify as such. Subject to Section 8.10 hereof, if MediaNews is no longer a Partner or has resigned as the Tax Matters Partner, the Tax Matters Partner shall be any Partner designated as such by a unanimous vote of the Partners, and in the absence of a unanimous vote, as shall be determined under applicable provisions of the Code and/or Regulations. The Tax Matters Partner shall, as soon as practicable under the circumstances, inform each Partner of all tax-related matters that are, or have the reasonable potential to become, material to the Partnership that come to its attention in its capacity as Tax Matters Partner.
          (b) The Tax Matters Partner shall prepare or cause to be prepared all tax returns required of the Partnership. As soon as practicable after the end of each Fiscal Year, the Tax Matters Partner shall furnish to each Partner such information in the possession of the Tax Matters Partner requested by such Partner as necessary to timely fulfill such Partner’s federal, state, local and foreign tax obligations, including Form K-1, or any similar form as may be required by the Code or the Internal Revenue Service (the “IRS”) or, to the extent any such information is not in the Tax Matters Partner’s possession, the Tax Matters Partner shall take all reasonable steps necessary to have such information provided to the requesting Partner. No later than forty-five (45) business days prior to filing with the IRS, the Tax Matters Partner shall deliver to each Partner for its review a complete copy of the federal income tax return proposed to be filed by the Partnership. The Tax Matters Partner shall consider in good faith, consistent with Section 6.3(c) hereof, any comments of the Partners with respect to such return made within thirty (30) business days of sending the copy of such return. The Partners shall file their individual or corporate returns in a manner consistent with the Partnership tax and information returns.
          (c) The Tax Matters Partner shall, consistent with the Business Plans, use its best efforts to do all acts and take whatever steps are required to maximize, in the aggregate, the federal, state and local income tax advantages available to the Partnership and shall defend all tax audits and litigation with respect thereto. The Tax Matters Partner shall maintain the books, records and tax returns of the Partnership in a manner consistent with the acts, elections and steps taken by the Partnership.
     6.4 Actions in Event of Audit. If an audit of any of the Partnership’s tax returns shall occur, each Partner shall, at the expense of the Partnership, participate in the audit. No Partner may contest, settle or otherwise compromise assertions of the auditing agent which may be adverse to the Partnership or any Partner without the approval of a unanimous Management Committee. The Management Committee may, if it determines that the retention of accountants or other professionals would be in the best interests of the Partnership, retain such accountants or other professionals, to assist in any such audits. The Partnership shall indemnify and reimburse the Management Committee for all expenses, including legal and accounting fees, claims, liabilities, losses, and damages to the extent borne by the Management Committee, incurred in connection with any administrative or judicial proceeding with respect to any audit of the Partnership’s tax returns. The payment of all such expenses to which this indemnification applies shall be made before any distributions are made to the Partners under Article V hereof. Neither the Tax Matters Partner, nor any other person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Management Committee in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Management Committee.
     6.5 Tax Elections. The Tax Matters Partner shall, in its reasonable discretion, determine (x) whether or not to cause the Partnership to file an election under Code section 754 and the Regulations thereunder and a corresponding election under the applicable section of state and local law, (y) which method to apply to any asset of the Partnership under Section 704(c) of the Code consistent with Section 4.3(b) hereof and whether or not to make any other elections provided for under related state and local laws, and (z) any other tax elections.
ARTICLE VII
ACTIONS BY PARTNERS
     7.1 Meetings. Meetings of the Partners shall be held at the place and time designated from time to time unanimously by the Partners. The Partners may take action by the vote of Partners at a meeting in person or by proxy, or without a meeting by written consent. In no instance where action is authorized by written consent need a meeting of Partners be called or noticed.
     7.2 Actions by the Partners. All actions required or permitted to be taken by the Partners with respect to the Partnership require the vote or consent of all of the Partners.
ARTICLE VIII
MANAGEMENT
     8.1 The Management Committee. Subject to Sections 8.1 (c) and 8.1(d) hereof, the business and affairs of the Partnership shall be managed under the direction and authority of a Management Committee as more fully described in this Agreement. No later than April 1 of each year during the term of this Agreement (or, for the year during which the Effective Date occurs, within thirty days after the Effective Date), Gannett shall annually adopt a Business Plan for the Gannett Designated Newspapers and MediaNews shall annually adopt a Business Plan for the MediaNews Newspapers. The Business Plans shall be subject to the unanimous approval of the Management Committee, which such approval shall not be unreasonably withheld or delayed. If the Management Committee fails to approve the Business Plans by June 1 of any year (or, for the year during which the Effective Date occurs, within sixty days after the Effective Date), unless otherwise agreed in writing by Gannett and MediaNews, until such time as new Business Plans have been approved by the Management Committee, the most recent business plan previously approved by the Management Committee shall continue to apply with respect to the applicable newspapers (subject to an increase in the operating budget of two percent (2%) per year since the date of the most recent operating budget included therein).
          (a) Number, Appointment and Term of Managers. The Management Committee shall be comprised of five (5) members. Subject to Section 8.10 hereof, three (3) members shall be appointed by MediaNews and two (2) members shall be appointed by Gannett. The managers shall act solely as the agents of the Partners appointing them. Each manager shall serve at the pleasure of the Partner appointing him and until his successor has been duly appointed, or until his resignation or removal. Each Partner shall also be entitled to designate two non-voting observers to attend and participate in all meetings of the Management Committee. So long as William Dean Singleton is CEO of MediaNews Group, Inc., MediaNews shall elect a chairman of the Management Committee (“Chairman”) who shall have the responsibility for convening and chairing the meetings of the Management Committee. The Chairman may, but need not be, one of the members appointed by MediaNews to the Management Committee, provided however that when acting in his capacity as Chairman he shall not be counted for the purposes of constituting a quorum, nor shall he have any voting rights on matters brought before the Management Committee. If a Chairman has not been elected by MediaNews or in the absence or unavailability of the Chairman, the member who requested the meeting shall convene and chair the meeting. If Mr. Singleton is no longer serving as CEO of MediaNews Group, Inc., a Chairman may be appointed by at least three (3) members of the Management Committee.
          (b) Duties and Powers. The Management Committee may exercise all powers of the Partnership as are expressly afforded to it under this Agreement. Each member of the Management Committee may delegate to a representative by written proxy the right to act on behalf of the member in any respect, including without limitation the right to attend meetings or telephone conferences, to represent that Partner’s appointed member for the purposes of constituting a quorum at a meeting, and to vote upon resolutions with or without a meeting.
          (c) Gannett Designated Newspapers. Except as expressly reserved to the Management Committee in this Agreement, from and after the Effective Date, Gannett shall have complete discretion, power and authority in the management and control of the business of the Gannett Designated Newspapers, shall make all decisions affecting the business of the Gannett Designated Newspapers and shall manage and control the affairs of the Gannett Designated Newspapers to carry out the business and purposes of the Partnership. Without limitation of the generality of the foregoing, with respect to the Gannett Designated Newspapers, Gannett is hereby authorized to:
          (i) establish and maintain bank accounts and to expend Partnership funds to pay operating expenses of the Gannett Designated Newspapers in the ordinary course of business and consistent with the Business Plan for the Gannett Designated Newspapers;
          (ii) employ and discharge such agents, employees, independent contractors, attorneys and accountants as Gannett deems reasonably necessary in the ordinary course of business and consistent with the Business Plan for the Gannett Designated Newspapers;
          (iii) commence, prosecute, defend, compromise, settle and dismiss any claims, proceedings, actions or litigation brought by or against the Partnership, any Partner or their employees or agents in connection with activities arising out of, or connected with, or incident to the Gannett Designated Newspapers, and to engage counsel or others in connection therewith;
          (iv) keep in force such insurance as may be required to reasonably protect the assets of the Gannett Designated Newspapers in the ordinary course of business and consistent with the Business Plan for the Gannett Designated Newspapers;
          (v) acquire by purchase, lease or otherwise any real or personal property which may be necessary or desirable for the operation of the Gannett Designated Newspapers in the ordinary course of business and consistent with the Business Plan for the Gannett Designated Newspapers;
          (vi) operate, maintain, improve, construct, own, sell, convey and/or lease any real or personal property necessary or desirable for the operation of the Gannett Designated Newspapers in the ordinary course of business and consistent with the Business Plan for the Gannett Designated Newspapers;
          (vii) execute any and all agreements, contracts, purchase orders, certifications, instruments and other documents which may be necessary or desirable for the management, maintenance and operation of the Gannett Designated Newspapers in the ordinary course of business and consistent with the Business Plan for the Gannett Designated Newspapers; and
          (viii) take such other actions as Gannett may reasonably believe to be necessary or desirable to manage the affairs of the Gannett Designated Newspapers.
          (d) MediaNews Newspapers. Except as expressly reserved to the Management Committee in this Agreement, from and after the Effective Date, MediaNews shall have complete discretion, power and authority in the management and control of the business of the MediaNews Newspapers, shall make all decisions affecting the business of the MediaNews Newspapers and shall manage and control the affairs of the MediaNews Newspapers to carry out the business and purposes of the Partnership. Without limitation of the generality of the foregoing, with respect to the MediaNews Newspapers, MediaNews is hereby authorized to:
          (i) establish and maintain bank accounts and to expend Partnership funds to pay operating expenses of the MediaNews Newspapers in the ordinary course of business and consistent with the Business Plan for the MediaNews Newspapers;
          (ii) employ and discharge such agents, employees, independent contractors, attorneys and accountants as MediaNews deems reasonably necessary in the ordinary course of business and consistent with the Business Plan for the MediaNews Newspapers;
          (iii) commence, prosecute, defend, compromise, settle and dismiss any claims, proceedings, actions or litigation brought by or against the Partnership, any Partner or their employees or agents in connection with activities arising out of, or connected with, or incident to the MediaNews Newspapers, and to engage counsel or others in connection therewith;
          (iv) keep in force such insurance as may be required to reasonably protect the assets of the MediaNews Newspapers in the ordinary course of business and consistent with the Business Plan for the MediaNews Newspapers;
          (v) acquire by purchase, lease or otherwise any real or personal property which may be necessary or desirable for the operation of the MediaNews Newspapers in the ordinary course of business and consistent with the Business Plan for the MediaNews Newspapers;
          (vi) operate, maintain, improve, construct, own, sell, convey and/or lease any real or personal property necessary or desirable for the operation of the MediaNews Newspapers in the ordinary course of business and consistent with the Business Plan for the MediaNews Newspapers;
          (vii) execute any and all agreements, contracts, purchase orders, certifications, instruments and other documents which may be necessary or desirable for the management, maintenance and operation of the MediaNews Newspapers in the ordinary course of business and consistent with the Business Plan for the MediaNews Newspapers; and
          (viii) take such other actions as MediaNews may reasonably believe to be necessary or desirable to manage the affairs of the MediaNews Newspapers.
     8.2 Removal of Members; Vacancies. A member of the Management Committee may be removed at any time, with or without cause, by the Partner (or Partners) who appointed such member. Any vacancy on the Management Committee resulting from removal, resignation, death or incapacity shall be filled by the Partner (or Partners) who is entitled to appoint such member.
     8.3 Meetings of the Management Committee; Notice. The Management Committee shall meet in regular meetings held at least quarterly at such time and place as may from time to time be determined by the Management Committee either in person or by telephone. Special meetings of the Management Committee may be called by any member. Written notice of regular and special meetings of the Management Committee, stating the place, date and hour of the meeting shall be delivered to each member together with a reasonably detailed agenda for such meeting not less than five Business Days before the date of the meeting, provided, that the foregoing notice requirement may be waived by the Management Committee with respect to any meeting at which at least three (3) members of the Management Committee (including at least one (1) member appointed by Gannett and at least one (1) member appointed by MediaNews) vote for waiver of notice. Notice may be delivered to members in person, by telephone, facsimile, electronic mail or other means of telecommunication.
     8.4 Quorum. Three (3) members of the Management Committee shall constitute a quorum for the transaction of all such business as shall have been set forth with reasonable specificity in the agenda accompanying the notice for such meeting, either in person or by telephone provided that such three (3) (or more) members who are in attendance at such meeting include at least one (1) member appointed by Gannett and at least one (1) member appointed by MediaNews. For the transaction of all other business at a regular or special meeting of the Management Committee, three (3) members of the Management Committee, whether present in person or by telephone, shall again constitute a quorum, provided that such three (3) or more members who are in attendance include at least one (1) member appointed by Gannett and at least one (1) member appointed by MediaNews.
     8.5 Voting. Any matter brought before the Management Committee shall be decided by a majority of members present, except for matters that require a unanimous vote of the Management Committee as provided in this Agreement or as otherwise provided under the laws of the State of Delaware.
     8.6 Certain Matters Requiring a Unanimous Vote of the Management Committee. The Partnership shall not, and Northwest New Mexico Publishing Company (successor to Pennsylvania Newspapers Publishing Inc.) shall cause York Limited Partnership not to, without a unanimous vote of all five (5) members of the Management Committee:
          (a) admit any new Partners to the Partnership or admit any new partners to York Limited Partnership;
          (b) sell, lease, transfer or otherwise dispose of (other than pro rata to the Partners), other than in the ordinary course of business, any assets, property and goodwill of any newspaper or related publication owned by the Partnership or by York Limited Partnership;
          (c) except for distributions to Partners pursuant to Section 5.1 which may be deemed to be advances, commit or cause the Partnership or York Limited Partnership to invest in or purchase the securities of, or any interests of, any person except short-term investments in U.S. Government securities, federally-insured certificates of deposit, repurchase agreements for such securities, or commercial paper rated A-1 or better by Standard and Poor’s or P-1 or better by Moody’s or its equivalent by a nationally recognized statistical rating organization;
          (d) commit or cause the Partnership or York Limited Partnership to acquire all or substantially all of the capital stock or all or substantially all of the assets of any person or business deemed to be material or outside of the ordinary course of business;
          (e) except as provided in Section 3.1(b) or Section 12.2 hereof, obligate the Partners to make any Additional Capital Contribution or, except as provided in Section 3.1(e), adjust any Partner’s Percentage Interest;
          (f) cause the Partnership or York Limited Partnership to create, or enter into, any corporation, partnership, limited liability company, joint venture, association, trust or other business entity or to merge or consolidate with any person;
          (g) except as provided in Section 8.9 hereof, commit or cause the Partnership or York Limited Partnership to enter into any contract, agreement, understanding or transaction (i) with any person, that is other than in the ordinary course of the Partnership’s business, (ii) with a Partner or an affiliate of any Partner, which would have the result of imposing terms or conditions on the Partnership or York Limited Partnership that are more onerous or less advantageous to the Partnership or York Limited Partnership than those customarily provided by such Affiliate to its affiliates or (iii) with a Partner or an Affiliate of any Partner that either involves goods, services or properties of a value of more than $350,000 in the aggregate over the entire term of such contract, agreement, understanding or transaction, or does not reflect standard and customary commercial terms;
          (h) accept the contribution of any additional newspapers or related assets from any Partner as an Additional Capital Contribution under the provisions of Section 3.1(c) hereof;
          (i) commit or cause the Partnership or York Limited Partnership (i) to borrow any funds outside of the ordinary course of business; (ii) to enter into any capitalized lease agreements, which are material or outside of the ordinary course of business, except for refinancings or extensions of any existing indebtedness of the Partnership or York Limited Partnership (including, without limitation, the Indebtedness), (iii) to enter into any hedge agreement, or (iv) to guarantee the indebtedness of any other person or entity;
          (j) make any Capital Expenditures materially in excess of the amounts provided in the Business Plan for such expenditures or which are not in the ordinary course of business;
          (k) except as permitted pursuant to Article X hereof, dissolve or liquidate the Partnership or York Limited Partnership;
          (l) make any material change to the nature of the Partnership’s business as described in Section 2.3 or make any material change to the nature of the business of York Limited Partnership as conducted as of December 25, 2005;
          (m) adopt any portion of the Business Plan which would, of itself, require a unanimous vote of the Management Committee;
          (n) amend, terminate or change in any material respect the Partnership’s existing business relationships at its Texas and New Mexico newspapers with Career Builder or Classified Ventures;
          (o) pledge, assign, hypothecate or grant any security interest in, or with respect to, all or any portion of the York Partnership Interest or any material assets of the York Partnership’s Newspapers or the Partnership; or
          (p) amend or waive any provision of this Agreement, the York Joint Operating Agreement or the York Limited Partnership Agreement (the parties understand and agree, however, that the grant of any such consent or approval with respect to any proposed amendment shall in no way waive or modify any rights of the Partnership or Gannett under the Contribution Agreement).
     8.7 Action by Consent. Any action required or permitted to be taken on behalf of the Partnership at any meeting of the Management Committee may be taken without a meeting by written consent signed by the number of members of the Management Committee required to approve such action, provided that such members include at least one member appointed by each of the Partners.
     8.8 Executive Officers. Gannett shall have the right to appoint senior management of the Gannett Designated Newspapers and MediaNews shall have the right to appoint senior management of the MediaNews Newspapers. Such persons may be employees of Gannett or MediaNews, as the case may be.
     8.9 Provision of Services to Partnership by MediaNews.
          (a) The Partners hereby agree that the Partnership shall obtain from MNG operating, administrative, accounting, electronic media and/or other support services, newsprint purchase services, financial reporting services, human resource services, employee benefit plans and services, risk management services, tax reporting and tax return preparation services and other similar services which MediaNews Group, Inc., a Delaware corporation (“MNG”), provides to its own operating affiliates (collectively, the “MediaNews Support Services”), which MediaNews Support Services shall be provided at MNG’s cost. However, Gannett Satellite Information Network, Inc., a Delaware corporation and the general partner of Gannett (“GANSAT”) shall, unless the Partnership requests otherwise, continue to provide newsprint purchase services to the Partnership’s newspapers located in Texas and New Mexico. Newsprint purchased for the Partnership by GANSAT shall be provided at GANSAT’s cost, including all vendor discounts related to newsprint purchased by the Partnership. Newsprint purchased for the Partnership by MNG shall be provided at MNG’s cost, including all vendor discounts related to newsprint purchased by the Partnership.
          (b) For periods on and after December 31, 2005, Partnership employees shall participate in defined contribution retirement, welfare and other employee benefit plans made available by MNG (the “New Plans”), and, as of December 31, 2005, Partnership employees ceased active participation in employee benefit plans made available through Gannett (the “Gannett Plans”) (except as otherwise provided in the Transitional Services Agreement). Additionally, on an ongoing basis for periods after December 31, 2005, Gannett shall be entitled to charge the Partnership, in accordance with past practice, for the Partnership’s portion of the cost for retiree medical or life insurance for those former Partnership employees receiving retiree medical or life insurance benefits as of December 31, 2005 under Gannett’s retiree medical or life insurance plans (no individual who is employed by the Partnership on or after December 31, 2005 shall be entitled to receive benefits under Gannett’s retiree medical or life insurance plans). From and after December 31, 2005 (or such later date set forth in the Transitional Services Agreement), Gannett shall be solely responsible for, and without charge to the Partnership, continuing to provide long-term disability benefits and workers’ compensation benefits to Partnership employees who are entitled to such benefits under Gannett’s plans as of December 31, 2005. As of December 31, 2005 (or such later date set forth in the Transitional Services Agreement), the New Plans shall provide short-term disability benefits to Partnership employees receiving such benefits as of such date and shall provide the coverage required by Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA to individuals who are entitled to or receiving such coverage as of such date by virtue of being, or their connection with, a current or former Partnership employee. Except as set forth in this Section, Gannett shall be solely responsible and liable for providing all benefits accrued under the Gannett Plans. For purposes of the New Plans, (A) each Partnership employee shall be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent coverage under such New Plan is comparable to a Gannett Plan or compensation arrangements or agreements in which such Partnership employee participated immediately before December 31, 2005; and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Partnership employee, MNG shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and MNG shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Gannett Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Additionally, MNG shall credit Partnership employees with their service with Gannett or its affiliates for purposes of eligibility to participate, vesting and determining such employees’ entitlement to a level of benefits (but not for purposes of benefit accrual) under all employee plans, programs or arrangements made available by MNG to Partnership employees after December 31, 2005. All services and supplies, including employee benefits, shall be provided to the Partnership at cost without any administrative charge, allocation of internal expenses or adjustment for overhead or any other direct or indirect payment to MNG or GANSAT, or their affiliates.
          (c) MNG, by agreeing to provide MediaNews Support Services, agrees to perform those services with the degree of care that a reasonably prudent person would exercise and shall not enter into any transaction in which it may have a conflict of interest without the unanimous consent of the members of the Management Committee. If MNG should at anytime, due to bankruptcy, insolvency or similar incapacity, become unable to continue to provide such services on behalf of the Partnership, the Partners shall, by mutual agreement, make appropriate arrangements for the provision of such services by one or more of the other Partners or their Affiliates, or by one or more third parties.
     8.10 Partnership Change in Control. In the event of a Partnership Change in Control, Gannett shall have the right, exercisable in its sole discretion from time to time by giving not less than two (2) Business Days prior written notice to MediaNews at any time following a Partnership Change in Control, to cause some or all of the following changes to occur, which change(s) shall be effective from and after the effective date (the “Effective Date”) of the change specified in any such notice: (i) Gannett shall have the right to appoint three (3) of the five (5) members of the Management Committee and MediaNews shall have the right to appoint two (2) members of the Management Committee and, if Gannett exercises such right, the members serving on the Management Committee immediately prior to the Effective Date shall be deemed to have been removed by the Partners who appointed them as of the Effective Date; and (ii) Gannett shall have the right to be designated the Tax Matters Partner of the Partnership and, if Gannett exercises such right, MediaNews shall no longer serve as the Tax Matters Partner. From and after the Effective Date, MediaNews will, at its expense, (x) execute and deliver, or cause to be executed and delivered, such documents to Gannett and the Partnership (including, but not limited to, any amendments to this Agreement) and take such actions as Gannett may reasonably request in order to effect the foregoing changes; and (y) use all reasonable efforts to obtain any third party consents or approvals which may be necessary in connection with any of the foregoing changes.
ARTICLE IX
TRANSFER OF PARTNERSHIP INTERESTS;
ADDITIONAL AND SUBSTITUTE PARTNERS
     9.1 Prohibited Transfers. No Partner may Transfer its Interest or any part thereof in any way whatsoever, and any such Transfer in violation of this Article IX shall be null and void as against the Partnership, except as otherwise permitted herein or provided by law, and the Transferring or withdrawing Partners shall be liable to the Partnership and the other Partners for all damages that they may sustain as a result of such attempted Transfer or withdrawal.
     9.2 Permitted Transfers by Partners. No Partner may Transfer all or a portion of its Interest unless all of the conditions set forth in Section 9.5 have been satisfied, in addition to each of the following conditions:
          (a) the Partner desiring to consummate such Transfer (the “Assigning Partner”), and the prospective Transferee each execute, acknowledge and deliver to all the other Partners such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably satisfactory in form and substance to all the Partners;
          (b) the Transfer will not violate any federal or state laws;
          (c) the Transfer will not cause any violation of or an event of default under, or result in acceleration of any indebtedness under, any note, mortgage, loan, or similar instrument or document to which the Partnership is a party;
          (d) the Transfer will not cause a material adverse tax consequence to the Partnership or any of the Partners including but not limited to any material adverse tax consequence resulting, directly or indirectly, from the termination of the Partnership under section 708 of the Code;
          (e) the Transfer will not cause the Partnership to be classified as an entity other than a partnership for purposes of the Code; and
          (f) except for transfers of a Partner’s Interest to an Affiliate of such Partner, any amendments to this Agreement required by or made a condition by any Partner to its consent to the transfer, have been made.
     9.3 Substitute Partner. A Transferee of the whole or any part of an Interest who satisfies all of the conditions referenced in Section 9.2 hereof shall have the right to become a Partner in place of the Assigning Partner only if all of the following conditions are satisfied:
          (a) the fully executed and acknowledged written instrument of assignment that has been filed with the Partnership sets forth a statement of the intention of the Assigning Partner that the Transferee become a Substitute Partner in its place;
          (b) the Transferee executes, adopts and acknowledges this Agreement (as it may be amended) and agrees to assume all the obligations of the Assigning Partner; and
          (c) any costs of the Transfer incurred by the Partnership shall have been reimbursed by the Assigning Partner or the Transferee to the Partnership.
     9.4 Involuntary Withdrawal by a Partner. With respect to the Transfer of a Partner’s Interest due to bankruptcy, or other insolvency, involuntary dissolution or liquidation, and any foreclosure (or other exercise of remedies by a party holding a security interest in such Interest) (each, an “Involuntary Transfer”), the Partner with respect to whom such event occurred shall forthwith cease to be a Partner and shall have no rights or powers as a Partner except for such rights as are specified pursuant to Articles III, IV and V and Section 10.3(b) hereof.
     9.5 Right of First Refusal for Sale of Partnership Interests.
          (a) No Partner may voluntarily Transfer all or any part of its Interest in the Partnership to any party (i) in any case prior to December 31, 2008 or (ii) after that date unless it has complied with the procedures of Section 9.2 and first offers to sell such Interest to the other Partner(s) pursuant to the terms of this Section 9.5; provided that this Section 9.5 shall not be applicable with respect to a Transfer to an Affiliate of the transferring Partner.
          (b) A Partner (the “Offering Partner”) who has received a firm, written, bona fide offer from a third-party for its Interest (a “Third Party Offer”) or who has otherwise determined to offer its Interest for sale shall, before offering such Interest or agreeing to accept such offer for such Interest (in either case, the “Offered Interest”), give written notice to the other Partners that are not Affiliates of the Offering Partner (each an “Option Partner”) of such offer or intent including, in the case of a Third Party Offer, a copy of such Third Party Offer and a complete description thereof including, by way of example but not of limitation, the nature and extent of such Third Party Offer, the purchase price therein, the terms of payment and the time for performance.
          (c) Upon receiving the Offering Partner’s written notice pursuant to Section 9.5(b), the Option Partner(s) shall have a period of thirty (30) days following the date of receipt by the Option Partner of the Offering Partner’s notice to elect to purchase the Offered Interest at the price determined in accordance with Section 9.5(f). If an Option Partner desires to purchase the Offered Interest it shall give written notice to the Offering Partner in the manner set forth in Section 13.2 hereof within such 30-day period. To be effective, this notice must be received by the Offering Partner within such 30-day period. In no event may the Option Partner(s) elect to acquire less than all of the Offered Interest. To the extent there is more than one Option Partner, the Option Partners accepting such offer shall be jointly and severally liable to the Offering Partner to purchase all of the Offered Interest.

          (d) The closing of the sale and purchase of the Offered Interest shall be promptly completed, but in any event, to the extent practicable, within ninety (90) days after the receipt of the Option Partner(s)’ notice of acceptance (or such later date as necessary to obtain any necessary regulatory approvals). The Management Committee shall assist in coordinating the closing. At the closing, the Offering Partner shall sell the Offered Interest, free and clear of all liens and encumbrances, and execute and deliver such assignment(s) and all other documents or other instruments of assignment or conveyance necessary to effect and evidence the assignment. At the closing, the Option Partner(s) shall deliver to the Offering Partner cash, a certified or official bank check or shall pay by wire transfer of immediately available funds for the applicable purchase price.
          (e) If the Option Partner(s) do not elect to purchase all of the Offered Interest pursuant to this Section 9.5, then the Offering Partner shall be free to sell, assign, transfer, pledge, encumber or otherwise dispose of the Offered Interest pursuant to the Third Party Offer or, in the case of a non-Third Party Offer, to any third party for an amount equal to Fair Market Value of the Offered Interest, as hereunder determined, in either case, within six month’s after the date of the Option Partner(s)’ notice of refusal or after the expiration of the 30-day response period, whichever occurs first. For purposes of this Section 9.5(e), a sale shall be deemed made when there is executed a legally binding agreement between the Offering Partner and the prospective purchaser, subject to no condition or contingency which permits the prospective purchaser to terminate or cancel the agreement, except for the default of the Offering Partner, and routine approvals or conditions. If a sale within the meaning of this Section 9.5(e) is not made within such 6-month period, then the Offered Interest shall remain subject to the restrictions of this Agreement and must again be first offered to the Option Partner(s) if the Offering Partner thereafter wishes to sell its Interest to a third party.
          (f) (i) In the case of a Third Party Offer, if the consideration offered by the prospective purchaser is offered in cash and/or a promissory note or other similar instrument to be issued by the prospective purchaser, the price shall be the price offered by such prospective purchaser. If (A) the consideration offered by the prospective purchaser is offered in a form other than cash and/or a promissory note or other similar instrument or (B) the Offering Partner has not received a Third Party Offer, then in either case, the price shall be the Fair Market Value of the Offered Interest, as defined below.
               (ii) For the purposes of this Agreement, “Fair Market Value of the Offered Interest” shall be the amount that would be paid for the Offered Interest in the Partnership as a going concern, on a consolidated basis, by a willing buyer to a willing seller. The Offering Partner and the Option Partner(s) may mutually agree as to the Fair Market Value of the Offered Interest in question. If the Offering Partner and the Option Partner(s) are unable to agree on the Fair Market Value of the Offered Interest within fifteen (15) days after the Offering Partner’s written notice of the proposed sale, then in such event Fair Market Value of the Offered Interest shall be determined pursuant to Section 9.5(f)(iii) by two independent qualified appraisers, one to be appointed by the Offering Partner and the other to be appointed by the Option Partner(s).

               (iii) The two independent appraisers shall be appointed within fifteen (15) days after receipt by the Option Partner(s) of the notice of proposed sale. If either side fails to appoint an appraiser within such period, then its right to do so shall lapse and the appraisal made by the one independent appraiser who is timely appointed shall be the Fair Market Value of the Offered Interest. If two appraisals are made, and if the two appraised values differ by less than 15 percent, Fair Market Value of the Offered Interest shall be the average of the two appraisals, and if the two appraised values differ by more than 15 percent, the two appraisers shall jointly select a third appraiser and, the Fair Market Value of the Offered Interest shall be the average of the two of the three appraisals that are closest together in amount. All appraisals shall be made within thirty (30) days of appointment of an appraiser, and written notice of the results of such appraisals shall be given to all parties within such 30-day period. The Fair Market Value of the Offered Interest shall be determined based upon the value of the Partnership in its entirety as a going concern, with the Offering Partner receiving a proportionate part of such total value based upon its Percentage Interest. In making any appraisal hereunder, all debts and liabilities shall be taken into account. Each side shall pay the fees of the appraiser selected by them.
     9.6 Tag-Along Rights Regarding Sales of Partnership Interests.
          (a) Except for Transfers of a Partner’s Interest to an Affiliate of such Partner and except following an Involuntary Transfer of a Partner’s Interest, in any case where a Partner has declined to exercise its rights of first refusal under Section 9.5, no Partner (the “Tag-Along Offeror”) shall, individually or collectively, in any one transaction or series of transactions, directly or indirectly, sell or otherwise dispose of its Interest, to any person (a “Third Party”) unless the terms and conditions of such sale or other disposition to such Third Party shall include an offer to each other Partner (each, a “Tag-Along Offeree”) to include, at the option of each Tag-Along Offeree, in the sale or other disposition to the Third Party, such Tag-Along Offeree’s Interest (the “Tag-Along Right”). Each Partner proposing to effect such a sale or other disposition shall send a written notice (the “Tag-Along Notice”) to each of the Tag-Along Offerees setting forth the terms of the offer. At any time within 15 days after its receipt of the Tag-Along Notice, each Tag-Along Offeree may exercise its Tag-Along Option by furnishing written notice of such exercise (the “Tag-Along Exercise Notice”) to the Tag-Along Offeror.
          (b) If the proposed sale or other disposition to the Third Party by the Partner providing the Tag-Along Notice is consummated, each Tag-Along Offeree shall have the right to sell such Third Party all of its Interest.
          (c) Each Partner participating in the sale or other disposition to the Third Party shall have the right, in their sole discretion, at all times prior to consummation of the proposed sale or other disposition giving rise to the Tag-Along Right granted by this Section to abandon, rescind, annul, withdraw or otherwise terminate such sale or other disposition as it relates to such Partner’s Interest whereupon that Partner’s Tag-Along Rights in respect of such sale or other disposition pursuant to this Section shall become null and void, and neither the Tag-Along Offeror nor the Third Party shall have any liability or obligations to the withdrawing Tag-Along

Offeree with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.
          (d) The purchase of each Tag-Along Offeree’s Interest pursuant to this Section shall be on the same terms and conditions, including but not limited to the purchase price (as adjusted for any difference in size of the respective Interest’s), as are applicable to the Partner giving the Tag-Along Notice, which shall be stated in such Tag-Along Notice. In determining the purchase price of any Interest under this Section, the aggregate purchase price of all Interests being acquired by the Third Party shall be increased to the extent any of the selling Partners shall receive additional compensation (A) for covenants not to compete or (B) for services (such as pursuant to consulting agreements or management agreements) which are in excess of the amounts which would be payable for comparable services as a result of an arm’s-length transaction.
          (e) If, within 15 days after receipt of a Tag-Along Notice, any Tag-Along Offeree has not delivered a Tag-Along Exercise Notice, such Tag-Along Offeree will be deemed to have waived any and all of its rights with respect to the sale or other disposition of Interests described in such Tag-Along Notice and the other Partners shall have 135 days following the expiration of such 15-day period in which to consummate such sale or other disposition on terms not more favorable to such other Partners than those described in the Tag-Along Notice. If, at the end of 150 days following receipt of such Tag-Along Notice, the sale or other disposition described therein has not been completed, then all restrictions on sale or other disposition contained in this Agreement shall again be in effect.
     9.7 Admission of Additional Partners. A person shall become an Additional Partner only if and when each of the following conditions is satisfied:
          (a) the Management Committee, unanimously and in its sole and absolute discretion, determine the Additional Contribution Terms;
          (b) the Partnership has complied with the terms of Section 3.1(b);
          (c) all of the Partners consent in writing to such admission, which consent may be withheld by any such Partner in its sole and absolute discretion;
          (d) the Management Committee receives written instruments (including, without limitation, such person’s consent to be bound by this Agreement (as it may be amended) as an Additional Partner) that are in a form satisfactory to the Management Committee (as determined in its sole and absolute discretion);
          (e) the Partnership has received such person’s Capital Contribution; and,
          (f) any amendments to this Agreement required by or made a condition by any Partner to its consent to the transfer, have been made.
     9.8 Acknowledgment of Pledge of Interests. Gannett hereby (i) acknowledges that MediaNews’ Interest in the Partnership has been pledged as security under an Amended and Restated Credit Agreement dated as of December 30, 2003, as currently amended, among MediaNews Group, Inc., Bank of America, N.A., and other banks, as amended, substituted, refinanced, renewed or replaced (without regard to the amount of credit extended thereunder or the identity of the lenders or agents with respect thereto) and (ii) without limitation of its rights under Section 8.10, agrees that any foreclosure on such pledge shall not be deemed a Transfer for purposes of Sections 9.3, 9.5 and 9.6 (but shall be deemed an Involuntary Transfer pursuant to Section 9.4).
     9.9 Rights of First Refusal with Respect to Certain Assets Offered to the Partners. With respect to any offer or sale of substantially all of the assets, properties and goodwill of: (a) any newspapers or related publications a majority of the circulation of which occurs in the State of New Mexico, with the exception of McKinley county, Bernalillo county, and Santa Fe county; (b) any newspapers or related publications a majority of the circulation of which occurs in the counties of Adams, Berks, Cumberland, Dauphin, Franklin, Lancaster, Lebanon, Perry or York in the Commonwealth of Pennsylvania or in El Paso county, Texas; or (c) any radio or television station licensed in Dona Ana, Otero, or Eddy counties, New Mexico or the El Paso television DMA or the Harrisburg-Lancaster-Lebanon-York television DMA that is made to either Gannett or MediaNews or their respective Affiliates during the term of this Agreement (other than offers which relate to assets, properties and goodwill which the party receiving such offer is, as of the date of this Agreement, contractually obligated to offer to a third person an equity interest therein, or other investment opportunity with respect thereto), such party (the “Notifying Party”) shall give prompt written notice of such offer to the other Partner. Should the other Partner give written notice to the Notifying Party of its approval of the negotiation for the acquisition of such assets, properties and goodwill by the Partnership within 10 days of its receipt of the Notifying Party’s notice of the offering of such assets, the Notifying Party shall not negotiate to acquire such assets, properties and goodwill for its own account, and the Notifying Party shall instead permit the Partnership to negotiate for the acquisition of such assets, properties and goodwill from the seller of such assets. Should the other Partner fail to provide the Notifying Party such written notice of approval, the Notifying Party may proceed to acquire such assets, properties and goodwill for its own account and ownership.
ARTICLE X
DISSOLUTION AND LIQUIDATION
     10.1 Dissolution.
          (a) The Partnership shall be dissolved upon the first to occur (each a “Dissolution Event”):
               (i) December 31, 2053;
               (ii) Upon the election by written notice to the other Partners by one or more Partners (the “Electing Partner”) to terminate the Partnership prior to December 31, 2053 in connection with an Involuntary Transfer of the Electing Partner’s Interest or to the extent required by the Electing Partner to effect compliance with the provisions of any indenture applicable to publicly held indebtedness of the Electing Partner;

               (iii) Upon the election by Gannett or MediaNews to dissolve the Partnership at any time after December 25, 2012 (or, if Gannett has made the Gannett CNP Contribution, seven years and one day after the CNP Contribution Date), by giving written notice to the other Partners after such date of its election to cause the Partnership to be dissolved and liquidated in accordance with Section 10.4; or
               (iv) The occurrence of any other event specified under the Delaware Uniform Partnership Law (6 Del. C. 1953, Section 1501 et seq.) as one effecting such dissolution.
          (c) Notwithstanding the provisions of subsection (a)(ii) above, a dissolution of the Partnership (other than a dissolution described in Section 10.1(a)(iii) hereof) shall not occur if, within 10 business days of receipt of the written notice described in subsection (a)(ii) above, the Partners other than the Partner who is the Electing Partner provide written notice to the Electing Partner of their election to continue the business of the Partnership and of their undertaking to cause the Partnership to enter into a contract to redeem all of the Interest in the Partnership of the Electing Partner, in exchange for a distribution of cash equal to the then-determined fair market value of such Interest (net of any liabilities allocable to such Interest) plus the amounts described in the second to last sentence of Section 10.1(c) within 2 years of the date the fair market value of such Interest is determined under this Section 10.1(b). Such fair market value shall be determined in accordance with the procedures set forth in Section 9.5(a) through (f) above, provided, however, that the period for negotiation between the Partners set forth in Section 9.5(f)(ii) shall be 90 days. At the time such fair market value is determined, the Interest of the Electing Partner in the Partnership shall terminate and Electing Partner shall be treated as a “retiring partner” for purposes of Code Section 736 and the payment described in this Section 10.1(b) shall be treated as described in Code Section 736(b).
          (c) Upon the date of the determination of such fair market value, the Electing Partner’s right to receive any distribution or allocation of Profits from the Partnership under Section 4.2(b) shall convert automatically into a first priority interest in the Profits of the Partnership equal to the product of (x) the determined fair market value of such Interest and (y) LIBOR plus (I) 1 percent for the first 6-month period following the date of determination of the fair market value; (II) 2 percent for the seventh through ninth months following the date of determination of the fair market value; (III) 3 percent for the tenth through twelfth months following the date of determination of the fair market value; (IV) 4 percent for the thirteenth through fifteenth months following the date of determination of the fair market value; (V) 5 percent for the sixteenth through eighteenth months following the date of determination of the fair market value; (VI) 6 percent for the nineteenth through twenty-first months following the date of determination of the fair market value; and (VII) 7 percent for the twenty-second through twenty-fourth months following the date of determination of the fair market value. The payments described in this Section 10.1(c) shall be treated as distributions of partnership income as described in Code Section 736(a).
     10.2 Election to Continue the Business. The Partnership shall also not be dissolved pursuant to a Dissolution Event specified in Sections 10.1(a)(i) or (iv) (except as otherwise provided in the Act), if, within 20 business days of such Dissolution Event, all the remaining Partners unanimously agree in writing to continue the business of the Partnership.
     10.3 Closing of Affairs.
          (a) In the event of the dissolution of the Partnership for any reason prior to December 25, 2012 (or, if Gannett has made the Gannett CNP Contribution, prior to seven years and one day after the CNP Contribution Date), and in the absence of an election pursuant to Sections 10.1(b) or 10.2 hereof to continue the business of the Partnership, the Dissolution Committee shall commence to close the affairs of the Partnership, to liquidate or retain for distribution to the Partners its investments and to terminate the Partnership, in each instance in such manner as the Dissolution Committee may reasonably determine to be appropriate, provided, however, that no distribution of any Partnership property shall be made to any of the Partners (except for in kind distributions pursuant to Section 10.4(b) hereof, which Section shall apply to any Dissolution Event occurring after December 25, 2012 or, if Gannett has made the Gannett CNP Contribution, any Dissolution Event occurring at any time subsequent to seven years and one day after the CNP Contribution Date) except upon the prior approval of all of the Partners. Upon complete liquidation of the Partnership’s property and compliance with the distribution provisions set forth in Section 10.3(b) hereof, the Partnership shall cease to be such, and the Dissolution Committee shall cause to be executed, acknowledged and filed all certificates necessary to terminate the Partnership.
          (b) In liquidating the Partnership in accordance with Section 10.3(a) hereof, the assets of the Partnership shall be applied to the extent permitted by the Act in the following order of priority:
               (i) First, to pay the costs and expenses of the closing of the affairs and liquidation of the Partnership;
               (ii) Second, to pay the matured debts and liabilities of the Partnership;
               (iii) Third, to establish reserves adequate to meet any and all contingent or unforeseen liabilities or obligations of the Partnership, provided that at the expiration of such period of time as the Dissolution Committee may deem advisable, the balance of such reserves remaining after the payment of such contingencies or liabilities shall be distributed as hereinafter provided;
               (iv) Fourth, to all Partners in proportion to each Partner’s Percentage Interest in the Partnership, after taking appropriate account of, and making appropriate adjustments for, (A) any Indebtedness then remaining outstanding which is attributable to any Partnership assets previously contributed by a particular partner, and (B) any portion of any required capital contributions or accrued but unpaid interest described in either Section 3.1(b) or 3.1(c) of this Agreement which then remains outstanding, (provided, however, that to the extent that any Partner has a finally adjudicated indemnity obligation to any other Partner, any distribution that would otherwise be distributed to the Partner subject to such obligation shall be distributed to the Partner(s) entitled to the benefit of the indemnity obligation to the extent thereof).
          (c) No Partner shall have any obligation to restore a deficit balance in its Capital Account.
     10.4 Liquidator of the Partnership; In Kind Distribution of Newspapers.
          (a) A committee of six (6) persons, three (3) of which are to be appointed by Gannett and three (3) of which are to be appointed by MediaNews, pursuant to the procedures in Section 8.1, which committee shall act only by unanimous consent (collectively, the “Dissolution Committee”), shall serve as the liquidator of the Partnership to wind up the affairs of the Partnership.
          (b) In connection with any Dissolution Event occurring after December 25, 2012 (or, if Gannett has made the Gannett CNP Contribution, any Dissolution Event occurring at any time subsequent to seven years and one day after the CNP Contribution Date), in the absence of an election pursuant to Sections 10.1(b) or 10.2 hereof to continue the business of the Partnership, the Dissolution Committee shall, unless otherwise agreed to by the Partners, make an in kind distribution of the assets of the Gannett Designated Newspapers to Gannett and an in kind distribution of the MediaNews Newspapers to MediaNews. In liquidating the Partnership, the Dissolution Committee, in its reasonable discretion, shall apply the assets of the Partnership as provided in Sections 10.3(b) and (c), except that the Dissolution Committee may require liabilities of the Partnership associated with a newspaper of the Partnership that is distributed in kind to not be paid and instead to be assumed by the Partner that is to receive the in kind distribution of such newspaper assets. Any Partner receiving an in kind distribution of newspaper assets shall enter into a reasonable and customary cross-indemnification agreement in favor of the Partnership and the other Partner(s) with respect to the liabilities of the newspaper that is distributed in kind, in form and substance reasonably acceptable to the Dissolution Committee. The Dissolution Committee, in its capacity as liquidator, (x) shall have the right to compel each Partner to contribute an appropriate amount of cash to the Partnership to the extent necessary to equalize the relative values of the newspaper assets to be distributed in kind to the Partners, and /or (y) shall distribute an appropriate amount of cash to address any differences in the relative values of assets (taking into account any assumed liabilities) and cash distributed to the Partners. Prior to making any liquidating distributions, the Dissolution Committee shall furnish each of the Partners with a statement that shall set forth the values of the assets and liabilities of the Partnership as of the date of dissolution and as of the date of the planned liquidation, the share of each Partner thereof and a description of the newspaper assets and/or cash that each Partner is to receive as its liquidating distribution, the amount of cash (if any) that is to be contributed by any Partner, and a reasonably detailed report of the manner of disposition of the assets of the Partnership, and such statement and report shall be final and binding on the Partners and the Partnership. If, however, the Dissolution Committee is unable to agree upon the terms of such statement and report within thirty (30) days after the date of the applicable Dissolution Notice, the fair market values of the assets of the Partnership shall be determined consistent with the approach set forth in Section 9.5(f), and the Dissolution Committee shall distribute the property and/or cash of the Partnership in accordance with such determination of values. The unanimous determination of the Dissolution Committee as to the value of each of the Partnership’s assets, or the determination of the appraisers appointed pursuant to Section 9.5(f), as applicable, shall conclusively establish the value of the Partnership’s properties and shall be final and binding upon the Partners and the Partnership. From and after the date of the applicable Dissolution Notice, each of the Partners and their Affiliates will, at their expense, (1) execute and deliver to the other Partners and the Partnership such documents and take such actions as the Dissolution Committee may reasonably request in order to effect such dissolution and winding up of the affairs of the Partnership; and (2) use all reasonable efforts to obtain any third party consents or approvals (including, but not limited to, approvals of governmental authorities) which may be necessary in connection with the dissolution and winding up of the affairs of the Partnership.
ARTICLE XI
AMENDMENT TO AGREEMENT
     Amendments to this Agreement and to the Certificate of Formation of the Partnership shall be approved in writing by all of the Partners. An amendment shall become effective as of the date specified in the Partners’ approval or if none is specified as of the date of such approval or as otherwise provided in the Act.
ARTICLE XII
INDEMNIFICATION
     12.1 General. From and after the Closing, the Partners shall indemnify each other as provided in this Article XII. As used in this Agreement, the term “Damages” shall mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses (including, without limitation, any adverse tax consequences to other parties arising directly or indirectly from a violation of a covenant in this Agreement by a party and reduction in profits and diminution in the value of an interest in the Partnership), fines, deficiencies, interest, penalties, damages, judgments, costs and expenses, including, without limitation: reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses sustained or incurred in connection with the defense or investigation of any such claim.
     12.2 Indemnification Obligations. Notwithstanding any other provision of this Agreement, each party (an “Indemnifying Party”) shall defend, indemnify, save and keep harmless the other Partners, their Affiliates, the Partnership, York LLC and their respective successors and permitted assigns (collectively, the “Indemnified Parties”) against and from any and all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

          (a) any breach of any representation or warranty made by the Indemnifying Party in this Agreement;
          (b) any breach by the Indemnifying Party of, or failure by the Indemnifying Party to comply with, any of its covenants or obligations under this Agreement (including, without limitation, their obligations under this Article XII); or
          (c) any indemnification obligation of such party or any Affiliate thereof arising under the provisions of Article X of the Contribution Agreement.
     Except as provided in the succeeding two paragraphs of this Section 12.2, any indemnification obligation arising under this Article XII and/or Article X of the Contribution Agreement shall be discharged by a capital contribution by the Partner owing such obligation to the Partnership in the amount of the Damages relating thereto. Any payment by the Partnership of Damages to which an indemnification obligation relates shall be charged as a distribution to the Indemnifying Partner and taken into account for purposes of current and future distributions made by the Partnership pursuant to Section 5.1. In addition, no item of Partnership property shall be revalued to reflect such indemnification payment. From the date of determination of such obligation (which shall be the date agreed by the parties or the date of a final binding determination by a mediator or the date of a final, non-appealable determination by a court of competent jurisdiction, as applicable) and until such obligation (and all accrued interest, if any, with respect thereto) has been paid in full in cash or other immediately available funds, all cash distributions to which a Partner shall otherwise be entitled to receive pursuant to Section 5.1(a) hereof, shall instead be retained by the Partnership and credited to the discharge of the obligation to make such capital contribution and to pay accrued but unpaid interest as provided in Section 3.1(c) hereof.
     Notwithstanding any other provision of this Agreement to the contrary, in the event any indemnification obligation arises under Section 10.6 of the Contribution Agreement and Gannett reasonably determines that such claim is likely to result in Damages which would impact more than one fiscal year of the Partnership (each, a “York Indemnity Claim”), Gannett shall have the option to invoke the remedy described in this paragraph with respect to such York Indemnity Claim in lieu of the remedies described in the immediately preceding paragraph of this Section. Such option may be exercised by Gannett, in its sole discretion, by providing written notice to the Partnership and MediaNews (each, a “Gannett Claim Notice”), within thirty (30) days of any such determination, which sets forth with reasonable specificity the basis for the claim for indemnification, the nature of the claim and the basis and methodology for calculating the amount of the proposed reduction in the MediaNews Percentage Interest and the proportionate increase in the Gannett Percentage Interest as a result of such York Indemnity Claim. The parties agree that of MediaNews’ 59.36% Percentage Interest, a 29.50% Percentage Interest shall be treated by the parties as being attributable to the contribution of the York Partnership Interest to the Partnership pursuant to Section 2.5(a) of the Contribution Agreement. With respect to any York Indemnity Claim subject to a Gannett Claim Notice, the parties agree that MediaNews’ Percentage Interest shall be adjusted to the following percentage: (I) the sum of (a) the excess of 59.36 over 29.50 plus (b) the product of 29.50 times a fraction, the numerator of which is the fair market value of the York Partnership Interest on the date of the Gannett Claim Notice (taking into account all Damages resulting from or arising out of or by virtue of such York Indemnity Claim, including, but not limited to, the adverse effect, on a present value basis, of any changes which impact the subsequent business or operations of the York Limited Partnership) and the denominator of which is the fair market value of the York Partnership Interest immediately prior to the date that such indemnification obligation first arose (for purposes of clarification, this fraction cannot be greater than 1), divided by (II) 100 plus the amount described in (I)(b) above minus 29.50.
     If MediaNews objects to the proposed reduction in the MediaNews Percentage Interest set forth in the Gannett Claim Notice, MediaNews shall notify Gannett in writing of the basis for its objection within fifteen (15) business days after receipt of the Gannett Claim Notice and, pursuant to the procedures set forth in Section 13.1 hereof (except that no further written notice of the matter in dispute shall be required), the parties shall attempt to agree upon the fair market values of the York Partnership Interests for purposes of the applicable fraction set forth above. If the parties are unable to agree on the fair market values of the York Partnership Interest pursuant to Section 13.1, then MediaNews shall select an independent qualified appraiser (with the concurrence of Gannett, which concurrence shall not be unreasonably withheld) to determine the fair market values of the York Partnership Interests for purposes of the applicable fraction set forth above, and the parties shall abide by the conclusions of such appraiser which shall be final and binding upon the parties. The Partnership shall pay the fees of any such appraiser. Any indemnification obligation with respect to a York Indemnification Claim subject to a Gannett Claim Notice shall be discharged upon a reduction in the MediaNews Percentage Interest and proportionate increase in the Gannett Percentage Interest pursuant to this paragraph, and such discharge shall be effective as of the date of the applicable Gannett Claim Notice. Notwithstanding the preceding sentence, from and after the date of any Gannett Claim Notice, unless otherwise agreed by the parties, all cash distributions to which MediaNews shall otherwise be entitled to receive pursuant to Section 5.1(a) hereof shall continue to be distributed to MediaNews until (i) MediaNews has made an additional capital contribution to the Partnership pursuant to the next paragraph of this Section or (ii) MediaNews has failed to exercise its option to make an additional capital contribution to the Partnership within the 30-day period referenced in the next paragraph of this Section, in either of which events, any future distributions to which MediaNews would otherwise be entitled to receive pursuant to Section 5.1(a) hereof shall be equitably adjusted (including accrued interest at a rate of 5% per annum), retroactive to the date of the Gannett Claim Notice, to take into account the period during which the MediaNews Percentage Interest was reduced from and after the date of the Gannett Claim Notice.
     If, as a consequence of Gannett’s invoking the remedy described in the preceding two paragraphs of this Section, the Percentage Interest of MNG and its Affiliates would be decreased to less than 51%, MediaNews shall have the option, exercisable by written notice to Gannett within 30 days of a final determination of the amount by which MediaNews’ Percentage Interest is to decrease pursuant to the preceding two paragraphs, to contribute to the Partnership additional newspapers, mastheads or related assets owned by it, provided that any such proposed additional capital contribution shall be subject to Gannett’s reasonable concurrence, which such concurrence shall not be unreasonably withheld; and provided, further, that no such proposed additional capital contribution shall cause Gannett’s Percentage Interest to be decreased to a level of less than 90% of the Gannett Percentage Interest which was in effect immediately prior to the date of the Gannett Claim Notice which gave rise to such reduction in MediaNews’ Percentage Interest, without obtaining the prior written consent of Gannett, which may be withheld in Gannett’s sole discretion. Upon receipt by the Partnership of an additional capital contribution pursuant to this paragraph, the Capital Account and Percentage Interest of the contributing Partner(s) will be adjusted upward to reflect the fair market value of such contribution (determined in accordance with the procedures set forth in Section 9.5(f)) and, subject to the terms of the immediately preceding sentence, the Percentage Interest of the other Partner(s) will be adjusted downward proportionately to reflect the increase in the contributing Partner’s Percentage Interest.
     12.3 Exclusive Remedy. The sole and exclusive remedy of Indemnified Parties with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article XII and the Contribution Agreement.
     12.4 Third Party Claims. Promptly following the receipt of notice of any claim for Damages or for equitable relief which are asserted or threatened by a party other than the parties hereto, their successors or permitted assigns (a “Third Party Claim”), the party receiving the notice of the Third Party Claim shall (a) notify the other Partners in writing in accordance with Section 13.2 hereof of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice and (b) if the party giving such notice is an Indemnified Party, specifying the basis hereunder upon which the Indemnified Party’s claim for indemnification is asserted. No failure to give notice of a claim shall affect the indemnification obligations of the Indemnifying Party hereunder, except to the extent that the Indemnifying Party can demonstrate that such failure materially prejudiced such Indemnifying Party’s ability to successfully defend the matter giving rise to the claim. The Indemnified Party shall tender the defense of a Third Party Claim to the Indemnifying Party.
     The Indemnified Party shall not have the right to defend or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party; provided, however, that with respect to any claim under Section 10.6 of the Contribution Agreement, the Indemnifying Party shall be solely responsible for the fees and expenses of outside counsel retained by the Indemnified Party to represent the Indemnified Party in any such contest, defense, litigation or settlement. The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to defend and settle as herein provided, the Indemnifying Party shall have the right to contest, defend and litigate the Third Party Claim and shall have the right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable; provided that in any event the Indemnifying Party shall consult with the Indemnified Party with respect to settling such matter which decision shall be made by mutual agreement of the Indemnifying Party and the Indemnified Party, not to be unreasonably withheld by either. All expenses (including without limitation attorneys’ fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (w) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (x) enter into any settlement that attributes by its terms liability to the Indemnified Party, (y) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice or (z) enter into any settlement which would, or could reasonably be expected to, result in or relate to either a material nonmonetary obligation or restriction of any kind whatsoever being imposed upon the Indemnified Party or Damages other than Damages which are indemnifiable under this Article XII; provided, however, that the Indemnifying Party may enter into the settlements described in (w) and (y) above if (1) such settlement is not in any way materially damaging or harmful to the Partnership’s business or the Indemnified Parties, as the case may be, and (2) the Indemnifying Party agrees to remain liable to the Indemnified Party for indemnification with respect to such claim indefinitely thereafter. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article XII shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept the defense of a Third Party Claim tendered pursuant to this Section 12.4, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim; provided that the Indemnifying Party shall be entitled to participate, at its expense, with counsel of its choice, and any settlement shall be approved by the Indemnifying Party, such approval not to be unreasonably withheld, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and subject to the preceding sentence may settle such Third Party Claim, either before or after the initiation of litigation. If, pursuant to this Section 12.4, the Indemnified Party so defends or (except as hereinafter provided) settles a Third Party Claim, for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys’ fees and other expenses of defending the Third Party Claim which is incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys’ fees and other expenses.
     12.5 Other Indemnification Claims. The Indemnified Party shall give the Indemnifying Party prompt notice of any Indemnification Claim (other than a Third Party Claim) specifying the basis hereunder upon which the Indemnified Party’s claim for indemnification is asserted. No failure to give notice of a claim shall affect the indemnification obligations of the Indemnifying Party hereunder, except to the extent that the Indemnifying Party can demonstrate that such failure materially prejudiced such Indemnifying Party’s ability to successfully defend or otherwise respond to the matter giving rise to the claim. In respect of any Indemnification Claim other than a Third Party Claim, the Partnership shall provide the Indemnifying Party with the opportunity and all appropriate access to the applicable facilities, personnel, books and records necessary to respond to such Indemnification Claim.
ARTICLE XIII
GENERAL PROVISIONS
     13.1 Mediation. Each Partner agrees that, in the event of any dispute among such Partners regarding the interpretation or application of any provision of this Agreement other than with respect to a potential reduction in the Percentage Interest of MNG and its Affiliates pursuant to the procedures set forth in Section 12.2 of this Agreement (including any dispute regarding the operation of the Partnership that cannot be resolved by the procedures created by the provisions of this Agreement), it will follow the following procedures:
          (a) it will give each other Partner written notice of the matter in dispute;
          (b) it will negotiate reasonably and in good faith with the other Partners in order to resolve such dispute for a period of not less than fifteen (15) business days following receipt of the notice in (a);
          (c) if the dispute has not been resolved by negotiation pursuant to (b), it will cooperate with the other Partners to submit the dispute to an independent mediator (to be selected by the unanimous consent of the Partners, which shall only be withheld on the basis of good faith concerns about the independence or adequacy of expertise of the proposed mediator) who shall have ten (10) business days after the matter is fully submitted to him or her to propose a settlement of the dispute;
          (d) if any Partner refuses, in its sole and unreviewable discretion to accept the proposed resolution of the mediator, it shall give prompt written notice of such refusal to the other Partners and, at any time following receipt of any such notice, any Partner shall be free to pursue any legal, equitable or other remedies available to it regarding the matter in dispute.
     Notwithstanding the foregoing, no Partner shall be required to pursue the notice, negotiation or mediation steps set forth above if it determines, reasonably and in good faith, the delay involved in such procedure would cause irreparable, material harm to it or its interest in the Partnership.
     13.2 Notices. Unless otherwise specifically provided in this Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing, directed or addressed to the respective addresses set forth in Schedule 13.2 attached hereto, and shall be either (i) delivered by hand, (ii) delivered by a nationally recognized commercial overnight delivery service, (iii) mailed postage prepaid by registered or certified mail, or (iv) transmitted by facsimile, with receipt confirmed. Such notices shall be effective: (a) in the case of hand deliveries when received; (b) in the case of an overnight delivery service, when received in accordance with the records of such delivery service; (c) in the case of registered or certified mail, upon the date received by the addressee as determined by the U.S. Postal Service; and (d) in the case of facsimile notices, when electronic indication of receipt is received. Any party may change its address and facsimile number by written notice to the other parties given in accordance with this Section 13.2.
     13.3 Confidentiality. Each of the Partners agrees that, except as required by law, legal process, government regulators, or as reasonably necessary for performance of its obligations or enforcement of its rights under this Agreement, without the prior written consent of the other Partners, it will treat and hold as confidential (and not disclose or provide access to any person other than such Partner’s attorneys or accountants) and it will cause its Affiliates, officers, managers, partners, employees and agents to treat and hold as confidential (and not divulge or provide access to any person) all information relating to (i) the business of the Partnership and (ii) any patents, inventions, designs, know-how, trade secrets or other intellectual property relating to the Partnership, in each case excluding (A) information in the public domain when received by such Partner or thereafter in the public domain through sources other than such Partner, (B) information lawfully received by such Partner from a third party not subject to a confidentiality obligation and (C) information developed independently by such Partner. The obligations of the Partners hereunder shall not apply to the extent that the disclosure of information otherwise determined to be confidential is required by applicable law, provided, however, that prior to disclosing such confidential information to any party other than a governmental agency exercising its ordinary regulatory oversight of a Partner, a Partner shall notify the Partnership thereof, which notice shall include the basis upon which such Partner believes the information is required to be disclosed. This Section 13.3 shall survive for a period of four years with respect to any Partner that withdraws from the Partnership and, with respect to any dissolution or termination of the Partnership pursuant to Article X hereof, for a period of time agreed by the all of Partners.
     13.4 Entire Agreement, Etc. This Agreement, together with the Contribution Agreement, constitutes the entire agreement among all of the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements and understandings among all of them. No course of prior dealings among all of the parties shall be relevant to supplement or explain any term used in the Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or the acquiescing party has knowledge of the nature of the performance and an opportunity for objection. All waivers, amendments and modifications of this Agreement must be in writing, executed by a duly authorized officer of the party against whom enforcement of any waiver, modification or consent is sought. No waiver of any terms or conditions of this Agreement in one instance shall operate as a waiver of any other term or condition or as a waiver in any other instance.
     13.5 Construction Principles. As used in this Agreement words in any gender shall be deemed to include all other genders. The singular shall be deemed to include the plural and vice versa. The captions and article and section headings in this Agreement are inserted for convenience of reference only and are not intended to have significance for the interpretation of or construction of the provisions of this Agreement.
     13.6 Counterparts. This Agreement may be executed in two or more counterparts by the parties hereto, each of which when so executed will be an original, but all of which together will constitute one and the same instrument.
     13.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the parties’ expectations regarding this Agreement. Otherwise, the parties hereto agree to replace any invalid or unenforceable provision with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.
     13.8 Expenses. The Initial Partners each agree to bear their own costs for all matters involved in the negotiation, execution and performance of this Agreement and related transactions unless otherwise specified herein.
     13.9 Governing Law and Venue. The validity and construction of this Agreement shall be governed by the internal laws (and not the principles of conflict of laws) of the State of Delaware. Subject to the provisions of this Agreement with respect to the resolution by the parties hereto of disputes hereunder pursuant to the mediation provisions herein set forth, any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Delaware and, by execution and delivery of this Agreement, each of the parties hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or (provided that process shall be served in any manner referred to in the following sentence) that service of process upon such party is ineffective. Each of the parties hereto agrees that service of process in any such action, suit or proceeding against it with respect to this Agreement may be made upon it in any manner permitted by the laws of the State of Delaware or the federal laws of the United States or as follows: (i) by personal service or by certified or registered mail to the party’s designated agent for such service in such state, or (ii) by certified or registered mail to the party at its address set forth in Schedule 13.2 herein. Service of process in any manner referred to in the preceding sentence shall be deemed, in every respect, effective service of process upon such party.

     13.10 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon, and inure to the benefit of, the Partners and their respective permitted distributees, heirs, successors and assigns.
     13.11 Additional Documents and Acts. Each Partner agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and of the transactions contemplated hereby.
     13.12 No Third Party Beneficiary. This Agreement is made solely for the benefit of the parties hereto and their permitted distributees, heirs, successors and assigns and no other person shall have any rights, interest, or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.
     13.14 Waiver of Jury Trial. Each of the parties hereto hereby waives trial by jury in any action, proceeding or counterclaim brought by or against it on any matters whatsoever arising out of or in any way connected with this Agreement.

     IN WITNESS WHEREOF, each Partner has duly executed this Amended and Restated Partnership Agreement as of the date set forth above.

Gannett Texas L.P.

By:	Gannett Satellite Information Network, Inc.
Its General Partner

By:
Daniel S. Ehrman, Jr.
Authorized Representative

Northwest New Mexico Publishing Company

By:
Ronald A. Mayo
Vice President and Chief Financial Officer

Schedule 1.1(a)
List of Gannett Designated Newspapers
[to be specified in the Gannett Notice in accordance with Section 8.11(b) of the Second
Amended and Restated Partnership Agreement]

Schedule 1.1(b)
List of MediaNews Newspapers
[the Partnership’s newspapers and, if Gannett has made or committed to make the
Gannett CNP Contribution, the Gannett CNP Interest, other than the Gannett
Designated Newspapers]

Schedule 13.2
Addresses for Notices
Gannett
Gannett Texas L.P.
c/o Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107
Attn: Daniel S. Ehrman, Jr.
Fax No.: (703) 854-2042
with a copy to:
Gannett Co., Inc.
7950 Jones Branch Drive
McLean, VA 22107
Attn: Todd A. Mayman, Esq.
Fax No.: (703) 854-2035
MediaNews
Northwest New Mexico Publishing Company
c/o MediaNews Group, Inc.
1560 Broadway, Suite 2100
Denver, CO 80202
Attn: Joseph J. Lodovic, IV, President
Fax No.: (303) 894-9327
with a copy to:
Howell E. Begle, Jr. and James Modlin
Hughes Hubbard & Reed LLP
1775 I Street, NW, Suite 600
Washington, DC 20006
Fax No.: (202) 721-4646

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